Exhibit 10.2

AMENDMENT NO. 11

This Amendment No. 11 (this “Agreement” or “Amendment No. 11”), dated as of October 6, 2025, to the Credit Agreement, dated as of April 24, 2015 (as amended by Amendment No. 1 thereto dated October 21, 2016, as further amended by Amendment No. 2 dated February 9, 2017, as further amended by Amendment No. 3 dated April 27, 2017, as further amended or otherwise modified by Amendment No. 4 and Limited Waiver dated March 18, 2019, as further amended by Amendment No. 5 dated June 24, 2019, as further amended by Amendment No. 6 and Limited Waiver dated February 10, 2020, as further amended by Amendment No. 7 dated December 10, 2020, as further amended by Amendment No. 8 dated March 24, 2023, as further amended by Amendment No. 9 dated June 17, 2024, as further amended by Amendment No. 10 dated April 22, 2025 and as otherwise amended, restated, amended and restated, supplemented or modified prior to the date hereof and after giving effect to the Borrower Assumption Agreement and Joinder Agreement, dated as of May 9, 2017 and the Borrower Assumption and Joinder Agreement dated as of August 4, 2025, the “Credit Agreement”; capitalized terms used in this Amendment No. 11 and not otherwise defined herein shall have the respective meanings given thereto in the Amended Credit Agreement (as defined below)), is made by and among Uniti Group Inc., a Delaware corporation (“Holdings” or the “Parent Guarantor”), Windstream Services, LLC, a Delaware limited liability company (the “Assumed Borrower” or “Parent”), Uniti Group Finance 2019 Inc. (f/k/a Uniti Group Finance Inc.), a Delaware corporation (“FinCo”), CSL CAPITAL, LLC (“CSL Capital” and, collectively with the Parent and Finco, the “Borrowers”), the other Guarantors party hereto, the Lenders party hereto (which together constitute the Required Lenders) and Bank of America, N.A., as Administrative Agent and Collateral Agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to Section 2.16 of the Credit Agreement, the Borrowers and the Revolving Credit Lenders are permitted to extend the maturity date of such Lender’s Revolving Credit Commitments and to otherwise modify the terms of such Lender’s Revolving Credit Commitments in accordance with Section 2.16;

WHEREAS, each Revolving Credit Lender who executes this Amendment No. 11 as an Extended Revolving Credit Lender (as defined below) has agreed to extend the maturity of all of such Revolving Credit Lender’s Extended Revolving Credit Commitments in accordance with the terms and subject to the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Loan Parties, the Administrative Agent and each of the undersigned Lenders, together constituting the Required Lenders, agree to make certain additional changes to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Amendments to the Credit Agreement. Subject to the occurrence of the Amendment No. 11 Effective Date (as defined below):

(i)       the Credit Agreement is, effective as of the Amendment No. 11 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the “Amended Credit Agreement”); and

(ii)       Schedule 1.01(A) to the Credit Agreement is, effective as of the Amendment No. 11 Effective Date, hereby replaced in its entirety with the table attached as Schedule 1 hereto.

2.       Extension of the Revolving Credit Commitments. On the Amendment No. 11 Effective Date, each Existing Revolving Credit Lender that has executed and delivered a counterpart to this Amendment No. 11 as an “Extended Revolving Credit Lender” (each, an “Extended Revolving Credit Lender”) shall have the Maturity Date of its Extended Revolving Credit Commitments outstanding immediately prior to the Amendment No. 11 Effective Date (“Existing Revolving Credit Commitments”) and its Extended Revolving Credit Loans outstanding immediately prior to the Amendment No. 11 Effective Date (“Existing Revolving Credit Loans”) extended to the Maturity Date, as set forth in the Amended Credit Agreement and such Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be outstanding under the Amended Credit Agreement on the terms and conditions set forth therein.

3.       Conditions Precedent to Effectiveness of the Amendments. The amendments set forth in Section 1 and the extension set forth in Section 2 hereof shall become effective on the date when the following conditions are met (the “Amendment No. 11 Effective Date”):

(i) the Administrative Agent shall have received a counterpart signature page of this Amendment No. 11 duly executed by each of the Parent Guarantor, the Borrowers, the Guarantors, the Administrative Agent, the Extended Revolving Credit Lenders (which together constitute the Required Lenders), the Swing Line Lender and the L/C Issuer;

(ii)       the Administrative Agent shall have received the favorable legal opinion of (i) Davis Polk & Wardwell LLP, counsel to the Loan Parties and (ii) Daniel Heard, Esq., general counsel to the Loan Parties, each addressed to the Administrative Agent, the Revolving Credit Lenders, the Swing Line Lender and the L/C Issuer;

(iii)       the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of execution, delivery and performance of this Amendment No. 11, the performance of the Amended Credit Agreement and each other applicable Loan Document, in each case as amended, extended or otherwise modified hereby, and any other legal matters relating to the Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(iv)        the Administrative Agent shall have received a certificate, dated as of the Amendment No. 11 Effective Date, signed by a Responsible Officer certifying that (i) the representations and warranties of each Loan Party contained in Article 5 of the Credit Agreement and in each other Loan Document (including, for the avoidance of doubt, this Amendment No. 11) are true and correct in all material respects as of the Amendment No. 11 Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date); provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they are true and correct in all respects on such respective dates and (ii) as of the Amendment No. 11 Effective Date, no Default or Event of Default exists or will result from the effectiveness of this Amendment No. 11;

(v) the Borrower shall have paid to the Administrative Agent, for the account of each Lender that has delivered a counterpart to this Amendment No. 11 as an Extended Revolving Credit Lender by 12:00 p.m. (New York City time) on September 9, 2025, a non-refundable upfront fee

(the Upfront Fee”) equal to 0.05% of the aggregate amount of each such Lender’s Extended Revolving Credit Commitments;

(vi) the Borrowers shall have paid all fees and amounts due and payable pursuant to this Amendment No. 11, including, to the extent invoiced, reimbursement or payment of documented and reasonable out-of-pocket expenses in connection with this Amendment No. 11 and related matters (including the reasonable and documented fees and expenses of Cahill Gordon & Reindel llp, counsel to the Administrative Agent), any other out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to the Amended Credit Agreement and any fees and expenses payable to the Administrative Agent or its affiliates as separately agreed; and

(vii) upon the reasonable request of any Lender made at least ten days prior to the Amendment No. 11 Effective Date, the Borrower shall have provided to such Lender (i) the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Amendment No. 11 Effective Date, and (ii) a Beneficial Ownership Certification in relation to the Borrower and each Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

4.        Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders as of the Amendment No. 11 Effective Date:

(i) the representations and warranties of each Loan Party contained in Article 5 of the Credit Agreement and in each other Loan Document (including, for the avoidance of doubt, this Amendment No. 11) are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date); provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they are true and correct in all respects on such respective dates;

(ii)       no Default or Event of Default exists or will result from this Amendment No. 11;

(iii) on the Amendment No. 11 Effective Date after giving effect to this Amendment No. 11 and the transactions contemplated hereby, Parent and its Subsidiaries, on a consolidated basis, are Solvent; and

(iv) this Amendment No. 11 has been duly authorized, executed and delivered by each Loan Party and each of this Amendment No. 11 and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each such Loan Party, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

5.        Costs and Expenses. The Borrowers agree to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including the reasonable and documented fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent and the Amendment No. 11 Arrangers) in connection with the preparation, execution, delivery and administration of this Amendment No. 11, the other instruments and documents to be delivered hereunder and related matters with respect to the Loan Documents and transactions contemplated hereby.

6.         Governing Law. This Amendment No. 11 AND ANY CLAIM, CONTROVERSY, DISPUTE, PROCEEDING OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 11 OR THE TRANSACTIONS CONTEMPLATED HEREBY shall be governed by and construed in accordance with the law of the State of New York.

7.         Counterparts. This Amendment No. 11 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment No. 11 may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment No. 11 may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment No. 11. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Extended Revolving Credit Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

8.        SUBMISSION TO JURISDICTION; Waiver of Right of Trial by Jury. SectionS 10.15 AND 10.16 of the Amended Credit Agreement ARE incorporated herein by reference, mutatis mutandis.

9.        Effect of Amendment No. 11. Except as expressly set forth herein, (i) this Amendment No. 11 (including, without limitation, the occurrence of the Amendment No. 11 Effective Date) shall not by implication or otherwise limit, impair, constitute a waiver of (including, without limitation, any Default or Event of Default) or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Amended Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Amended Credit Agreement or any other Loan Document, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect as amended, extended or otherwise modified hereby. This Amendment No. 11 shall constitute a Loan Document and a Loan Extension Agreement for all purposes and from and after the Amendment No. 11 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.

10.       Consent and Reaffirmation. Each of the Loan Parties hereby consents to this Amendment No. 11 and, as of the Amendment No. 11 Effective Date, confirms and reaffirms (i) that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Amended Credit Agreement, (ii) its guaranty of the Obligations as amended, extended or otherwise modified hereby, (iii) its prior pledges and grants of security interests and Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents and (iv) that such Guarantees, prior pledges and grants of security interests and liens on the Collateral to secure the Obligations, as applicable, are and shall continue to be in full force and effect as amended, extended or otherwise modified hereby and do, and shall continue to, inure to the benefit of the Collateral Agent, the Lenders and the other Secured Parties. This Agreement and the amendments, extensions and other modifications contemplated hereunder are not intended as, and shall not constitute, a novation of the Credit Agreement or any other Loan Document.

11.        Amendment No. 11 Lead Arrangers. Each of BofA Securities, Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. J.P. Morgan Securities LLC, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada and TD Securities (USA) LLC is acting as a lead arranger and joint bookrunner (the “Amendment No. 11 Arrangers”) in connection with the Amendment and shall be entitled to all rights, indemnities, privileges and immunities applicable to the “Arrangers” under the Loan Documents in connection herewith and that certain Engagement Letter, dated as of September 5, 2025, among BofA Securities, Inc., Holdings and the Borrower. It is understood that the Amendment No. 11 Arrangers shall have no obligations under this Agreement, the Amended Credit Agreement or the other Loan Documents.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 11 to be duly executed as of the date first above written.

HOLDINGS: UNITI GROUP INC.

By:	/s/ Daniel Heard
Name: Daniel Heard
Title: Senior Executive Vice President, General Counsel and Secretary

BORROWERS: WINDSTREAM SERVICES, LLC
By:	/s/ Daniel Heard
Name: Daniel Heard
Title: Senior Executive Vice President, General Counsel and Secretary

Uniti Group Finance 2019 Inc.
By:	/s/ Daniel Heard
Name: Daniel Heard
Title: Senior Executive Vice President, General Counsel and Secretary

CSL CAPITAL, LLC

By:	/s/ Daniel Heard
Name: Daniel Heard
Title: Senior Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 11]

GUARANTORS: EACH ENTITY LISTED ON ANNEX I HERETO, as a Guarantor

By:	/s/ Daniel Heard
Name: Daniel Heard
Title: Senior Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 11]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Elizabeth Uribe
	Name: Title:	Elizabeth Uribe Assistant Vice President

[Signature Page to Amendment No. 11]

BANK OF AMERICA, N.A., as an Extended Revolving Credit Lender, an Existing Revolving Credit Lender, the Swing Line Lender and the L/C Issuer

By:	/s/ L. Doreen Markowitz
	Name: Title:	L. Doreen Markowitz Director

[Signature Page to Amendment No. 11]

BARCLAYS BANK PLC, as an Extended Revolving Credit Lender

By:	/s/ Nicholas Sibayan
	Name:	Nicholas Sibayan
	Title:	Vice President

[Signature Page to Amendment No. 11]

CITICORP NORTH AMERICA, INC., as an Extended Revolving Credit Lender

By:	/s/ Ioannis Theocharis
	Name:	Ioannis Theocharis
	Title:	Vice President

[Signature Page to Amendment No. 11]

Deutsche Bank AG New York Branch, as an Extended Revolving Credit Lender

By:	/s/ Philip Tancorra
	Name:	Philip Tancorra
	Title:	Director

By:	/s/ Suzan Onal
	Name:	Suzan Onal
	Title:	Director

[Signature Page to Amendment No. 11]

GOLDMAN SACHS BANK USA, as an Extended Revolving Credit Lender

By:	/s/ Dan Starr
	Name:	Dan Starr
	Title:	Authorized Signatory

[Signature Page to Amendment No. 11]

JPMORGAN CHASE BANK, N.A., as an Extended Revolving Credit Lender

By:	/s/ Inderjeet Aneja
	Name:	Inderjeet Aneja
	Title:	Managing Director

[Signature Page to Amendment No. 11]

Morgan Stanley Senior Funding, Inc., as an Extended Revolving Credit Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Vice President

[Signature Page to Amendment No. 11]

ROYAL BANK OF CANADA, as an Extended Revolving Credit Lender

By:	/s/ Alfonse Simone
	Name:	Alfonse Simone
	Title:	Authorized Signatory

[Signature Page to Amendment No. 11]

The Toronto-Dominion Bank, New York Branch, as an Extended Revolving Credit Lender

By:	/s/ Allan Kortan
	Name:	Allan Kortan
	Title:	Authorized Signatory

[Signature Page to Amendment No. 11]

Annex I

Guarantors

1. ANS CONNECT, LLC

2. CONTACT NETWORK, LLC

3. CSL ALABAMA SYSTEM, LLC

4. CSL ARKANSAS SYSTEM, LLC

5. CSL CAPITAL, LLC

6. CSL FLORIDA SYSTEM, LLC

7. CSL GEORGIA REALTY, LLC

8. CSL GEORGIA SYSTEM, LLC

9. CSL IOWA SYSTEM, LLC

10. CSL KENTUCKY SYSTEM, LLC

11. CSL MISSISSIPPI SYSTEM, LLC

12. CSL MISSOURI SYSTEM, LLC

13. CSL NATIONAL GP, LLC

14. CSL NATIONAL, LP

15. CSL NEW MEXICO SYSTEM, LLC

16. CSL NORTH CAROLINA REALTY GP, LLC

17. CSL NORTH CAROLINA REALTY, LP

18. CSL NORTH CAROLINA SYSTEM, LP

19. CSL OHIO SYSTEM, LLC

20. CSL OKLAHOMA SYSTEM, LLC

21. CSL REALTY, LLC

22. CSL TENNESSEE REALTY PARTNER, LLC

23. CSL TENNESSEE REALTY, LLC

24. CSL TEXAS SYSTEM, LLC

25. HUNT TELECOMMUNICATIONS, LLC

26. INFORMATION TRANSPORT SOLUTIONS, LLC

27. NEXUS SYSTEMS, LLC

28. PEG BANDWIDTH DC, LLC

29. PEG BANDWIDTH DE, LLC

30. PEG BANDWIDTH LA, LLC

31. PEG BANDWIDTH MA, LLC

32. PEG BANDWIDTH MD, LLC

33. PEG BANDWIDTH MS, LLC

34. PEG BANDWIDTH NJ, LLC

35. PEG BANDWIDTH NY TELEPHONE CORP.

36. PEG BANDWIDTH PA, LLC

37. PEG BANDWIDTH TX, LLC

38. PEG BANDWIDTH VA, LLC

39. SOUTHERN LIGHT, LLC

40. UNITI DARK FIBER LLC

41. UNITI FIBER 2020 LLC

42. UNITI FIBER HOLDINGS INC.

43. UNITI FIBER LLC

44. UNITI GROUP FINANCE 2019 INC.

45. UNITI GROUP FINANCE LLC

46. UNITI GROUP HOLDCO LLC

47. UNITI GROUP LLC

48. UNITI HOLDINGS LP

49. UNITI LEASING LLC

50. UNITI LEASING X LLC

51. UNITI LEASING XI LLC

52. UNITI LEASING XII LLC

53. UNITI NATIONAL LLC

54. UNITI QRS HOLDINGS LP

55. BOB, LLC

56. Boston Retail Partners LLC

57. Broadview Networks of Virginia, LLC

58. Buffalo Valley Management Services, LLC

59. Business Telecom of Virginia, LLC

60. Cavalier IP TV, LLC

61. Cavalier Telephone, L.L.C.

62. Choice One Communications of Connecticut, LLC (d/b/a One Communications)

63. Choice One Communications of Maine, LLC (d/b/a One Communications)

64. Choice One Communications of Massachusetts, LLC (d/b/a One Communications)

65. Choice One Communications of Ohio, LLC (d/b/a One Communications)

66. Choice One Communications of Rhode Island, LLC (d/b/a One Communications)

67. Choice One Communications of Vermont, LLC (d/b/a One Communications)

68. Choice One of New Hampshire, LLC (d/b/a One Communications)

69. Cinergy Communications Company of Virginia, LLC (d/b/a One Communications)

70. Conestoga Enterprises, LLC

71. Conestoga Management Services, LLC

72. Connecticut Broadband, LLC (d/b/a One Communications)

73. Conversent Communications of Connecticut, LLC

74. Conversent Communications of Maine, LLC

75. Conversent Communications of Massachusetts, LLC

76. Conversent Communications of New Hampshire, LLC

77. Conversent Communications of Rhode Island, LLC

78. CTC Communications of Virginia, LLC

79. D&E Communications, LLC

80. D&E Management Services, LLC

81. Oklahoma Windstream, LLC

82. PaeTec Communications of Virginia, LLC

83. PAETEC iTel, L.L.C.

84. PAETEC, LLC

85. Talk America of Virginia, LLC

86. Teleview, LLC

87. Texas Windstream, LLC

88. US LEC of Alabama LLC

89. US LEC of Florida LLC

90. US LEC of South Carolina LLC

91. US LEC of Tennessee LLC

92. US LEC of Virginia L.L.C.

93. US Xchange, LLC

94. US Xchange of Illinois, L.L.C.

95. US Xchange of Michigan, L.L.C.

96. US Xchange of Wisconsin, L.L.C.

97. Valor Telecommunications of Texas, LLC

98. Windstream Alabama, LLC

99. Windstream Arkansas, LLC

100. Windstream Cavalier, LLC

101. Windstream Communications Kerrville, LLC

102. Windstream Communications Telecom, LLC

103. Windstream Eagle Services, LLC

104. Windstream East Texas, LLC

105. Windstream EN-TEL, LLC

106. Windstream Enterprise Holdings, LLC

107. Windstream Escrow Finance Corp.

108. Windstream Intellectual Property Services, LLC

109. Windstream Iowa Communications, LLC

110. Windstream Iowa-Comm, LLC

111. Windstream KDL-VA, LLC

112. Windstream Kinetic Fiber, LLC

113. Windstream Lakedale Link, LLC

114. Windstream Lakedale, LLC

115. Windstream Leasing, LLC

116. Windstream Lexcom Entertainment, LLC

117. Windstream Long Distance, LLC

118. Windstream Montezuma, LLC

119. Windstream NorthStar, LLC

120. Windstream NuVox Arkansas, LLC

121. Windstream NuVox Illinois, LLC

122. Windstream NuVox Indiana, LLC

123. Windstream NuVox Kansas, LLC

124. Windstream NuVox Oklahoma, LLC

125. Windstream Oklahoma, LLC

126. Windstream South Carolina, LLC

127. Windstream Supply, LLC

128. XETA Technologies, LLC

Schedule 1

Schedule 1.01A

Commitments

Revolving Credit Commitments

Lender	Extended Revolving Credit Commitment	Non-Extended Revolving Credit Commitment
Bank of America, N.A.	$55,555,555.60	-
Barclays Bank PLC	$55,555,555.55	-
Citicorp North America, Inc.	$55,555,555.55	-
Deutsche Bank AG New York Branch	$55,555,555.55	-
Goldman Sachs Bank USA	$55,555,555.55	-
JPMorgan Chase Bank, N.A.	$55,555,555.55	-
Morgan Stanley Senior Funding, Inc.	$37,396,905.02	-
Morgan Stanley Bank, N.A.	$18,158,650.53	-
Royal Bank of Canada	$55,555,555.55	-
The Toronto-Dominion Bank, New York Branch	$55,555,555.55	-
Total	$500,000,000.00	$0.00
Total Revolving Credit Commitments	$500,000,000.00

EXHIBIT A

Amended Credit Agreement

[Attached]

EXHIBIT A

Deal CUSIP Number: 20341UAA7

Extended Revolving Credit Facility CUSIP Number: 20341UAB5

Term Loan CUSIP Number: 20341UAC3

CREDIT AGREEMENT1

Dated as of April 24, 2015

among

Uniti Group Inc.,

(F/K/A COMMUNICATIONS SALES & LEASING, INC.),

as Holdings,

UNITI GROUP LPWINDSTREAM SERVICES, LLC,

as a Borrower,

Uniti Group Finance 2019 Inc.

(F/K/A Uniti Group Finance Inc.),

as a Borrower,

CSL CAPITAL, LLC,

as a Borrower,

THE GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO FROM TIME TO TIME,

And

_______________________

1 Conformed to reflect Amendment No. 1 to the Credit Agreement, dated as of October 21, 2016 (“Amendment No. 1”), Amendment No. 2 to the Credit Agreement, dated as of February 9, 2017 (“Amendment No. 2”), Amendment No. 3 to the Credit Agreement, dated as of April 28, 2017 (“Amendment No. 3”), Amendment No. 4, Limited Waiver to the Credit Agreement, dated as of March 18, 2019 (“Amendment No. 4 and Limited Waiver”), Amendment No. 5 to the Credit Agreement, dated as of June 24, 2019 (“Amendment No. 5”), Amendment No. 6 and Limited Waiver, dated as of February 10, 2020 (“Amendment No. 6 and Limited Waiver”), Amendment No. 7 to the Credit Agreement, dated as of December 10, 2020 (“Amendment No. 7”), Amendment No. 8 to the Credit Agreement, dated as of March 24, 2023 (“Amendment No. 8”), Amendment No. 9 to the Credit Agreement, dated as of June 17, 2024 (“, Amendment No. 9”) and Amendment No. 10 to the Credit Agreement, dated as of April 22, 2025 (“and Amendment No. 10”)11 to the Credit Agreement, dated as of October 6, 2025.

BANK OF AMERICA, N.A.,

as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer

____________________

BANK OF AMERICA, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. MORGAN SECURITIES LLC, Goldman Sachs BANK USA, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada and TD Securities (USA) LLC,

as Joint Lead Arrangers and Bookrunners for Amendment No. 8

____________________

BANK OF AMERICA, N.A., J.P. MORGAN SECURITIES LLC, Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs BANK USA, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities LLC,

as Joint Lead Arrangers and Bookrunners for the Revolving Credit Facility

____________________

J.P. MORGAN SECURITIES LLC, BANK OF AMERICA, N.A., Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Inc., CoBank, ACB, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs BANK USA, Morgan Stanley Senior Funding, Inc., MUFG Union Bank, N.A., Royal Bank of Canada, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities LLC,

as Joint Lead Arrangers and Bookrunners for the Term Loans

_____________________

J.P. MORGAN SECURITIES LLC,

as Syndication Agent

_____________________

BARCLAYS BANK PLC, BNP PARIBAS, CITIBANK, N.A., COBANK, ACB, CREDIT SUISSE SECURITIES (USA) LLC, DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, MORGAN STANLEY SENIOR FUNDING INC., MUFG UNION BANK, N.A., ROYAL BANK OF CANADA, SUNTRUST BANK and WELLS FARGO BANK, N.A.,

as Co-Documentation Agents

TABLE OF CONTENTS2

 _________________

___________________

1 NTD: To be updated.

i

v

SCHEDULES
1.01A	Commitments
1.01B	Letter of Credit Commitments
1.01E	Existing Investments
5.08(b)	Environmental Matters
5.11	Subsidiaries and Other Equity Investments
6.13(a)	Certain Collateral Documents
7.01(g)	Existing Liens
7.02(b)	Existing Indebtedness
7.07	Existing Transactions with Affiliates
7.08	Burdensome Agreements
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of
A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term Note
C-2	Non-Extended Revolving Credit Note
C-3	Swing Line Note
C-4	Extended Revolving Credit Note
D	Compliance Certificate
E	Assignment and Assumption
F	Security Agreement
G-1	Perfection Certificate
G-2	Perfection Certificate Supplement
H	[Reserved]
I-1	Intercreditor Agreement
I-2	Second Lien Intercreditor Agreement
J-1	United States Tax Compliance Certificate
J-2	United States Tax Compliance Certificate
J-3	United States Tax Compliance Certificate
J-4	United States Tax Compliance Certificate
K	Solvency Certificate
L	Dutch Auction Procedures

CREDIT AGREEMENT

This CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of April 24, 2015 among Uniti Group Inc. (f/k/a Communications Sales & Leasing, Inc.), a Maryland, a Delaware corporation (“Holdings”), Uniti Group LPWindstream Services, LLC, a Delaware limited partnershipliability company (the “Assumed Borrower” or “Parent”), Uniti Group Finance 2019 Inc. (f/k/a Uniti Group Finance Inc.), a Delaware corporation (“FinCo”), CSL CAPITAL, LLC (“CSL Capital” and, collectively with the Assumed Borrower and FinCo, the “Borrowers”), the Guarantors party hereto from time to time, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and Bank of America, N.A. (“Bank of America”), as Administrative Agent (this and each other capitalized term used in the introduction and preliminary statements to this agreement having the respective meanings given to them in Article 1), Collateral Agent, the Swing Line Lender and an L/C Issuer.

PRELIMINARY STATEMENTS

The Borrowers have requested that (i) on the Closing Date, the Term Lenders lend to the Borrowers Term Loans in an initial principal amount of $2,140,000,000 in order to finance the Transactions as well as costs and expenses incurred in connection therewith and (ii) from time to time, the Revolving Credit Lenders make Revolving Credit Loans and Swing Line Loans to the Borrowers and the L/C Issuers issue on the account of the Borrowers and their respective Subsidiaries Letters of Credit.

The applicable Lenders have indicated their willingness to lend, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article 1

Definitions and Accounting Terms

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accounting Opinion” has the meaning set forth in Section 6.01(a).

“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Lender” has the meaning set forth in Section 2.14(c).

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.15; provided, that each Additional Refinancing Lender shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld or delayed, to the extent that any such consent would be required from the Administrative Agent under Section 10.06(b)(iii)(B) for an assignment of Loans to such Additional Refinancing Lender, solely to the extent such consent would be required for any assignment to such Lender.

“Additional Revolving Borrower Joinder” means the joinder hereto by any Loan Party, as an additional joint and several Borrower under the Revolving Credit Facility pursuant to a joinder agreement among the Administrative Agent, Parent and such Loan Party in form and substance reasonably acceptable to the Administrative Agent.

“Administrative Agent” means Bank of America, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify Parent and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” of any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise (it being understood and agreed that “control” will not be deemed to exist solely as a result of the possession of registration rights with respect to any securities of such Person); provided that, in no event shall Windstream Holdings or any of its Subsidiaries be deemed to be an Affiliate of Parent or any of its Subsidiaries solely as a result of its ownership of not more than 19.9% of the Capital Stock of Parent.

“Affiliate Transaction” has the meaning set forth in Section 7.07(a).

“Agent Parties” has the meaning set forth in Section 10.02(c).

“Agents” means, collectively, the Administrative Agent and the Collateral Agent, the Co-Documentation Agents and the Syndication Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this credit agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“All-In Yield” means, at any time, with respect to any Term Loan or other Indebtedness, the weighted average yield to stated maturity of such Term Loan or other Indebtedness based on the interest rate or rates applicable thereto and giving effect to all upfront or similar fees or original issue discount payable to the Lenders or other creditors advancing such Term Loan or other Indebtedness with respect thereto (but not arrangement or underwriting fees paid to an arranger for their account) and to any interest rate “floor” (with original issue discount and upfront fees, which shall be deemed to constitute like amounts of original issue discount, being equated to interest margins in a manner consistent with generally accepted financial practice based on an assumed four-year life to maturity). Notwithstanding the foregoing, any “floor” or minimum rate shall only be taken into account in calculating the All-In Yield to the extent such “floor” or minimum rate exceeds Term SOFR then in effect (without giving effect to last proviso in the definition of “Term SOFR”).

“Amendment No. 1” means Amendment No. 1 to this Agreement dated as of October 21, 2016, among the Borrowers, the other Loan Parties thereto, the Lenders party thereto and Bank of America.”

“Amendment No. 1 Effective Date” means October 21, 2016.

“Amendment No. 2” means Amendment No. 2 to this Agreement dated as of February 9, 2017, among the Borrowers, the other Loan Parties thereto, the Administrative Agent and the Lenders party thereto and Bank of America.

“Amendment No. 2 Effective Date” means February 9, 2017.

“Amendment No. 3” means Amendment No. 3 to this Agreement dated as of April 28, 2017, among the Borrowers, the other Loan Parties thereto, the Administrative Agent and the Lenders party thereto and Bank of America.

“Amendment No. 3 Effective Date” means April 28, 2017.

“Amendment No. 4 and Limited Waiver” means that certain Amendment No. 4 and Limited Waiver, dated as of March 18, 2019, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 4 and Limited Waiver Effective Date” means March 18, 2019.

“Amendment No. 5” means that certain Amendment No. 5, dated as of June 24, 2019, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 6 and Limited Waiver” means that certain Amendment No. 6 and Limited Waiver, dated as of February 10, 2020, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 6 and Limited Waiver Effective Date” means February 10, 2020.

“Amendment No. 7” means Amendment No. 7 to this Agreement dated as of December 10, 2020, among the Borrowers, the other Loan Parties thereto, the Administrative Agent and the Lenders party thereto and Bank of America.

“Amendment No. 7 Effective Date” means December 10, 2020.

“Amendment No. 8” means Amendment No. 8 to this Agreement, dated as of March 24, 2023, among the Borrowers, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto and Bank of America.

“Amendment No. 8 Effective Date” means March 24, 2023.

“Amendment No. 9” means Amendment No. 9 to this Agreement, dated as of June 17, 2024, among the Borrowers, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.

“Amendment No. 10” means Amendment No. 10 to this Agreement, dated as of April 22, 2025, among the Borrowers, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.

“Amendment No. 10 Effective Date” means April 22, 2025.

“Amendment No. 11” means Amendment No. 11 to this Agreement, dated as of October 6, 2025, among the Borrowers, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.

“Amendment No. 11 Effective Date” means October 6, 2025.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means with respect to any Revolving Credit Lender with any Class of Revolving Credit Commitments, the percentage of the total Revolving Credit Commitments of such Class represented by such Revolving Credit Lender’s Revolving Credit Commitment of such Class. If the Revolving Credit Commitments of any Class have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments of such Class most recently in effect, giving effect to any assignments.

“Applicable Period” has the meaning set forth in the definition of “Applicable Rate”.

“Applicable Rate” means a percentage per annum equal to:

(a)       [reserved]; and

(b)       with respect to Non-Extended Revolving Credit Loans, unused Non-Extended Revolving Credit Commitments, (i) until delivery of financial statements for the first fiscal quarter commencing on or after the Amendment No. 7 Effective Date pursuant to Section 6.01, (A) for

Term SOFR Loans, 4.50%, (B) for Base Rate Loans, 3.50%, (C) [reserved] and (D) for unused commitment fees, 0.50% and (ii) thereafter, the following percentages per annum, based upon the Consolidated Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Consolidated Secured Net Leverage Ratio	Term SOFR	Base Rate
1	< 3.25:1.00	3.75%	2.75%
2	> 3.25:1.00 but < 3.75:1.00	4.00%	3.00%
3	> 3.75:1.00 but < 4.25:1.00	4.25%	3.25%
4	> 4.25:1.00	4.50%	3.50%

Pricing Level	Consolidated Secured Net Leverage Ratio	Unused Commitment Fee Rate
1	< 3.50:1.00	0.40%
2	> 3.50:1.00	0.50%

(c)       with respect to Extended Revolving Credit Loans, unused Extended Revolving Credit Commitments and Letter of Credit fees, (i) until delivery of financial statements for the first fiscal quarter commencing on or after the Amendment No. 811 Effective Date pursuant to Section 6.01, (A) for Term SOFR Loans, 4.00%, (B) for Base Rate Loans, 3.00%, (C) for Letter of Credit fees, 4.00% and (D) for unused commitment fees, 0.40% and (ii) thereafter, the following percentages per annum, based upon the Consolidated Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.03(a):

Applicable Rate

Pricing Level	Consolidated Secured Net Leverage Ratio	Term SOFR and Letter of Credit Fees	Base Rate
1	< 3.25:1.00	3.75%	2.75%
2	> 3.25:1.00 but < 3.75:1.00	4.00%	3.00%
3	> 3.75:1.00 but < 4.25:1.00	4.25%	3.25%
4	> 4.25:1.00	4.50%	3.50%

Pricing Level	Consolidated Secured Net Leverage Ratio	Unused Commitment Fee Rate
1	< 3.50:1.00	0.40%
2	> 3.50:1.00	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Secured Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, that upon the request of the Required Class Lenders for the applicable Revolving Credit Facility, the highest Pricing Level in the charts in clauses (b) and (c) above shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply up to and including the date on which such Compliance Certificate is so delivered (and thereafter the applicable Pricing Level in the charts in clauses (b) and (c) above otherwise determined in accordance with this definition shall apply). In the event that any Compliance Certificate is shown by the Administrative Agent to be inaccurate (whether as a result of an inaccuracy in the financial statements on which such Compliance Certificate is based, a mistake in calculating the applicable Consolidated Secured Net Leverage Ratio or otherwise) at any time that this Agreement is in effect and any Loans or Commitments are outstanding such that the Applicable Rate for any period (an “Applicable Period”) should have been higher than the Applicable Rate applied for such Applicable Period, then (i) Parent shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period; (ii) the Applicable Rate shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Borrowers); and (iii) the Borrowers shall pay to the Administrative Agent promptly (and in no event later than five (5) Business Days after the date such corrected Compliance Certificate is delivered) any additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any nonpayment of such interest as a result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the Default Rate), at any time prior to the date that is five (5) Business Days following the date such corrected Compliance Certificate is delivered. The Borrowers’ Obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the Extended Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the relevant Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Extended Revolving Credit Lenders.

“Approved Commercial Bank”: a commercial bank with a consolidated combined capital surplus of at least $5,000,000,000.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means (i) with respect to the Revolving Credit Facility, Bank of America, J.P. Morgan Securities LLC, Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., Royal

Bank of Canada, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities LLC and (ii) with respect to the Term Loans, J.P. Morgan Securities LLC, Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Inc., CoBank, ACB, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., MUFG Union Bank, N.A., Royal Bank of Canada, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities LLC, (iii) with respect to Amendment No. 7, Bank of America, Barclays Bank PLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada and TD Securities (USA) LLC, and (iv) with respect to Amendment No. 8, Bank of America, in each case, in their respective capacities as lead arrangers and/or lead bookrunners and (v) with respect to Amendment No. 11, the Amendment No. 11 Arrangers (as defined in Amendment No. 11).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)(iii), and accepted by the Administrative Agent, in substantially the form of Exhibit E hereto or any other form (including electronic documentation generated by any electronic platform) approved by the Administrative Agent.

“Attorney Costs” means all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Audited Financial Statements” means the (i) audited special purpose statements of assets contributed and liabilities assumed as of December 31, 2014 and 2013 and the audited special purpose statements of revenues and direct expenses for the years ended December 31, 2014, 2013 and 2012 of the consumer Competitive Local Exchange Carrier business of Windstream Holdings and (ii) the audited balance sheets of the Distributions Systems of Windstream Holdings as of December 31, 2014 and 2013.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).

“Available Amount” means, at any time, the sum of (a) $50 million plus (b) 95% of Funds From Operations (or, if Funds From Operations is a loss, minus 100% of the amount of such loss) for the period (taken as one accounting period) beginning on October 1, 2022 to the end of Parent’s most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) at the time of such Restricted Payment plus (c) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by Parent, of marketable securities or other property received at or prior to such time by Parent or, in connection with “UPREIT” acquisitions, by CSL National following the Closing Date from the issue or sale of (i) Equity Interests of Parent or CSL National and (ii) Indebtedness or Disqualified Stock of Parent or a Restricted Subsidiary that has been converted into or exchanged for Equity Interests of Parent (provided, however, that this clause (ii) shall not include the proceeds of (x) Equity Interests, Indebtedness or Disqualified Stock of Parent or CSL National sold to a Restricted Subsidiary or Parent or (y) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock) plus (d) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by Parent, of marketable securities or other property contributed to the capital of Parent or, in connection with “UPREIT” acquisitions, of CSL National (other than by a Restricted Subsidiary or Parent) following the Closing Date at or prior to such time plus (f) the aggregate amount of dividends or other distributions or returns on capital received by the Borrower or a Restricted Subsidiary from an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made in reliance on clause (s) of the definition of “Permitted Investment” minus (g) the aggregate amount of Restricted Payments made in reliance on the final paragraph of Section 7.05 at or prior to such time (h) the aggregate amount of Restricted Payments made in reliance on Section 7.05(a) at or prior to such time minus (i) the aggregate amount of Investments made in reliance on clause (s) of the definition of “Permitted Investment” at or prior to such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” has the meaning set forth in the introductory paragraph to this Agreement.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) Term SOFR for a one month Interest Period determined on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided, that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement; provided, further, that for purposes of this clause (c), the Base Rate with respect to Term Loans will be deemed not to be less than 2.00%. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such base rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower Materials” has the meaning assigned to such term in Section 6.02.

“Borrowers” means (a) Parent and CSL Capital, on a joint and several basis and (b) in the case of the Revolving Credit Facility only, shall include such other Loan Parties (all of which shall, for the avoidance of doubt, be organized under the laws of the United States or any state thereof), on a joint and several basis, with the other Borrowers (all of which, if any, shall be Subsidiaries of CSL Capital), as may be requested by Parent upon at least ten (10) Business Days’ notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree); provided that, in respect of each Person that becomes a Borrower under the Revolving Credit Facility pursuant to this clause (b), (i) such Loan Party shall have executed an Additional Revolving Borrower Joinder, (ii) Parent shall have provided (or caused to be provided) such legal opinions and other documentation reasonably requested by the Administrative Agent (and, with respect to documentation that may be necessary to comply with “know your customer” and other applicable laws and regulations, any Revolving Credit Lender) and consistent with the documentation delivered under Section 4.01 with respect to the Borrowers on the Closing Date (subject to updates given the post-closing nature of such documentation and including any additional information that may be necessary to comply with “know your customer” and other applicable laws and regulations; provided that all such information shall be delivered to the Administrative Agent no less than ten (10) consecutive days prior to such Loan Party’s designation as a Borrower), (iii) such Person shall thereafter comply with the provisions of this Agreement applicable to Borrowers, including Section 10.22, and (iv) the funding of Loans to such Loan Party by any Revolving Credit Lender shall not violate any requirement of Law or policy applicable to such Revolving Credit Lender.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Capital Stock” means:

(a)       in the case of a corporation, corporate stock;

(b)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)       in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Lease” means any lease that has been or should be, in accordance with GAAP, recorded as a capitalized lease.

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateral Account” means a blocked account at Bank of America (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means:

(a)       United States dollars;

(b)       (A) euro, or any national currency of any member state of the European Union; or (B) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(c)       securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of twenty-four (24) months or less from the date of acquisition;

(d)       certificates of deposit, time deposits and dollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500 million in the case of U.S. banks and $100 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(e)       repurchase obligations for underlying securities of the types described in clauses (c), (d) or (h) entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f)       commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within twenty-four (24) months after the date of creation thereof;

(g)       marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within twenty-four (24) months after the date of creation thereof;

(h)       readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of twenty-four (24) months or less from the date of acquisition;

(i)       Investments with average maturities of twenty-four (24) months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(j)       investment funds investing 95% of their assets in securities of the types described in clauses (a) through (i) above).

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above, provided that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Casualty Event” means any event that gives rise to the receipt by Parent or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means a Domestic Subsidiary substantially all of the assets of which consist, directly or indirectly, of equity of one or more Foreign Subsidiaries that are CFCs.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means any of the following:

(a)       Parent consolidates with, or merges with or into, another Person, or Parent, directly or indirectly, sells, leases or transfers all or substantially all of the properties or assets of Parent and its Restricted Subsidiaries, taken as a whole (other than by way of merger or consolidation), in one or a series of related transactions, or any Person consolidates with, or merges with or into, Parent, in any such event other than pursuant to a transaction (a “Permitted Holdco Transaction”) in which the Persons that beneficially owned the shares of Parent’s Voting Stock immediately prior to such transaction beneficially own at least a majority of the total voting power of all outstanding Voting Stock (other than Disqualified Stock) of the surviving or transferee Person;

(b)       The acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of greater than 50% of the total voting power of the Voting Stock of Parent (directly or through the acquisition of voting power of Voting Stock of any direct or indirect parent company of Parent);

(c)       during any period of two (2) consecutive years, individuals who at the beginning of such period were members of the board of directors (or equivalent body) of Parent (together with any new members thereof whose election by such board of directors (or equivalent body) or whose nomination for election by holders of Capital Stock of Parent was approved by a vote of a majority of the members of such board of directors (or equivalent body) then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors (or equivalent body) then in office;

(d)       the approval of any plan or proposal for the winding up or liquidation of Parent, CSL Capital or CSL National;

(e)       (i) Parent ceases to (A) at any time that CSL National is a limited liability company or partnership, either be the sole general partner or managing member of, or wholly own and control, directly or indirectly, the sole general partner or managing member of, CSL National, in each case to the extent applicable or (B) at any time that CSL National is a corporation, beneficially own, directly or indirectly, greater than 50% of the total voting power of the Voting Stock of CSL National, (ii) Parent ceases to beneficially own, directly or indirectly, 100% of the Equity Interests of CSL Capital or any other Borrower or (iii) Parent ceases to beneficially own, directly or indirectly, 100% of the Equity Interests of CSL National GP, LLC; or

(f)       a “change of control” (or similar event) shall occur under the Senior Secured Notes Indenture, the Senior Unsecured Notes Indenture or any Indebtedness for borrowed money or any Disqualified Stock, in each case incurred by any Loan Party as permitted under Section 7.02 with an aggregate outstanding principal amount in excess of the Threshold Amount; provided, that this clause (f) shall not apply to the occurrence of any such event with respect to any Indebtedness permitted under Section 7.02(b)(xiii)(y) if the sole consequence thereof is to give the holders of the applicable Indebtedness a Repurchase Right, so long as, within 120 days following the date on which such Repurchase Right arises, the holders of such Indebtedness no longer have a Repurchase Right with respect to such Indebtedness (including as a result of the repayment, repurchase, redemption or defeasance of such Indebtedness or the satisfaction by the obligor in respect of such Indebtedness of its obligation to offer to prepay, repurchase, redeem or defease such Indebtedness (and, if applicable, to actually prepay, repurchase, redeem or defease such Indebtedness) in accordance with the terms thereof).

For purposes of this definition, (x) any direct or indirect holding company of Parent shall not itself be considered a “Person” or “group” for purposes of clause (b) above; provided, that no “Person” or “group” beneficially owns, directly or indirectly, more than a majority of the total voting power of the Voting Stock of such holding company and (y) for the avoidance of doubt, any Permitted Holdco Transaction shall not constitute a “Change of Control” pursuant to any clause of this definition.

“Class” means (a) when used with respect to Lenders, refers to whether such Lenders are Non-Extended Revolving Credit Lenders, Extended Revolving Credit Lenders or Term Lenders or Lenders of any particular tranche thereof, (b) when used with respect to Commitments, refers to whether such Commitments are Non-Extended Revolving Credit Commitments, Extended Revolving Credit Commitments or Term Commitments or Commitments of any particular tranche thereof (including any Other Revolving Credit Commitments and any Other Term Loan Commitments) and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Non-Extended Revolving Credit Loans, Extended Revolving Credit Loans or Term Loans or Loans of any particular tranche thereof (including any Other Revolving Credit Loans and any Other Term Loans).

“CLEC Master Lease” that certain Amended and Restated CLEC Master Lease, dated as of September 18, 2020, as amended or otherwise modified from time to time, by and among CSL National and the entities set forth on Schedule 1A thereto, collectively as landlord, and Windstream Holdings, Windstream and the entities set forth on Schedule 1B thereto (collectively, together with each of their permitted successors. assigns, transferees, and subtenants, as applicable, and/or one or more entities formed to acquire all or a portion of the assets of any of the foregoing as tenants, the “CLEC Master Lease Tenants”).

“Closing Date” the date on which the conditions precedents set forth in Section 4.01 are satisfied or duly waived.

“Closing Date Transactions” means, collectively (a) the funding of the Loans on the Closing Date and the execution and delivery of Loan Documents to be entered into on the Closing Date, (b) the Closing Date Transfers, and (c) the payment of Closing Date Transaction Expenses.

“Closing Date Transaction Expenses” means any fees or expenses incurred or paid by Parent (or any direct or indirect parent of Parent) or any of their respective Subsidiaries in connection with the Closing Date Transactions (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Closing Date Transfers” means one or more transfers by Parent on the Closing Date of any of the following: (x) a portion of the cash proceeds of the Term Loans and the Senior Notes, (y) Term Loans and Senior Notes and (z) common stock of Parent to Windstream or an indirect wholly-owned Subsidiary of Windstream, in exchange for the contribution by Windstream or its Subsidiaries, pursuant to the Transfer Agreements, of certain of their assets to Parent or its Subsidiaries.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Co-Documentation Agents” means Barclays Bank PLC, BNP Paribas, Citibank, N.A., CoBank, ACB, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Morgan Stanley Senior Funding Inc., MUFG Union Bank, N.A., Royal Bank of Canada, SunTrust Bank and Wells Fargo Bank, N.A., as co-documentation agents.

“Collateral” means the “Collateral” as defined in the Security Agreement, all the “Collateral” or “Pledged Assets” as defined in any other Collateral Document and any other assets a Lien in which is granted or purported to be granted pursuant to any Collateral Documents ; for the avoidance of doubt, in addition to all other rights, interests and privileges of the Collateral Agent hereunder and under the other Loan Documents, and notwithstanding any exclusions or limitations set forth in the Loan Documents, it is the intention of the parties that the Master Leases and all rights and interests therein and all proceeds thereof shall constitute Collateral under, and for all purposes of, the Loan Documents

“Collateral Agent” means Bank of America, in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent.

“Collateral Documents” means, collectively, the Security Agreement, each of the Mortgages (if any), the Intellectual Property Security Agreements (if any), Deposit Account Control Agreements (as defined in the Security Agreement) or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.11 or Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Support Parties” means (a) the Loan Parties and (b) each other Subsidiary (i) that is an Excluded Subsidiary pursuant to clause (c) of the definition thereof and (ii) all Equity Interests in which, and all Indebtedness owing to any Loan Party of which, shall have been pledged and delivered to the Collateral Agent (in the case of any certificates representing such Equity Interests and intercompany notes representing such Indebtedness, to the extent otherwise required pursuant to any Collateral Document).

“Commitment” means a Term Commitment, a Revolving Credit Commitment, an Extended Revolving Credit Commitment or a Non-Extended Revolving Credit Commitment of any Class or of multiple Classes, as the context may require.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A hereto or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” has the meaning set forth in Section 10.21.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate,” “Daily Simple SOFR,” “SOFR,” “Term SOFR” and “Interest Period,” timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day,” timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of the Administrative Agent (in consultation with the Borrower), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including (a) the amortization of deferred financing fees and (b) capitalized fees related to any Qualified Securitization Financing or Receivables Facility, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)       increased (without duplication) by:

(A)       provision for taxes based on income or profits or capital gains, including, federal, state, non-U.S. franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus

(B)       Consolidated Interest Expense of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Interest Expense), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a)(x) and (a)(y) thereof, to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income); plus

(C)       Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(D)       any fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred in accordance with this Agreement (including any amendment, modification or refinancing thereof) (whether or not successful), including such fees, expenses or charges related to (i) the offering of the Senior Notes or under the Loan Documents, (ii) any amendment or other modification of the Senior Notes or the Loan Documents, (iii) the other Transactions and the Purging Distributions, in each case, deducted (and not added back) in computing Consolidated Net Income and (iv) the consummation of a Permitted Securitization Financing (and including any amendment or modification with respect to any Permitted Securitization Financing Documents or additional issuance of securitization financing pursuant to any Permitted Securitization Financing Documents)Securitization Fees; plus

(E)       the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring and integration costs incurred in connection with acquisitions, mergers or consolidations after the Closing Date and costs related to the closure and/or consolidation of facilities; plus

(F)       any other non-cash charges, including any write offs or write downs and non-cash compensation expenses recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, reducing Consolidated Net Income for such period (provided, that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period); plus

(G)       the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(H)       any costs or expense incurred by Parent or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Parent or net cash proceeds of an issuance of Equity Interest of Parent (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Available Amount; plus

(I)       the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by Parent in good faith to be reasonably anticipated to be realizable within twelveeighteen (1218) months of the date of any Investment, acquisition, disposition, merger, consolidation or other action being given pro forma effect (including, without limitation, the Transactions) (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a Pro Forma

Basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) steps have been taken for realizing such cost savings, (y) such cost savings are reasonably identifiable and factually supportable (in the good faith determination of Parent) and (z) the aggregate amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies added back pursuant to this clause (I) in any Test Period shall not exceed 1520% of Consolidated EBITDA (prior to giving effect to such add backs); provided, further that no such addbacks pursuant to this clause (I) shall be made to the extent duplicative of any other addback to Consolidated EBITDA made under this Agreement, whether pursuant to Section 1.08 or otherwise; plus

(J)       to the extent not included in Consolidated Net Income, the amount of business interruption insurance proceeds received during such period or after such period and on or prior to the date the calculation is made with respect to such period, attributable to any property which has been closed or had operations curtailed for any period; provided that such amount of business interruption insurance proceeds shall only be included pursuant to this clause (J) to the extent of the amount of business interruption insurance proceeds plus Consolidated EBITDA attributable to such property for such Test Period (without giving effect to this clause (J)) does not exceed Consolidated EBITDA attributable to such property during the most recent period that such property was fully operational (or if such property has not been fully operational for the most recent period prior to such closure or curtailment, the Consolidated EBITDA attributable to such property during the period prior to such closure or curtailment (for which financial results are available) annualized over four fiscal quarters); plus

(K)       any other adjustments, exclusions and add-backs that are identified or set forth in any quality of earnings analysis or report prepared by financial advisors of recognized standing or any other firm reasonably acceptable to the Administrative Agent (it being understood that the “Big Four” accounting firms are acceptable) and delivered to the Administrative Agent in connection with any acquisition of Equity Interests of a Person or division, business unit or line of business of a Person that, upon acquisition, will become a Restricted Subsidiary not prohibited hereunder; plus

(L)       any amounts paid by Parent or Restricted Subsidiaries pursuant to the Master Leases with respect to such period to the extent deducted (and not added back) in computing Consolidated Net Income[reserved]; plus

(M)        any fees, costs, concessions (including those relating to the Master Leases), losses, reserves or expenses related to the settlement with Windstream with respect to such period to the extent deducted (and not added back) in computing Consolidated Net Income;

(b)       decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; and

(c)       increased or decreased by (without duplication):

(A)       any net loss or gain, respectively, resulting in such period from Hedging Obligations and the application of Financial Accounting Codification No. 815-Derivatives and Hedging; plus or minus, as applicable, and

(B)       any net loss or gain, respectively, resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk);

Consolidated EBITDA shall be further adjusted:

(A) to include the Consolidated EBITDA of any Unrestricted Subsidiary that is designated and converted into a Restricted Subsidiary during such period based on the Consolidated EBITDA of such Person (or attributable to such property, business or asset) for such period (including the portion thereof occurring prior to such acquisition or designation), determined as if references to a Person and its Restricted Subsidiaries in Consolidated Net Income and other defined terms therein were to such Person and its Subsidiaries; and

(B) to exclude the Consolidated EBITDA of any Restricted Subsidiary that is designated as an Unrestricted Subsidiary during such period based on the actual Consolidated EBITDA of such Person for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closing, classification or conversion), determined as if references to a Person and its Restricted Subsidiaries in Consolidated Net Income and other defined terms therein were to such Person and its Subsidiaries.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(a)       consolidated interest expense of such Person and its Restricted Subsidiaries for such period to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, and (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and, (y) any expensing of bridge, commitment and other financing fees and (vi) amortization or write-off of deferred financing fees, debt discounts and debt issuance costs and commissions, discounts and other fees and charges associated with any Permitted Securitization Financing including any amendment or modification with respect to any Permitted Securitization Financing Documents or additional issuance of securitization financing pursuant to any Permitted Securitization Financing Documents)z) Securitization Fees; plus

(b)       consolidated capitalized interest of such Person and such Subsidiaries for such period, whether paid or accrued; plus

(c)       whether or not treated as interest expense in accordance with GAAP, all cash dividends or other distributions accrued (excluding dividends payable solely in Equity Interests (other than Disqualified Stock) of Parent) on any series of Disqualified Stock or any series of Preferred Stock during such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication:

(a)       any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), severance, relocation costs and curtailments or modifications to post-retirement employee benefit plans shall be excluded;

(b)       the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(c)       any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded;

(d)       any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by Parent, shall be excluded;

(e)       the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided, that Consolidated Net Income of Parent shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to Parent or a Restricted Subsidiary in respect of such period;

(f)       the Net Income for such period of any Restricted Subsidiary that is not a Guarantor shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided, that Consolidated Net Income of Parent will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash or Cash Equivalents) to Parent or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(g)       effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(h)       any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(i)       any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(j)       any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transactions, the consummation of a Permitted Securitization Financing (including any amendment or modification or issuance of additional securitization financing with respect to any Permitted Securitization Documents),, the Purging Distributions and any acquisition, Investment, Disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

(k)       any goodwill or other asset impairment charges or other asset write-offs or write downs, including any resulting from the application of Accounting Standards Codification Nos. 350 and No. 360, and any expenses or charges relating to the amortization of intangibles as a result of the application of Accounting Standards Codification No. 805, shall be excluded;

(l)       any non-cash charges or expenses related to the repurchase of stock options to the extent not prohibited by this Agreement, and any non-cash charges or expenses related to the grant, issuance or repricing of, or any amendment or substitution with respect to, stock appreciation or similar rights, stock options, restricted stock, or other Equity Interests or other equity based awards or rights or equivalent instruments, shall be excluded;

(m)       any expenses or reserves for liabilities shall be excluded to the extent that Parent or any of its Restricted Subsidiaries is entitled to indemnification therefor under binding agreements; provided that any such liabilities for which Parent or any of its Restricted Subsidiaries is not actually indemnified prior to the date that is 365 days after the date of occurrence of the indemnifiable event shall reduce Consolidated Net Income for the period in which it is determined that Parent or such Restricted Subsidiary will not be indemnified (or, if earlier, for the period in which the date that is 365 days after the date of the occurrence of the indemnifiable event occurs) (to the extent such liabilities would otherwise reduce Consolidated Net Income without giving effect to this clause (m)); and

(n)       losses, to the extent covered by insurance and actually reimbursed, or, so long as Parent has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within six (6) months and (ii) in fact reimbursed within one (1) year of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within one (1) year), with respect to liability or casualty events or business interruption shall be excluded.; and

(o)       the amount of loss or discount on sale of Securitization Assets, Receivables Assets and related assets in connection with a Qualified Securitization Financing or Receivables Facility shall be excluded.

“Consolidated Secured Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Total Debt of Parent and its Restricted Subsidiaries on such date that is secured by Liens minus the aggregate amount of cash and Cash Equivalents of Parent and its Restricted Subsidiaries (excluding cash and Cash Equivalents that are listed as “restricted” on the consolidated balance sheet of Parent and its Restricted Subsidiaries as of such date in accordance with GAAP other than cash proceeds of any proposed incurrence of Indebtedness), to (b) Consolidated EBITDA of Parent and its Restricted Subsidiaries for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) (or, for purposes of the definition of “Maximum Incremental Facilities Amount”, for which internal financial statements are available).

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting of Indebtedness for borrowed money, Indebtedness evidenced by bonds, notes, debentures or similar instruments, unreimbursed amounts in respect of drawings under letters of credit and Capitalized Lease Obligations. For the avoidance of doubt, Consolidated Total Debt shall exclude Indebtedness in respect of any Receivables Facility or Securitization Facility.

“Consolidated Total Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Total Debt of Parent and its Restricted Subsidiaries on such date, to (b) Consolidated EBITDA of Parent and its Restricted Subsidiaries for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) (or, for purposes of Section 7.02(a), Section 7.02(b)(xiii) and Section 7.05(a), for which internal financial statements are available).

“Consolidated Total Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Total Debt of Parent and its Restricted Subsidiaries on such date minus the aggregate amount of cash and Cash Equivalents of Parent and its Restricted Subsidiaries (excluding cash and Cash Equivalents that are listed as “restricted” on the consolidated balance sheet of Parent and its Restricted Subsidiaries as of such date in accordance with GAAP other than cash proceeds of any proposed incurrence of Indebtedness), to (b) Consolidated EBITDA of Parent and its Restricted Subsidiaries for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) or for which internal financial statements are available. The Consolidated Total Net Leverage Ratio shall be calculated giving pro forma effect to the confirmed plan of reorganization for each of Windstream Services, LLC, Windstream Holdings Inc. and all subsidiaries or affiliates thereof that were parties to the Original Master Lease and the terms and conditions of the Master Leases (giving effect to any modification, amendment, restructuring, recharacterization, termination or rejection thereof and any transfer of assets between any of Windstream Services, LLC, Windstream Holdings Inc. and all subsidiaries or affiliates thereof that were parties to the Original Master Lease, Parent or their respective Affiliates in connection therewith or in connection with such plan of reorganization) at the time of such plan’s having become effective, assuming that such effectiveness and any such transfer had occurred on, and such terms and conditions of the Master Leases had been in effect since, the first day of the most recently ended applicable Test Period.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(a)       to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(b)       to advance or supply funds:

(A)       for the purchase or payment of any such primary obligation; or

(B)       to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(c)       to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Controlled Investment Affiliate” means, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with, such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in Parent and/or other companies.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 11.15.

“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred hereunder pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, then-existing Loans or Commitments hereunder, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided, that (i) such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued interest, fees and premium (including tender or prepayment premium) and penalties thereon plus upfront fees and original issue discount on such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness, plus other fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement, repurchase, retirement or extension and (ii) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, substantially concurrently with the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“CSL Capital” has the meaning specified in the introductory paragraph to this Agreement.

“CSL National” means CSL National, LP, a Delaware limited partnership.

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the FRBNY’s website (or any successor source).

“Debtor Relief Laws” means the United States Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning set forth in Section 2.05(b)(v).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided, that with respect to a Term SOFR Loan, the Default Rate shall be an interest rate equal to (x) the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus (y) 2.0% per annum; provided, further, that with respect to Letter of Credit fees, the Default Rate shall be an interest rate equal to (a) the Applicable Rate with respect to Term SOFR Loans plus (b) 2.0% per annum, in each case to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.17(d), any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (c) has notified Parent, the Administrative Agent, an L/C Issuer or a Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect with respect to its funding obligations hereunder or generally under agreements in which it commits to extend credit, (d) has failed, within three (3) Business Days after written request by the Administrative Agent, an L/C Issuer, a Swing Line Lender or Parent to confirm in writing that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by Parent, the Administrative Agent and each L/C Issuer), or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of (1) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (2) an Undisclosed Administration.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by Parent) of non-cash consideration received by Parent or any of its Restricted Subsidiaries in connection with a Disposition that is so designated as Designated Non-Cash Consideration, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or conversion of or collection on such Designated Non-Cash Consideration.

“Disposition” or “Dispose” means the sale, conveyance, transfer or other disposition of property or assets of Parent or any of its Restricted Subsidiaries or any issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 7.02), whether in a single transaction or a series of related transactions.

“Disqualified Lenders” means (a) Persons identified in writing to the Administrative Agent prior to the Amendment No. 7 Effective Date and (b) those Persons who are competitors of Parent or any of its Subsidiaries identified by Parent by written notice to the Administrative Agent and the Lenders (including by posting such notice to the Platform) from time to time after the Amendment No. 7 Effective Date, and, in each case, Affiliates of such Persons that are clearly identifiable based on the name of such Affiliate (other than bona fide debt funds).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of customary offers to repurchase upon a change of control, asset sale or event of loss), in whole or in part, in each case prior to the date ninety-one (91) days after the earlier of the Latest Maturity Date at the time of issuance of such Capital Stock or the date the Loans are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or ex-changeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of any such employee’s termination, death or disability; provided, further, however, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“DQ List” has the meaning specified in Section 10.06(b)(v).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” has the meaning set forth in Section 10.21.

“Electronic Record” has the meaning set forth in Section 10.21.

“Electronic Signature” has the meaning set forth in Section 10.21.

“Eligible Assignee” means and includes a commercial bank, an insurance company, a finance company, a financial institution, any Fund or any other “accredited investor” (as defined in Regulation D of the Securities Act) but in any event excluding (w) Disqualified Lenders, (x) Parent, the Borrowers and their respective Affiliates and Subsidiaries, (y) natural persons and (z) any Defaulting Lender.

“Employee Matters Agreement” means the Employee Matters Agreement, dated as of the Closing Date, between Parent and Windstream Holdings.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means the common law and any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the Environment or, to the extent relating to exposure to Hazardous Materials, human health or to the Release or threat of Release of Hazardous Materials into the Environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Loan Parties or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, franchise, license or other authorization required under any Environmental Law.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock (excluding Disqualified Stock) of Parent or any direct or indirect parent of Parent (provided that, in the case of a sale of stock by any such parent, the net cash proceeds thereof are contributed to Parent).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of any Plan to satisfy the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (f) a determination that any Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (g) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (h) conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan; (i) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (j) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (k) the occurrence of a non-exempt “prohibited transaction” with respect to which any Loan Party or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or with respect to which any Loan Party or any ERISA Affiliate could otherwise be liable.

“ERISA Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) any “plan” (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code, (iii) any employee benefit plan or plan that is not subject to Title I of ERISA or Section 4975 of the Code but is subject to any law, rule or regulation substantially similar to Section 406 of ERISA or Section 4975 of the Code or (iv) an entity the underlying assets of which include assets of employee benefit plans or plans as a result of investments by such plans in the entity pursuant to Section 3(42) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly-Owned Subsidiary (other than CSL National); (b) any Immaterial Subsidiary; (c) any Subsidiary that is prohibited by applicable Law, or by Contractual Obligations existing on the Closing Date (or, in the case of any future acquisition, as of the closing date of such acquisition, so long as such prohibition is not incurred in contemplation of such acquisition), from guaranteeing the Obligations or would require the approval, consent, license or authorization of any Governmental Authority in order to guarantee the Obligations (unless such approval, consent, license or authorization has been received); (d) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and Parent, the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom; (e) any Foreign Subsidiary; (f) any Unrestricted Subsidiary; (g) any CFC and (h) any CFC Holdco; provided, that notwithstanding the foregoing, CSL National shall not constitute an Excluded Subsidiary under any of the foregoing clauses.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) any Taxes imposed on or measured by net income (however denominated), franchise Taxes or branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender becomes a party hereto or acquires such interest in the Loan or Commitment (other than pursuant to Parent’s request under Section 10.13) or (ii) such Lender designates a new Lending Office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive amounts with respect to such Taxes pursuant to Section 3.01(a) or Section 3.01(c); (c) any Taxes attributable to such Recipient’s failure to comply with Section 3.01(f); and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Revolving Credit Commitments” means the “Extended Revolving Credit Commitments” immediately prior to the Amendment No. 811 Effective Date.

“Existing Revolving Credit Lender” means a Lender holding an Existing Revolving Credit Commitment immediately prior to the Amendment No. 811 Effective Date.

“Existing Revolving Credit Loans” means the “Extended Revolving Credit Loans” outstanding immediately prior to the Amendment No. 811 Effective Date.

“Extended Revolving Credit Commitment” means, as to each Extended Revolving Credit Lender, its obligation to (a) make Extended Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b)(ii)(B) or Section 2.03, as applicable, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Extended Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Extended Revolving Credit Commitments of all Extended Revolving Credit Lenders as of the Amendment No. 811 Effective Date is $500,000,000.

“Extended Revolving Credit Exposure” means, as to each Extended Revolving Credit Lender, the sum of (a) the amount of the outstanding principal amount of such Extended Revolving Credit Lender’s Revolving Credit Loans, (b) its Pro Rata Share of the amount of the L/C Obligations and (d) its Pro Rata Share of the Swing Line Obligations at such time.

“Extended Revolving Credit Facility” means the Extended Revolving Credit Commitments and the Extended Revolving Credit Loans, Swing Line Loans and the Letters of Credit thereunder.

“Extended Revolving Credit Lender” means, at any time, any Lender that has an Extended Revolving Credit Commitment or that holds Extended Revolving Credit Loans at such time.

“Extended Revolving Credit Loan” has the meaning specified in Section 2.01(b)(ii)(B).

“Extended Revolving Credit Note” means a promissory note of the applicable Borrowers payable to any Extended Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-4 hereto, evidencing the aggregate Indebtedness of such Borrowers to such Extended Revolving Credit Lender resulting from the Extended Revolving Credit Loans made by such Extended Revolving Credit Lender to such Borrowers.

“Extended Term Loan” has the meaning set forth in Section 2.16(a)(ii).

“Extending Lender” has the meaning set forth in Section 2.16(a)(ii).

“Extension” has the meaning set forth in Section 2.16(a)(ii).

“Extension Offer” has the meaning set forth in Section 2.16(a).

“Extension Revolving Credit Commitment” has the meaning set forth in Section 2.16(a)(ii).

“Facility” means the Term Loans, the Extended Revolving Credit Facility, the Non-Extended Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code as of the date hereof (and any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future Treasury regulations or official administrative interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the FRBNY on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Financial Covenant Event of Default” has the meaning set forth in Section 8.01(b).

“Fitch” shall mean Fitch Ratings Inc. or any successor thereto.

“Fixed Amounts” has the meaning set forth in Section 1.10(b).

“Flood Disaster Protection Act” has the meaning set forth in the definition of “Flood Insurance Laws”.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto (the “Flood Disaster Protection Act”), (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto,(iv) the Flood Insurance Reform Act of 2004, and any regulations promulgated thereunder, as now or hereafter in effect or any successor statute or regulations thereto, and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means (i) any Subsidiary which is not a Domestic Subsidiary or (ii) any Subsidiary of a Subsidiary described in the preceding clause (i).

“Fraudulent Conveyance” has the meaning specified in Section 10.22(b).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FRBNY” means the Federal Reserve Bank of New York.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to Non-Defaulting Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funds From Operations” means, for any period, an amount equal to the Consolidated Net Income of Parent and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, to the extent deducted in calculating Consolidated Net Income (without duplication), (1) depreciation of Real Property (including furniture and equipment), plus (2) amortization of Real Property (including below market lease amortization net of above market lease amortization) and including furniture and equipment, plus (3) amortization of customer relationship intangibles and service agreements, plus (4) amortization and early write-off of unamortized deferred financing costs, plus (5) all other non-cash charges, expenses or losses (and less any non-cash income or gains).

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, subject to Section 1.03.

“Governmental Authority” means any nation or government, any state, county, provincial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.06(g).

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guaranteed Obligations” has the meaning specified in Section 11.01.

“Guarantors” means (a) Holdings, (b) Parent and the Restricted Subsidiaries of Parent party hereto as of the Closing Date (in the case of Parent, CSL Capital and the corporate co-issuer on the Senior Notes (if any), in respect of the obligations of the other Borrowers) and (c) those Restricted Subsidiaries that issue a Guarantee of the Obligations after the Closing Date pursuant to Section 6.11 in each case (i) other than any Excluded Subsidiary and/or (ii) until released in accordance with the terms hereof.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, infectious or medical wastes that are regulated pursuant to, or the Release or exposure to which could give rise to liability under, applicable Law relating to the Environment.

“Hedge Bank” means any Person that is the Administrative Agent, an Arranger or a Lender or an Affiliate of the Administrative Agent, an Arranger, or a Lender on the Closing Date or at the time it enters into a Secured Hedge Agreement or a Treasury Services Agreement, as applicable, in its capacity as a party thereto, and (other than a Person already party hereto as a Lender) delivers to the Administrative Agent a letter agreement reasonably satisfactory to it agreeing to be bound by Sections 9.09 and 10.05 as if it were a Lender.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holdings” means Uniti Group Inc. (f/k/a Communications Sales & Leasing, Inc.), a Maryland, a Delaware corporation.

“Honor Date” has the meaning set forth in Section 2.03(c)(i).

“ILEC Master Lease” that certain Amended and Restated ILEC Master Lease, dated as of September 18, 2020, as amended or otherwise modified from time to time, by and among CSL National and the entities set forth on Schedule 1A thereto, collectively as landlord, and Windstream Holdings, Windstream and the entities set forth on Schedule 1B thereto (collectively, together with each of their permitted successors. assigns, transferees, and subtenants, as applicable, and/or one or more entities formed to acquire all or a portion of the assets of any of the foregoing as tenants, the “ILEC Master Lease Tenants”)

“Immaterial Subsidiary” means any Subsidiary of Parent that does not have assets (after intercompany eliminations) in excess of $10 million and that is designated by Parent as an “Immaterial Subsidiary”.

“Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships, the estate of such individual and such other individuals above) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Increased Amount” has the meaning set forth in Section 7.02(b)(xii).

“Incremental Amendment” has the meaning set forth in Section 2.14(c).

“Incremental Term Loans” has the meaning set forth in Section 2.14(a).

“Incurrence-Based Amounts” has the meaning set forth in Section 1.10(b).

“Indebtedness” means, with respect to any Person, without duplication:

(a)       any indebtedness (including principal and premium) of such Person, whether or not contingent:

(i)       in respect of borrowed money;

(ii)       evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(iii)       representing the deferred and unpaid balance of the purchase price of any property, except (w) any such obligation payable solely through the issuance of Equity Interests of Parent (other than Disqualified Stock), (x) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (y) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, and (z) liabilities accrued in the ordinary course of business; or

(iv)       representing any Hedging Obligations (valued, as of any date, at the amount of any termination payment that would be payable by such Person upon termination thereof);

if and to the extent that any of the foregoing Indebtedness (other than letters of credit, bankers’ acceptances (or reimbursement agreements in respect thereof) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that any obligation of the type described in clause (iii)(y) above that appears in the liabilities section of the balance sheet of such Person shall be excluded to the extent (x) such Person is indemnified for the payment thereof or (y) amounts to be applied to the payment therefor are in escrow;

(b)       all Capitalized Lease Obligations;

(c)       to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on Indebtedness of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(d)       to the extent not otherwise included, any Indebtedness of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person (other than Liens on Equity Interests of Unrestricted Subsidiaries securing, respectively, Indebtedness of such Unrestricted Subsidiaries), whether or not such Indebtedness is assumed by such first Person; provided, that for purposes hereof the amount of such Indebtedness shall be the lesser of the Indebtedness so secured and the fair market value of the assets of the first person securing such Indebtedness;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business and, (b) deferred or prepaid revenues and (c) obligations under or in respect of Qualified Securitization Financing or Receivables Facilities.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitees” has the meaning set forth in Section 10.04(b).

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of Parent, qualified to perform the task for which it has been engaged.

“Information” has the meaning set forth in Section 10.07.

“Inside Maturity Debt” means any customary bridge loans, so long as any loans, notes, securities or other Indebtedness for which such bridge loans are exchanged, replaced or converted satisfy (or will satisfy at the time of such exchange, replacement or conversion) any otherwise applicable requirements.

“Intellectual Property Matters Agreement” means the Intellectual Property Matters Agreement, dated as of the Closing Date, by and among Windstream, individually and on behalf of its Subsidiaries that may hold certain intellectual property as described therein, CSL National LP and Talk America Services, LLC.

“Intellectual Property Security Agreement” has the meaning specified in Section 4.02(a).

“Intercreditor Agreement” means the First Lien/First Lien Intercreditor Agreement dated as of April 24, 2015 and attached as Exhibit I-1 hereto among Bank of America, N.A., Wells Fargo Bank, National Association, as Initial Other Authorized Representative, each additional Authorized Representative from time to time party thereto, and consented to by each Grantor from time to time party thereto.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, that if any Interest Period for a Term SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such

Interest Period shall also be Interest Payment Dates, and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter, as selected by Parent in its Committed Loan Notice, or such other period that is twelve (12) months or less requested by Parent and consented to by all the Appropriate Lenders and the Administrative Agent (in the case of each requested Interest Period, subject to availability); provided, that:

(a)       any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)       any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)       no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other rating agency, and in each such case with a “stable” or better outlook.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, deposits, advances to customers and suppliers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 7.06:

(a)       “Investments” shall include the portion (proportionate to Parent’s direct or indirect equity interest in such Subsidiary) of the fair market value (as determined in good faith by Parent) of the net assets of a Subsidiary of Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Parent or the applicable Restricted Subsidiary, as the case may be, shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(A)       Parent’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less

(B)       the portion (proportionate to Parent’s direct or indirect equity interest in such Subsidiary) of the fair market value (as determined in good faith by Parent) of the net assets of such Subsidiary at the time of such redesignation; and

(b)       any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value (as determined in good faith by Parent) at the time of such transfer.

The amount of any Investment (including any Investment in an Unrestricted Subsidiary) outstanding at any time shall be the amount actually invested (or, with respect to Investments made in the form of assets other than cash and Cash Equivalents, the fair market value thereof (as determined in good faith by Parent)) at the time such Investment was made, without giving effect to subsequent changes in value but reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by Parent or a Restricted Subsidiary in respect of such Investment.

“IP Rights” has the meaning set forth in Section 5.15.

“ISDA CDS Definitions” has the meaning assigned to such term in Section 10.01.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any L/C Issuer and a Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Junior Financing” has the meaning set forth in Section 7.05.

“L/C Advance” means, with respect to each Revolving Credit Lender with an Extended Revolving Credit Commitments, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share of the Extended Revolving Credit Commitments.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been timely reimbursed or refinanced as a Revolving Credit Borrowing in accordance with Section 2.03(c).

“L/C Commitment” mean, with respect to any L/C Issuer, the aggregate face amount of Letters of Credit that such L/C Issuer has committed, in writing, to provide subject to the terms and conditions set forth in this Agreement. The L/C Commitments of the L/C Issuers as of the Closing Date are as set forth on Schedule 1.01B.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means (a) each Person identified on Schedule 1.01B and (b) any other Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.06(h) following the Closing Date, in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder and, in the case of clause (b), subject to such Lender’s acceptance of such appointment, in each case, until such Person is no longer an L/C Issuer hereunder. Any reference to “L/C Issuer” herein shall be to the applicable L/C Issuer, as appropriate.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Incremental Term Loan Commitment, any Other Term Loan Commitment, any Other Revolving Credit Commitment, any Extended Term Loan, any Extension Revolving Credit Commitment, any Incremental Term Loan or any Other Revolving Credit Loan, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lease” shall mean the Master Leases, any rental or lease of any equipment or other property or products of any Borrower or any Subsidiary to any third-party customer, user or distributor of any Borrower or any Subsidiary.

“Leased Property” shall mean any equipment or other assets or property including real property or products that have been financed, rented or leased by any Borrower or any Subsidiary (in any case, as landlord, lender, renter or lessor or in any similar capacity) pursuant to a Lease. For the avoidance of doubt, any equipment or other assets or property including real property or products in which a rentee or lessee under a Lease acquires a rental, ownership, leasehold or security interest or other Lien pursuant to such Lease shall constitute Leased Property.

“Lease Receivable” shall mean as to any Borrower or any of its Subsidiaries, any right to payment (including, without limitation, lease, rental, principal, interest, stipulated loss, terminal adjustment of rents, penalties, fees, indemnification amounts or other payments and any payments by a rentee or lessee in respect of the purchase price for related Leased Property) under, or in respect of, any Lease or related Leased Property (including the right to liquidation or residual proceeds of such Leased Property).

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and a Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”, in each case, other than any such Person that ceases to be a Lender pursuant to an Assignment and Assumption.

“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify Parent and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Extended Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $30 million and (b) the aggregate amount of the Extended Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Extended Revolving Credit Facility.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or similar agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than such financing statement or similar notices filed for informational or precautionary purposes only); provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Liquidity Condition” means, as of any time of determination, that the sum of (a) cash and Cash Equivalents (other than Restricted Cash) of Parent and its Restricted Subsidiaries at such time plus (b) the aggregate amount of unused Revolving Credit Commitments at such time shall be no less than $250 million.

“Loan” means an extension of credit by a Lender to a Borrower under Article 2 in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) the Intercreditor Agreement, (e) the Second Lien Intercreditor Agreement (if any) and (f) amendments of and joinders to any Loan Documents that are deemed pursuant to their terms to be Loan Documents for purposes hereof.

“Loan Extension Agreement” means an agreement among the Borrowers and one or more Extending Lenders implementing the terms of any applicable Extension Offer pursuant to Section 2.16.

“Loan Parties” means, collectively, Parent, each other Borrower and each Guarantor.

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, future, present or former employees, directors, officers, managers, contractors, consultants or advisors (or their respective Controlled Investment Affiliates or Immediate Family Members) of Parent or any Restricted Subsidiary:

(a)       (i) in respect of travel, entertainment, relocation or moving related expenses, payroll advances and other analogous or similar expenses or payroll expenses, in each case incurred in the ordinary course of business or consistent with past practice or (ii) for purposes of funding any such Person’s purchase of Equity Interests (or similar obligations) of Parent or any Restricted Subsidiary with (in the case of this clause (a)(ii)) the approval of the board of directors (or equivalent body) of Parent or such Restricted Subsidiary, as applicable;

(b)       in respect of relocation or moving related expenses, payroll advances and other analogous or similar expenses or payroll expenses, in each case incurred in connection with any closing or consolidation of any facility or office; or

(c)       not exceeding $25 million in the aggregate outstanding at the time of incurrence.

“Margin Stock” has the meaning specified in Section 5.12(a).

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Master Leases” means, together, the CLEC Master Lease and the ILEC Master Lease.

“Master Lease Properties” means, as of any date of determination, the properties then leased to the tenants pursuant to the Master Leases.

“Master Services Agreement” means the Master Services Agreement, dated as of the Closing Date, by and between Windstream, on behalf of itself and its competitive local exchange and interexchange carrier affiliates, and Talk America Services, LLC.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial condition of Parent and its Restricted Subsidiaries, taken as a whole, (b) the ability of Parent and the other Loan Parties, taken as a whole, to perform their payment obligations under this Agreement, or (c) the material rights and remedies of the Administrative Agent and the Lenders under this Agreement.

“Material Intellectual Property” means intellectual property owned by any Loan Party or Restricted Subsidiary that is material to the business of Parent and its Restricted Subsidiaries taken as a whole, as determined in good faith by Parent.

“Material Real Property” means any Real Property owned by any Loan Party; provided that such Material Real Property may exclude any individual parcel with a fair market value (as determined in good faith by Parent) not to exceed $10 million as of the Closing Date (or as of the date of acquisition of such parcel, with respect to any parcel acquired after the Closing Date). In addition, the Administrative Agent may agree, in its sole discretion, to exclude from this definition of “Material Real Property” any Building (as defined in the applicable Flood Insurance Laws) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Laws). In such event, notwithstanding any provision in this Agreement, any Mortgage or any other Collateral Document to the contrary, such Building or Manufactured (Mobile) Home shall not be included in this definition of “Material Real Property” and such Building or Manufactured (Mobile) Home shall not be encumbered by any Mortgage.

“Material Subsidiary” means any Subsidiary of Parent that is not an Immaterial Subsidiary.

“Maturity Date” means (a) with respect to the Term Loans, October 24, 2022, (b) with respect to the Non-Extended Revolving Credit Facility, December 10, 2024, (c) with respect to the Extended Revolving Credit Facility prior to the Regulatory Approval Date, December 10, 2024September 24, 2027 and (db) with respect to the Extended Revolving Credit Facility on or after the Regulatory Approval Date, September 24December 30, 2027; provided that, in the case of clauses (b), (ca) and, on or after the Regulatory Approval Date, (db), the “Maturity Date” shall be the date that is 91 days prior to the maturity date of any Indebtedness with an aggregate principal amount of at least $200 million (“Springing Maturity Indebtedness”) unless the sum of (a) cash and Cash Equivalents (other than Restricted Cash) of Parent and its Restricted Subsidiaries at such time plus (b) the aggregate amount of unused Revolving Credit Commitments is equal to or greater than the outstanding aggregate principal amount of such Springing Maturity Indebtedness until the maturity of such Springing Maturity Indebtedness; provided, further, that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Incremental Facilities Amount” means, at any date of determination, a principal amount of not greater than (a) an unlimited amount, so long as on a Pro Forma Basis after giving effect to the incurrence of any such Incremental Term Loans, Revolving Commitment Increase or any Permitted Debt Offering (which, for the avoidance of doubt, shall be calculated after giving effect to any acquisition consummated concurrently therewith or to be consummated using the proceeds of such Incremental Term Loans, Revolving Credit Loans made pursuant to such Revolving Commitment Increase or Permitted Debt Offering and calculated giving effect to any Revolving Commitment Increase (assuming it were fully drawn) on the closing date thereof), the Consolidated Secured Net Leverage Ratio is equal to or less than 4.00 to 1.00 for the most recently ended Test Period for which internal financial statements are available plus (b) the greater of (x) $150389 million and (y) 3.0025% of Total AssetsConsolidated EBITDA (determined at the time such incurrence of any Incremental Term Loans, Revolving Commitment Increase or any Permitted Debt Offering) plus (c) the amount of any voluntary prepayments, repurchases, redemptions or other retirements of the Term Loans and any other Indebtedness (in the case of such other Indebtedness, to the extent such Indebtedness is (i) secured on a pari passu basis with respect to security with the Obligations, (ii) secured on a junior lien basis with the Obligations or (iii) unsecured, and so long as it was not, in the case of clause (ii) or (iii), originally incurred under clause (a) above), payments made pursuant to Section 3.07(a) and voluntary permanent reductions of the Revolving Credit Commitments effected after the Amendment No. 11 Effective Date (including pursuant to debt buy-backs made by Parent or any Restricted Subsidiary pursuant to “Dutch Auction” procedures and open market purchases permitted hereunder, in an amount equal to the discounted amount actually paid in respect thereof, but excluding (x) any prepayment with the proceeds of substantially concurrent borrowings of new Loans hereunder, (y) any reduction of Revolving Credit Commitments in connection with a substantially concurrent issuance of new revolving commitments hereunder and (z) prepayments with the proceeds of substantially concurrent incurrence of other long term Indebtedness (other than borrowings under the Revolving Credit Facility and other revolving Indebtedness, in each case without a substantially concurrent permanent commitment reduction)); provided that, for the avoidance of doubt, (A) unless the Parent elects otherwise, amounts shall be established or incurred utilizing clause (a) above prior to utilizing clause (b) above and (B) any Incremental Term Loans and each Revolving Commitment Increase that was previously incurred in reliance on clause (b) above will, unless the Parent elects otherwise, automatically be reclassified as having been incurred under clause (a) above so long as the Parent meet the requirements of such clause (a) above on a Pro Forma Basis at such time; provided further, that for purposes of determining the Maximum Incremental Facilities Amount, all Indebtedness in respect of any Permitted Debt Offering (including, for the avoidance of doubt, any debt securities (including registered debt securities) issued by any Loan Party in exchange for any such Indebtedness in accordance with the terms of a registration rights agreement entered into in connection with the issuance of such Indebtedness), and any Refinancing Indebtedness in respect thereof incurred pursuant to Section 7.02(b)(xii), shall be deemed to be secured by Liens regardless of whether or not so secured.

“Maximum Rate” has the meaning specified in Section 10.09.

“Merger” shall have the meaning given such term in the WIN Merger Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” has the meaning specified in Section 6.11(c).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means:

(a)       with respect to any Disposition or Casualty Event, 100% of the cash proceeds actually received by Parent or any of its Restricted Subsidiaries from such Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents and Credit Agreement Refinancing Indebtedness) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable as a result thereof, (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by Parent or any of its Restricted Subsidiaries including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction), (iv) any repayments of Indebtedness of Parent or any of its Subsidiaries (other than the Obligations) to the extent that such Indebtedness is secured by a Lien (other than a Lien that is subordinated to the Liens securing the Obligations) on the subject property required to be repaid as a condition to the Disposition of such property or as a result of such Casualty Event and (v) in the case of any Disposition or Casualty Event by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary of Parent, amounts required to be paid to any Person (other than Parent or any of its Restricted Subsidiaries) owning a beneficial interest in the subject property; and

(b)       with respect to any Indebtedness, 100% of the cash proceeds from the incurrence, issuance or sale by Parent or any of its Restricted Subsidiaries of such Indebtedness, net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to Parent or any Restricted Subsidiary shall be disregarded.

“Net Short Lender” has the meaning assigned to such term in Section 10.01.

“New LLC” means a limited liability company formed and owned by Holdings which limited liability company shall be organized under the laws of a state of the United States or the District of Columbia.

“New Operating Partnership” means a limited partnership formed and owned by Holdings which limited partnership shall be organized under the laws of a state of the United States or the District of Columbia.

“New Term Lender” means each Person listed on Schedule 1 to Amendment No. 2.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extended Revolving Credit Commitment” means, as to each Non-Extended Revolving Credit Lender, its obligation to make Non-Extended Revolving Credit Loans to the Borrower pursuant to Section 2.01(b)(ii)(A), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Non-Extended Revolving Credit Commitment” or in the Assignment and

Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Non-Extended Revolving Credit Commitments of all Non-Extended Revolving Credit Lenders as of the Amendment No. 811 Effective Date is $0.

“Non-Extended Revolving Credit Exposure” means, as to each Non-Extended Revolving Credit Lender, the sum of the amount of the outstanding principal amount of such Non-Extended Revolving Credit Lender’s Revolving Credit Loans.

“Non-Extended Revolving Credit Facility” means the Non-Extended Revolving Credit Commitments and the Non-Extended Revolving Credit Loans.

“Non-Extended Revolving Credit Lender” means, at any time, any Lender that has a Non-Extended Revolving Credit Commitment or that holds Non-Extended Revolving Credit Loans at such time.

“Non-Extended Revolving Credit Loan” has the meaning specified in Section 2.01(b)(ii)(A).

“Non-Extended Revolving Credit Note” means a promissory note of the applicable Borrowers payable to any Non-Extended Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of such Borrowers to such Non-Extended Revolving Credit Lender resulting from the Non-Extended Revolving Credit Loans made by such Non-Extended Revolving Credit Lender to such Borrowers.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Guarantor (other than the Borrowers).

“Note” means a Term Note, a Non-Extended Revolving Credit Note, an Extended Revolving Credit Note or a Swing Line Note, as the context may require.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) obligations of any Loan Party arising under any Secured Hedge Agreement or any Treasury Services Agreement, excluding, in the case of clauses (a) and (b), with respect to any Guarantor at any time, any Excluded Swap Obligations with respect to such Guarantor at such time. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (i) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or Subsidiary under any Loan Document and (ii) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender may elect to pay or advance on behalf of such Loan Party or such Subsidiary in accordance with this Agreement.

“obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Opco Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent in respect of the Opco Credit Agreement, or any successor administrative agent and/or collateral agent thereto.

“Opco Credit Agreement” means the Credit Agreement originally dated as of September 21, 2020, by and among Windstream, as borrower, Windstream Holdings, as Holdings, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended, amended and restated, supplemented, modified, refinanced or replaced from time to time.

“Organization Documents” means, (a) with respect to any corporation, the certificate, charter or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Master Lease” means that certain Master Lease, dated as of April 24, 2015, between CSL National and the other entities set forth on Schedule 1 thereto, as Landlord (as defined therein), and Windstream Holdings, Inc. as Tenant, as amended, supplemented or otherwise modified.

“Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(i).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax, other than any connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, any Loan Documents, or sold or assigned an interest in any Loan or Loan Document.

“Other Encumbrances” has the meaning specified in Section 7.01(e).

“Other Revolving Credit Commitments” means one or more Classes of revolving credit commitments hereunder to fund Other Revolving Credit Loans of the applicable Refinancing Series hereunder that result from a Refinancing Amendment.

“Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Other Term Loan Commitments” means one or more Classes of term loan commitments hereunder to fund Other Term Loans of the applicable Refinancing Series hereunder that result from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans (relating to any Class of Revolving Credit Commitments) on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing under such Class) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations (relating to any Class of Revolving Credit Commitments) on any date, the outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning set forth in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Perfection Certificate” means a certificate in the form of Exhibit G-1 hereto or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” means a certificate supplement in the form of Exhibit G-2 hereto or any other form approved by the Collateral Agent.

“Permitted Acquisition” means any Investment permitted under clause (c) of the definition of Permitted Investments.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between Parent or any of its Restricted Subsidiaries and another Person; provided, that any Cash Equivalents received must be applied in accordance with Sections 2.05(b) and 7.04.

“Permitted Debt Offering” means any issuance of senior secured or junior secured or unsecured Indebtedness by any Loan Party after the Closing Date through an incurrence of term loans or through a public offering or private issuance of debt securities under Rule 144A or Regulation S under the Securities Act, or otherwise; provided that, (a) such Indebtedness may be secured by a first priority Lien on the Collateral that is pari passu with the Lien securing the Obligations (other than any Permitted Debt Offering Indebtedness incurred in the form of term loans, which shall not be secured by a first priority Lien on the Collateral), or may be secured by a Lien ranking junior to the Lien on the Collateral securing the Obligations or may be unsecured; (b) such Indebtedness is not secured by any collateral other than the Collateral securing the Obligations; (c) such Indebtedness does not mature on or prior to the Latest Maturity Date (excluding customary unsecured bridge facilities having a one-year initial term that provide for extensions on customary terms to a date that is not earlier than the Business Day following such Latest Maturity Date) of, or have a shorter Weighted Average Life to Maturity than, the Term Loans; (d) except for terms that apply only after the Latest Maturity Date of the Term Loans, the terms (excluding pricing and optional prepayment or redemption terms) of such Indebtedness, taken as a whole, are not more restrictive in any material respect to the Loan Parties and the Restricted Subsidiaries, taken as a whole, than those governing the Senior Secured Notes or the Senior Unsecured Notes or are otherwise not more restrictive in any material respect to the Loan Parties and the Restricted Subsidiaries, taken as a whole, than those set forth in this Agreement (other than, in the case of any customary unsecured bridge facility, covenants, defaults and remedy provisions customary for bridge financings) (it being understood to the extent that any financial maintenance covenant is added for the benefit of any Permitted Debt Offering, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of any corresponding existing Facility); (e) a certificate of a Responsible Officer of the issuing Loan Party delivered to the Administrative Agent at least three (3) Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the issuing Loan Party has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements; and (f) none of Parent and its Subsidiaries (other than the Loan Parties) is a guarantor or borrower under such Permitted Debt Offering. Any debt securities

(including registered debt securities) issued by any Loan Party in exchange for any Indebtedness issued in connection with a Permitted Debt Offering in accordance with the terms of a registration rights agreement entered into in connection with the issuance of such Permitted Debt Offering Indebtedness shall also be considered a Permitted Debt Offering.

“Permitted Escrow Notes” means Indebtedness in the form of senior or subordinated notes (a) 100% of the net proceeds of the issuance of which (together with such additional amounts as may be necessary to fund the repayment thereof and accrued interest through the date of repayment) is and remains deposited to an escrow or segregated account established by the issuer of such Indebtedness that is subject to customary escrow or other control arrangements providing for the prepayment or redemption of such Indebtedness with the proceeds of such Indebtedness in certain circumstances (and otherwise providing for the release of the proceeds of such Indebtedness to the issuer of such Indebtedness (or a successor thereto)) and (b) which, until the date on which the proceeds of such Indebtedness are released to the issuer of such Indebtedness (or a successor thereto), is not guaranteed by, and does not otherwise provide for any recourse to (or to the assets of, including via any security interest) Parent or any Restricted Subsidiary.

“Permitted Investments” means:

(a)       any Investment in Parent or any of its Restricted Subsidiaries; provided, that any Investment by the Loan Parties in Restricted Subsidiaries that are not Collateral Support Parties pursuant to this clause (a), together with, but without duplication of, Investments made by Loan Parties in Restricted Subsidiaries that are not Collateral Support Parties pursuant to clause (c) below, shall not exceed an aggregate amount outstanding from time to time equal to $300 million;

(b)       any Investment in cash or Cash Equivalents;

(c)       any Investment by Parent or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment such Person becomes a Restricted Subsidiary, or such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or any of its Restricted Subsidiaries; provided:

(i)       that any Investment by the Loan Parties in a Person that becomes a Restricted Subsidiary which is not a Collateral Support Party pursuant to this clause (c), together with, but without duplication of, Investments made by Loan Parties in Restricted Subsidiaries that are not Collateral Support Parties pursuant to clause (a) above, shall not exceed an aggregate amount outstanding from time to time equal to $300 million;

(ii)       no Event of Default shall exist either immediately before or after such purchase or acquisition (or, if such purchase or acquisition is being financed with the proceeds of Incremental Term Loans or a Permitted Debt Offering and is not conditioned on the availability of financing, (x) no Event of Default shall exist on the date of execution of the definitive agreement with respect to such purchase or acquisition and (y) no Specified Event of Default shall exist on the date of consummation of such purchase or acquisition);

(iii)       Section 6.11 shall be complied with respect to such newly acquired Restricted Subsidiary and property; and

(iv)       on the date of such purchase or acquisition, Parent and its Restricted Subsidiaries shall be in Pro Forma Compliance with Section 7.09 for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b); provided that, to the extent such purchase or acquisition is being financed with the proceeds of Incremental Term Loans or a Permitted Debt Offering and is not conditioned on the availability of financing, this clause (iv) shall only be required to be satisfied as of the date of execution of the definitive agreement with respect to such purchase or acquisition;

and any Investment held by such Person at the time such Person becomes a Restricted Subsidiary; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(d)       any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with a Disposition made pursuant to the provisions described under Section 7.04 or any other disposition of assets not constituting a Disposition;

(e)       any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date, in each case, as set forth on Schedule 1.01E or an Investment consisting of any extension, modification or renewal of any Investment existing on the Closing Date; provided, that the amount of any such Investment may only be increased as required by the terms of such Investment as in existence on the Closing Date;

(f)       any Investment acquired by Parent or any of its Restricted Subsidiaries:

(i)       in exchange for any other Investment or accounts receivable held by Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(ii)       as a result of a foreclosure by Parent or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(iii)       as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates of Parent;

(g)       Hedging Obligations permitted under Section 7.02(b)(ix);

(h)       Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of Parent; provided, however, that such Equity Interests will not increase the amount available for (x) Restricted Payments under Section 7.05(a) or (y) Investments pursuant to clause (s) of this definition of “Permitted Investments”;

(i)       guarantees of Indebtedness permitted under Section 7.02;

(j)       any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 7.07(b) (except transactions described in clauses (ii), (viii), (ix) and (x) thereof);

(k)       Investments consisting of (x) purchases and acquisitions of inventory, Real Property, supplies, material, services or equipment, or other similar assets or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business or (y) the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(l)       other Investments having an aggregate fair market value (as determined in good faith by Parent), taken together with all other Investments made pursuant to this clause (l) that are at that time outstanding, not to exceed the greater of (x) $100233 million and (y) 2.0015% of Total AssetsConsolidated EBITDA (determined at the time such Investment is made);

(m)       advances to, or guarantees of Indebtedness of, officers, directors and employees not in excess of $5 million outstanding at any one time, in the aggregate;

(n)       loans and advances to officers, directors and employees for business-related travel expenses, moving expenses, payroll expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of Parent;Management Advances;

(o)       Investments (x) in an Unrestricted Subsidiary (i) in an amount required to permit such Unrestricted Subsidiary to pre-fund any interest payable on, and any special mandatory redemption premium with respect to, any Permitted Escrow Notes issued by such Unrestricted Subsidiary and (ii) in additional de minimis amounts required in connection with the formation and preservation of existence of such Unrestricted Subsidiary and (y) in an Unrestricted Subsidiary or a joint venture engaged in a Similar Business, in aggregate amount outstanding at any time under this clause (o)(y) not to exceed $50 millionthe greater of (x) 150.0 million and (y) 15.0% of LTM EBITDA (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(p)       any Investment in any Subsidiary or joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(q)       endorsements for collection or deposit in the ordinary course of business;

(r)       receivables owing to Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business or in accordance with customary trade terms (which trade terms may include such concessionary trade terms as Parent or any such Restricted Subsidiary deems reasonable under the circumstances), and other Investments to the extent such Investments consist of prepaid expenses made in the ordinary course of business by Parent or any Restricted Subsidiary;

(s)       so long as (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period for which internal financial statements are available, does not exceed 6.50 to 1.00 and (iii) the Consolidated Secured Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period for which internal financial statements are available, does not exceed 4.50 to 1.00, Investments in an aggregate amount not to exceed the Available Amount;

(t)        Investments pursuant to the Transaction Agreements (other than the Senior Notes Documents) as in effect on the Closing Date, including, without limitation, the repurchase, redemption or other acquisition for value of Equity Interests pursuant to the Employee Matters Agreement; and

(u)       (i) Investments in the form of manager advances or similar loans to any issuer thereof in connection with a Permitted Securitization Financing in an aggregate amount outstanding at any time under this clause (u) not to exceed $20 million and (ii) to the extent constituting an Investment, any deposit of cash payable to or belonging to any issuer thereof in accordance with any Permitted Securitization Documents.

(u)       Investments arising or made in connection with a Qualified Securitization Financing or Receivables Facility; and

(v)       Investments in a Similar Business (including any joint venture) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause that are at that time outstanding, not to exceed the greater of (i) $389 million and (ii) 25% of Consolidated EBITDA (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value; provided, however, that if any Investment pursuant to this clause is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) or (c) above and shall cease to have been made pursuant to this clause (v).

For the avoidance of doubt, an Investment in the form of acquisitions permitted above may be structured as an “UPREIT” acquisition, in which a Restricted Subsidiary would issue limited partnership interests (or other similar Equity Interests), which may then be subsequently repurchased for either common shares of Parent or cash.

“Permitted Junior Secured Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by a Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided, that (a) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and the obligations in respect of any Permitted Pari Passu Secured Refinancing Debt and is not secured by any property or assets of Parent or any Restricted Subsidiary other than the Collateral, (b) such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted Pari Passu Secured Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of Credit Agreement Refinancing Indebtedness, (c) a Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Second Lien Intercreditor Agreement with the Borrowers, the Guarantors and the Administrative Agent, and (d) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens” has the definition assigned to such term in Section 7.01.

“Permitted Other Debt Conditions” means that such applicable debt (a) does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred, (b) is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (c) to the extent secured, the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (d) in regard to any Refinancing Notes, the terms and conditions (excluding pricing and optional prepayment or redemption terms) are not materially more restrictive, taken as a whole, on the Loan Parties and the Restricted Subsidiaries than the those applicable to the Term Loan Facility being refinanced (except for covenants or other provisions applicable only to periods after the latest final maturity date of the Term Loan Facility); provided, that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of the applicable Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness and drafts of the documentation relating thereto, stating that Parent has determined in good faith that such terms and conditions satisfy the requirements of this clause (d) shall be conclusive evidence that such terms and conditions satisfy such requirements.

“Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by a Borrower in the form of one or more series of senior secured notes; provided, that (a) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of Parent or Restricted Subsidiary other than the Collateral, (b) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (c) such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the date that is the Latest Maturity Date at the time such Indebtedness is incurred or issued, (d) the security agreements relating to such Indebtedness (to the extent such Indebtedness is not incurred hereunder) are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (e) to the extent such Indebtedness is not incurred hereunder, a Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of the Intercreditor Agreement and (f) such Indebtedness, if consisting of Refinancing Notes, satisfies clause (d) of the definition of Permitted Other Debt Conditions. Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Reorganization” means (i) the merger of a Windstream Parent Entity of the Windstream Borrower with and into Holdings and the merger of the Windstream Borrower with and into a Subsidiary of Holdings or (ii) any other transaction that results in any Loan Party being an obligor on the Windstream Existing Debt Agreements and the borrower on the Windstream Existing Debt being an obligor on the Credit Agreement obligations and which the Borrower designates as a Permitted Reorganization, so that in each case, after giving effect to the Permitted Reorganization, the obligors of the Indebtedness under the Credit Agreement and the obligors of the Indebtedness under the Windstream Existing Debt Agreements will be the same (after giving effect to the execution of any joinders, supplements and other instruments in connection therewith and any applicable grace periods relating thereto) as the obligors under the Windstream Existing Debt Agreements; provided that immediately after giving effect to such transactions, no Event of Default shall have occurred and be continuing and such transaction shall not have the effect of releasing the Liens on all or substantially all of the Collateral which secured the Obligations.

“Permitted Reorganization Effective Date” means the date on which the Permitted Reorganization is consummated in all material respects, as determined by the Borrower and notified in writing to the Administrative Agent.

“Permitted Replacement Lease” means (a) any new lease entered into pursuant to Section 17.1(f) of the applicable Master Lease, (b) any new lease entered into pursuant to Section 5 of the applicable Recognition Agreement, (c) any new lease entered into with a Qualified Successor Tenant or (d) any assignment of the applicable Master Lease to a Qualified Successor Tenant, in each case, whether in respect of all or a portion of the Master Lease Properties subject to the Master Lease; provided, that no Permitted Replacement Lease may contain terms and provisions that would have been prohibited by Section 7.12(a) if such terms and provisions had been effected pursuant to an amendment or modification of the Master Lease.

“Permitted Securitization Documents” means all documents and agreements evidencing, relating to, contemplated by or otherwise governing a Permitted Securitization Financing, including, without limitation, each indenture, purchase agreement, credit agreement, guaranty agreement, Swap Contract, manager or management agreement, servicing agreement or arrangement or any supplement to any of the foregoing or any back-up or replacement manager, management or servicing agreement entered into in connection therewith or any fee letter or engagement letter entered into in connection therewith.

“Permitted Securitization Financing” means any transaction pursuant to which Securitization Assets or interests therein are or have been directly or indirectly sold, conveyed, contributed or are otherwise pledged or transferred (including by way of the transfer of the Equity Interests of the entity holding such Securitization Assets) to an Unrestricted Subsidiary, which transaction or transactions (x) may include Standard Securitization Undertakings of any Borrower and/or any Restricted Subsidiary and (y) shall other than Standard Securitization Undertakings have non-recourse to the Borrower or any Restricted Subsidiary based on the collectability, condition, value or marketability of any Securitization Assets.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrowers in the form of one or more series of senior unsecured notes or loans; provided, that (a) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (b) meets the Permitted Other Debt Conditions.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” means any “employee benefit plan” as such term is defined in Section 3(3) of ERISA established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning assigned to such term in Section 6.02.

“Post-Refinancing Revolving Credit Lender” has the meaning assigned to such term in Section 2.15(c).

“Pre-Refinancing Revolving Credit Lender” has the meaning assigned to such term in Section 2.15(c).

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Prepayment Premium” has the meaning specified in Section 2.05(a)(iii).

“Pro Forma Basis” and “Pro Forma Compliance” mean, with respect to compliance with any test or covenant hereunder, that such test or covenant shall have been calculated in accordance with Section 1.08.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided, that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections” means financial projections of Parent and its Subsidiaries for the fiscal years ending December 31, 2015, 2016, 2017, 2018 and 2019 which will be prepared on a pro forma basis after giving effect to the Transactions and will include consolidated income statements and a pro forma consolidated balance sheet of Parent as at the Closing Date.

“Public Lender” has the meaning assigned to such term in Section 6.02.

“Purging Distributions” means dividends and distributions by Parent, whether in cash or kind, in the amount required (as determined in good faith by Parent) to effect the distribution of Parent’s earnings and profits required by Section 857(a)(2)(B) of the Code in connection with or in anticipation of the REIT Election (including, for the avoidance of doubt, any earnings and profits allocated to Parent in connection with the Separation) and any subsequent “true-up” payments to correct for recalculations of the appropriate amount.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 11.15.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that, at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation, has total assets exceeding $10 million or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Successor Tenant” has the meaning set forth in Section 36.2 of each of the Master Leases.

“Qualified Securitization Financing” means any Securitization Facility that meets the following conditions: (i) the Parent shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Parent and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Company or any Restricted Subsidiary to the Securitization Subsidiary or, in the case of a Securitization Subsidiary, to any other Person are made for fair consideration (as determined in good faith by the Parent), (iii) the financing terms, covenants, termination events and other provisions thereof shall be fair and reasonable terms (as determined in good faith by the Parent) and (iv) the obligations under the Securitization Facility are non-recourse to the Parent and its Restricted Subsidiaries but may include Standard Securitization Undertakings.

“Ratio” means each of (a) the Consolidated Secured Leverage Ratio, (b) the Consolidated TotalNet Leverage Ratio and (cb) the Consolidated Total Net Leverage Ratio.

“Ratio Calculation Date” has the meaning set forth in Section 1.08(b).

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Assets” means (a) any receivable owed or payable to the Parent or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such receivable, all contracts and contract rights, guarantees or other obligations in respect of such receivable, all records with respect to such receivable and any other assets customarily transferred together with receivable in connection with a non-recourse receivable factoring arrangement.

“Receivables Facility” means an arrangement between the Parent or a Subsidiary and a commercial bank, an asset based lender or other financial institution or an Affiliate thereof pursuant to which (a) the Parent or such Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank, asset based lender or other financial institution (or such Affiliate) Receivables Assets and (b) the obligations of the Parent or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Parent and such Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Parent) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangements.

“Recipient” means the Administrative Agent, any Lender and any L/C Issuer, as applicable.

“Recognition Agreements” means the Recognition Agreements dated as of September 21, 2020 by and among CSL National, and the other landlord entities set forth on the signature page thereto, Windstream Holdings II, LLC, Windstream Services II, LLC, and the other tenant entities set forth on the signature page thereto, and the Opco Administrative Agent.

“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrowers, (b) the Administrative Agent, and (c) each Additional Refinancing Lender and each Lender that agrees to provide any portion of the Other Term Loans, Other Term Loan Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.15; provided, that the Credit Agreement Refinancing Indebtedness incurred pursuant to any such Refinancing Amendment (i) does not mature earlier than, or have a Weighted Average Life to Maturity shorter than, the applicable Refinanced Debt, (ii) is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors or secured by any assets that do not constitute Collateral, (iii) shall rank pari passu in right of payment and security with the other Loans and Commitments hereunder and (iv) except for terms that apply only after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is incurred or obtained, shall have terms (excluding pricing and optional prepayment or redemption terms), taken as a whole, that are not more restrictive in any material respect to the Loan Parties and the Restricted Subsidiaries, taken as a whole, than those governing the Refinanced Debt.

“Refinancing Indebtedness” has the meaning set forth in Section 7.02(b)(xii).

“Refinancing Notes” means Credit Agreement Refinancing Indebtedness incurred in the form of notes rather than loans.

“Refinancing Series” means all Other Term Loans, Other Term Loan Commitments, Other Revolving Credit Loans or Other Revolving Credit Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Other Term Loans, Other Term Loan Commitments, Other Revolving Credit Loans or Other Revolving Credit Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same yield (taking into account any applicable interest rate margin, original issue discount, up-front fees and any SOFR “floor”) and amortization schedule (if any).

“Refunding Capital Stock” has the meaning set forth in Section 7.05(c).

“Register” has the meaning set forth in Section 10.06(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulated Bank” means, an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulatory Approval Date” means the date on which the Parent has (i) received the requisite regulatory approvals for the maturity extension contemplated by Amendment No. 811 and (ii) has notified the Administrative Agent that the Regulatory Approval Date has occurred; provided that the Regulatory Approval Date shall not occur prior to April 1, 2023.

“Regulatory Authority” has the meaning set forth in Section 10.07.

“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856 et seq. of the Code.

“REIT Election” means Holdings’ election to be, and qualification to be taxed as, a REIT for U.S. federal income tax purposes

“Rejection Notice” has the meaning set forth in Section 2.05(b)(v).

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business; provided, that any assets received by Parent or a Restricted Subsidiary in exchange for assets transferred by Parent or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would be or become a Restricted Subsidiary.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment.

“Removal Effective Date” has the meaning set forth in Section 9.07(b).

“Representative” means, with respect to any Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Repricing Transaction” means any prepayment (including by way of any repricing, refinancing, replacement or conversion) of all or a portion of the initial Term Loans with proceeds from the incurrence by a Borrower of any new indebtedness having an All-In Yield that is less than the All-In Yield of the initial Term Loans (excluding any prepayments, repricings or refinancings in connection with a Change of Control) (as such comparable yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices), including as may be effected through any amendment to this Agreement relating to the All-In Yield of the initial Term Loans.

“Repurchase Right” means, with respect to any Indebtedness, the right to require the prepayment, repurchase, redemption or defeasance of such Indebtedness (including any obligation to prepay, repurchase, redeem or defease such Indebtedness).

“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Class Lenders” means, as of any date of determination, Lenders of a Class having more than 50% of the sum of (a) the Total Outstandings with respect to such Class (with, in the case of the Revolving Credit Facility, the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) of all Lenders of such Class and (b) the aggregate unused Commitments with respect to such Class of all Lenders of such Class; provided, that the unused Commitment and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender of such Class shall be excluded for purposes of making a determination of Required Class Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments, and (c) aggregate unused Revolving Credit Commitments; provided, that the unused Term

Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resignation Effective Date” has the meaning set forth in Section 9.07(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Loan Party and, solely for purposes of notices given pursuant to Article 2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.

“Restricted Cash” means cash and Cash Equivalents held by Parent and its Restricted Subsidiaries that either (x) is contractually restricted from being distributed to Parent or CSL Capital (other than pursuant to any restriction contained in agreements governing Indebtedness permitted under this Agreement that is secured by such cash or Cash Equivalents) or (y) would appear as “restricted” on a consolidated balance sheet of Parent prepared in accordance with GAAP.

“Restricted Debt Payment” has the meaning set forth in Section 1.11.

“Restricted Indebtedness” means unsecured Indebtedness incurred under Section 7.02(a), Section 7.02(b)(ii) or Section 7.02(b)(xxiii) (including the 7.125% Senior Unsecured Notes due December 15, 2024), and Indebtedness incurred to refinance any such Indebtedness pursuant to Section 7.02(b)(xii).

“Restricted Payment” has the meaning set forth in Section 7.05.

“Restricted Subsidiary” means, at any time, each direct and indirect Subsidiary of Parent (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in this definition of “Restricted Subsidiary.” For the avoidance of doubt, (i) each Borrower (other than Parent) shall constitute a Restricted Subsidiary, and no Borrower may be designated as an Unrestricted Subsidiary and (ii) notwithstanding anything to the contrary herein, Unrestricted Subsidiaries shall be permitted to engage solely in those activities permitted under Section 7.11.

“Restructuring Effective Date” has the meaning set forth in Amendment No. 1.

“Reverse Transition Services Agreement” means the Reverse Transition Services Agreement, dated as of the Closing Date, by and between Windstream and CSL National, on behalf of itself and its affiliates, including Talk America Services, LLC.

“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).

“Revolving Commitment Increase Lender” has the meaning set forth in Section 2.14(d).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and Class and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders of such Class pursuant to Section 2.01(b).

“Revolving Credit Commitments” means the Non-Extended Revolving Credit Commitments or the Extended Revolving Credit Commitments, or both, as the context may require.

“Revolving Credit Exposure” means the Extended Revolving Credit Exposure or the Non-Extended Revolving Credit Exposure, or both, as the context may require.

“Revolving Credit Facility” means the Non-Extended Revolving Credit Facility or the Extended Revolving Credit Facility, or both, as the context may require.

“Revolving Credit Lenders” means the Non-Extended Revolving Credit Lenders or the Extended Revolving Credit Lenders, or both, as the context may require.

“Revolving Credit Loans” means the Non-Extended Revolving Credit Loans or the Extended Revolving Credit Loans, or both, as the context may require.

“Revolving Extension Offers” has the meaning specified in Section 2.16(a).

“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by Parent or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred for value by such Person to a third Person in contemplation of such leasing.

“Same Day Funds” means immediately available funds.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more by any such Person or Persons, directly or indirectly.

“Scheduled Unavailability Date” has the meaning set forth in Section 3.03(b)(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit I-2 hereto (which agreement in such form or with immaterial changes thereto the Administrative Agent is authorized to enter into) together with any material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof.

“Secured Hedge Agreement” means any Swap Contract permitted under Article 7 that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” shall mean, as to any Borrower or any of its Subsidiaries, any of the following assets (or right, title or interests therein) from time to time originated, acquired or otherwise owned or in which such Person has any right, title or interests, in each case, without regard to where such assets or interests are located: (a) Lease Receivables; (b)Leases and Leased Property; (c) any Equity Interests in a Person substantially all of whose assets are Securitization Assets; (d) in each case, any related assets and property from time to time originated, acquired or otherwise owned by such Person (including, without limitation, interest or rent payments); and (d) all proceeds of the foregoing

“Securitization Assets” means (a) any accounts receivable, loan receivables, royalty, franchise fee, license fee, patent or other revenue streams and other rights to payment or related assets and the proceeds thereof; (b) any or all of the assets constituting (including the business and customer agreements related to) the Parent’s fiber networks and related assets of the Borrowers and Restricted Subsidiaries; provided, however, that in the case of this clause (b) (and, solely to the extent related to the assets described in this clause (b), clause (c)), at the time any Securitization Asset described in this clause (b) (and, solely to the extent related to the assets described in this clause (b), clause (c)) is sold to a Securitization Subsidiary, (i) the Consolidated Secured Net

Leverage Ratio shall not be greater than 4.25 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) and (ii) the Consolidated Total Net Leverage Ratio shall not be greater than 6.25 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom); provided, further that, at the time of the sale of such Securitization Asset, if the aggregate proceeds payable in respect of all such Securitization Assets sold in Qualified Securitization Financings on or after the Amendment No. 11 Effective Date is greater than $1.0 billion, determined on a pro forma basis, then the Company shall apply at least 40.0% of the net proceeds in connection with the sale of such Securitization Asset (which sale shall be on terms as contemplated by the definition of Qualified Securitization Financing) to repay any Indebtedness (and any expenses including any premium and accrued interest) of the Parent or any Restricted Subsidiary that is secured on a pari passu basis with respect to security with the Obligations within 90 days after the receipt of any net proceeds in connection with such sale; and (c) all collateral securing such receivable, asset or right, all contracts and contract rights, guarantees or other obligations in respect of such receivable, asset or right, lockbox accounts and records with respect to such account, asset or right and any other assets and rights customarily transferred (or in respect of which security interests are customarily granted) together with accounts, assets or rights in connection with a securitization, factoring or receivable sale.

“Securitization Facility” means any of one or more securitization, financing, factoring or sales transactions, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Parent or any of the Restricted Subsidiaries sells, transfers, pledges or otherwise conveys any Securitization Assets (whether now existing or arising in the future) to a Securitization Subsidiary or any other Person.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or Receivables Asset or participation interest therein issued or sold in connection with, and other fees, expenses and charges (including commissions, yield, interest expense and fees and expenses of legal counsel) paid in connection with, any Qualified Securitization Financing or Receivables Facility.

“Securitization Repurchase Obligation” means any obligation of a seller (or any guaranty of such obligation) of assetsof Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to repurchase such assets or to indemnify or otherwise compensate the transferee of such assetsmake payments with respect to Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of any Securitization Asset a receivable (or portion thereof) or any other applicable Securitization Asset or Receivables Asset becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to suchthe seller.

“Securitization Subsidiary” means any Subsidiary of the Parent (which may be an Unrestricted Subsidiary) in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings or Receivables Facilities and other activities reasonably related thereto or another Person formed for such purposes.

“Security Agreement” has the meaning specified in Section 4.01(b)(iii).

“Senior Notes” means the Senior Secured Notes and the Senior Unsecured Notes.

“Senior Notes Documents” means the Senior Secured Notes Documents and the Senior Unsecured Notes Documents.

“Senior Secured Notes” means $400,000,000 in an aggregate principal amount of Parent and CSL Capital’s 6.00% senior secured notes due 2023, issued on the Closing Date pursuant to the Senior Secured Notes Indenture.

“Senior Secured Notes Documents” means the Senior Secured Notes Indenture and the other transaction documents referred to therein (including the related guarantee, the related security agreements and the notes).

“Senior Secured Notes Indenture” means the Indenture for the Senior Secured Notes, dated as of April 24, 2015, among Parent and CSL Capital, as issuers, Wells Fargo Bank, National Association, as trustee and collateral agent, and the other entities from time to time party thereto, as the same may be amended, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement.

“Senior Unsecured Notes” means $1,110,000,000 in an aggregate principal amount of Parent and CSL Capital’s 8.25% senior unsecured notes due 2023, issued on the Closing Date pursuant to the Senior Unsecured Notes Indenture.

“Senior Unsecured Notes Documents” means the Senior Unsecured Notes Indenture and the other transaction documents referred to therein (including the related guarantee and the notes).

“Senior Unsecured Notes Indenture” means the Indenture for the Senior Unsecured Notes, dated as of April 24, 2015, among Parent and CSL Capital, as issuers, Wells Fargo Bank, National Association, as trustee, and the other entities from time to time party thereto, as the same may be amended, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement.

“Separation” means the disposition by Windstream and Windstream Holdings on the Closing Date of not less than 80.1% of the Capital Stock of Parent, pursuant to which Windstream will distribute such Capital Stock to Windstream Holdings, and Windstream Holdings will then distribute such common stock on a pro rata basis to its shareholders.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement, dated as of March 26, 2015, among Parent, Windstream and Windstream Holdings.

“Shortfall Term Loans” means the Other Term Loans made pursuant to the Shortfall Term Loan Commitments.

“Shortfall Term Loan Commitment” means the commitment of each New Term Lender to make Other Term Loans to the Borrowers on the Amendment No. 2 Effective Date in an aggregate principal amount set forth opposite such New Term Lender’s name on such Schedule 1.

“Similar Business” means any business conducted or proposed to be conducted by Parent and its Restricted Subsidiaries on the Closing Date or any business that is similar, reasonably related, complementary, incidental or ancillary thereto.

“SOFR” means the Secured Overnight Financing Rate as administered by the FRBNY (or a successor administrator).

“SOFR Adjustment” means 0.10% per annum (10 basis points).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on the sum of its debts and other liabilities, including contingent liabilities; (c) such Person has not incurred debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise); and (d) such Person does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.06(g).

“Specified Event of Default” means an Event of Default described in Section 8.01(a) or (f).

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation (as “Restricted” or “Unrestricted”), merger, amalgamation, consolidation, Incremental Term Loan or Revolving Commitment Increase or any other transaction that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Standard Securitization Undertakings” means representations, warranties, covenants, agreementsguarantees and indemnities made by any Borrower or any of its Restricted Subsidiaries that are customary for equipment lease, Lease Receivables, account receivables, loan receivables or similar factoring or securitization financings with respect to any Securitization Assetsentered into by the Parent or any Subsidiary of the Parent which the Parent has determined in good faith to be customary in a Securitization Facility or Receivables Facility, including with respectthose relating to the residual valueservicing of the assets of a Securitization Assets that become subject to a Permitted Securitization Financing; provided that Subsidiary, it being understood that any Securitization Repurchase Obligation and, in the case of a Receivables Facility, a non-credit related recourse accounts receivable factoring arrangement, shall in each case be deemed to be a Standard Securitization Undertakings shall (x) include Securitization Repurchase Obligations but (y) not include any Guarantee by the Borrower or its Restricted Subsidiaries of or in respect to any Indebtedness or collectability of any Securitization Assets.Undertaking.

“Stockholder’s and Registration Rights Agreement” means the Stockholder’s and Registration Rights Agreement, dated as of the Closing Date, by and between Windstream and Parent.

“Subordinated Indebtedness” means:

(a)       any Indebtedness of a Borrower which is by its terms subordinated in right of payment to the Obligations; and

(b)       any Indebtedness of a Guarantor which is by its terms subordinated in right of payment to the Guaranty of such Guarantor.

“Subsidiary” means, with respect to any Person:

(a)       any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person meeting this definition of “Subsidiary” or a combination thereof; and

(b)       any partnership, joint venture, limited liability company or similar entity of which

(A)       more than 50% of the voting interests or general partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person meeting this definition of “Subsidiary” or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and

(B)       such Person or any subsidiary of such Person meeting this definition of “Subsidiary” is a controlling general partner or otherwise directly or indirectly controls such entity.

“Successor Company” has the meaning specified in Section 7.03(d).

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning set forth in Section 11.15.

“Survey” means a survey of any Real Property subject to a Mortgage (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Real Property is located, (ii) dated (or redated) as of a date reasonably acceptable to the Administrative Agent, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the title company, (iv) complying with the detail requirements of the American Land Title Association reasonably required by the Administrative Agent, and (v) sufficient for the title company to issue a Title Policy, or (b) otherwise reasonably acceptable to the Collateral Agent.

“Swap” means any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1 a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate swaps and options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any Swap.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.03.

“Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.03.

“Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans or any successor or additional swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B hereto or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Note” means a promissory note of the applicable Borrowers payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of such Borrowers to such Swing Line Lender resulting from the Swing Line Loans.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50 million and (b) the aggregate amount of the Extended Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Extended Revolving Credit Commitments.

“Syndication Agent” means J.P. Morgan Securities LLC, as syndication agent.

“Talk America” means Talk America Services, LLC, a Delaware limited liability company.

“Tax Matters Agreement” means the Tax Matters Agreement, dated as of the Closing Date, among Parent, Windstream and Windstream Holdings.

“Taxes” means any present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings (including backup withholding) or other similar charges imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and currency and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term Lenders.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrowers pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). As of the Amendment No. 811 Effective Date, the aggregate amount of the Term Commitments is $0.

“Term Extension Offers” has the meaning specified in Section 2.16(a).

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time (and for the avoidance of doubt, the Term Lenders shall include all Continuing Term Lenders (as defined in Amendment No. 2) and all New Term Lenders).

“Term Loan” means a Loan made pursuant to Section 2.01(a) (and for the avoidance of doubt, the Term Loans shall include all Continuing Term Loans (as defined in Amendment No. 2) and all Shortfall Term Loans).

“Term Loan Standstill Period” has the meaning set forth in Section 8.01(b).

“Term Note” means a promissory note of Parent and CSL Capital payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Term Lender resulting from the Term Loans made by such Term Lender.

“Term SOFR” means:

(a)       for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and

(b)       for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR.”

“Term SOFR Replacement Date” has the meaning specified in Section 3.03(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of Parent then last ended (provided, that with respect to any date of determination prior to the first delivery of financial statements pursuant to Section 6.01(a) or Section 6.01(b), “Test Period” shall refer to the four fiscal quarters of Parent ended December 31, 2014).

“Threshold Amount” means $75 million (or the equivalent thereof in any foreign currency).

“Title Policy” means a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of a Mortgage as a valid mortgage Lien (subject only to Permitted Liens) on the mortgaged property and fixtures described therein in the amount equal to no more than the fair market value of such mortgaged property and fixtures, issued by a title company reasonably acceptable to the Collateral Agent which shall (a) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent; (b) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount); (c) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (provided, that, in lieu of a zoning endorsement, a zoning opinion, report or other letter in form and substance reasonably satisfactory to the Administrative Agent may be provided); and (d) affirmatively insure against loss arising out from or contain no exceptions to title other than Liens permitted hereunder.

“Total Assets” means total assets of Parent and its Restricted Subsidiaries on a consolidated basis, shown on the most recent balance sheet of Parent and its Restricted Subsidiaries delivered pursuant to Section 6.01 as may be expressly stated without giving effect to any amortization of the amount of intangible assets since the Closing Date, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in Section 1.08.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Trade Date” has the meaning specified in Section 10.06(b)(v)(B).

“Transaction Agreements” means this Agreement, the Employee Matters Agreement, the Original Master Lease, the Intellectual Property Matters Agreement, the Stockholder’s and Registration Rights Agreement, the Master Services Agreement, the Reverse Transition Services Agreement, the Separation and Distribution Agreement, the Tax Matters Agreement, the Transfer Agreements, the Transition Services Agreement and the Wholesale Master Services Agreement and each other agreement or arrangement entered into in connection with the Transactions.

“Transactions” means a collective reference to (a) the Loan Parties’ entry into the Facilities documented hereunder, (b) the Separation and entry into the Original Master Lease, (c) the REIT Election, (d) the issuance of the Senior Notes and (e) the Closing Date Transfers. For the avoidance of doubt, the Transactions shall not include the Purging Distribution.

“Transfer Agreements” means the Assignment Agreements (as defined in the Separation and Distribution Agreement) and any other document executed by Windstream Holdings, Windstream, Parent or their applicable Affiliates or Subsidiaries in connection with the transactions contemplated by Section 2.1(b) and Section 2.4(b) of the Separation and Distribution Agreement.

“Transition Services Agreement” means the Transition Services Agreement, dated as of the Closing Date, by and between Windstream and CSL National, on behalf of itself and its affiliates, including Talk America Services, LLC.

“Treasury Services Agreement” means any agreement between any Loan Party and any Hedge Bank relating to commercial credit or debit card, merchant card, or purchasing card programs (including non-card e-payables services), or treasury, depository, or cash management services (including automatic clearing house transfer of funds, overdraft, controlled disbursement, electronic funds transfer, lockbox, stop payment, return item and wire transfer services).

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the FRBNY is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Lender” means any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 11.15.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unfunded Pension Liability” means, with respect to any Pension Plan at any time, the amount of any of its unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(f)(2)(C).

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means:

(a)       any Subsidiary of Parent which at the time of determination is an Unrestricted Subsidiary (as designated by Parent, pursuant to Section 6.14); and

(b)       any Subsidiary of an Unrestricted Subsidiary referred to in clause (a) of this definition.

As of the Closing Date, all of Parent’s Subsidiaries are Restricted Subsidiaries.

“USA Patriot Act” has the meaning specified in Section 10.20.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors (or equivalent body) or other governing body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing: (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (b) the sum of all such payments; provided, that for purposes of determining the Weighted Average Life to Maturity of any Refinanced Debt or any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, the effects of any amortization or prepayments made on such Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Wholesale Master Services Agreement” means the Wholesale Master Services Agreement, dated as of the Closing Date, between Windstream Communications, Inc. and Talk America Services, LLC.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares required to be held by foreign nationals) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“WIN Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of May 3, 2024, among Holdings and Windstream Holdings II, LLC, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“WIN Merger Closing Date” shall mean the date of the Closing under, and as defined in, the WIN Merger Agreement.

“Windstream” means Windstream Services, II, LLC, a Delaware limited liability company (as successor in interest to Windstream Services, LLC).

“Windstream Borrower” has the meaning set forth in the definition of “Windstream Credit Agreement”.

“Windstream Credit Agreement” means that certain Credit Agreement, dated as of September 21, 2020 (as amended by Amendment No. 1 to Credit Agreement, dated November 9, 2020, Amendment No. 2, dated November 23, 2022, Amendment No. 3 to Credit Agreement, dated as of October 4, 2024 and as further amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time) by and among Windstream Services, LLC, a Delaware limited liability company (the “Windstream Borrower”), Windstream Holdings II, LLC, a Delaware limited liability company (“Windstream Holdings”), the other loan parties party thereto, JPMorgan Chase Bank, N.A. as administrative agent, and each other lender party thereto.

“Windstream Existing Debt” means all Indebtedness outstanding under each of the Windstream Existing Debt Agreements on the Permitted Reorganization Effective Date.

“Windstream Existing Debt Agreements” means each of: (i) the Windstream Credit Agreement, (ii) that certain Indenture, dated as of August 25, 2020 (as supplemented by the First Supplemental Indenture, dated as of September 21, 2020, as supplemented by the Second Supplemental Indenture, dated as of September 18, 2024 and as further amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time), by and among the Windstream Borrower, as issuer (the “Issuer”), Windstream Escrow Finance Corp., a Delaware corporation, as co-issuer (the “Co-Issuer” and, together with the Issuer, the “Issuers”), the guarantors party thereto from time to time and Wilmington Trust, National Association (“WTNA”), as Trustee and Notes Collateral Agent (each as defined therein), (iii) that certain Indenture, dated as of October 4, 2024 (as supplemented by the First Supplemental Indenture, dated as of December 23, 2024 and as further amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time), by and among the Issuers, the guarantors party thereto from time to time and WTNA, as Trustee and Notes Collateral Agent (each as defined therein) and (iv) each other agreement evidencing Indebtedness of Windstream Holdings or any of its Restricted Subsidiaries (as such term is defined in the Windstream Credit Agreement) permitted to be incurred under the WIN Merger Agreement that is outstanding as of the Permitted Reorganization Effective Date.

“Windstream Holdings” has the meaning set forth in the definition of “Windstream Credit Agreement”.

“Windstream Parent Entity” means any direct or indirect parent of Windstream Holdings or the Windstream Borrower.

“Withholding Agent” means any Loan Party, the Administrative Agent and, in the case of any U.S. federal withholding Tax, any other applicable withholding agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)       The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)       The words “herein,” “hereto,” “hereof” and “hereunder “and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c)       Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d)       The term “including” is by way of example and not limitation.

(e)       The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)       In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including; “the words “to” and “until” each mean “to but excluding; “and the word “through” means “to and including.”

(g)       Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03. Accounting Terms; GAAP. (a)All accounting terms not specifically or completely defined herein shall be construed in conformity with GAAP, except as otherwise specifically prescribed herein.

(b)       Notwithstanding anything to the contrary herein, for purposes of this Agreement (including in determining compliance with any test or covenant contained herein) with respect to (i)any Test Period during which any Specified Transaction occurs, the applicable Ratio shall be calculated with respect to such Test Period and such Specified Transaction on a Pro Forma Basis and (ii)any Test Period with respect to which testing is based on a Specified Transaction happening after the end of such Test Period, the applicable Ratio shall be calculated as if such Specified Transaction had taken place on the first day of such Test Period.

(c)       If Parent notifies the Administrative Agent that Parent wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or in the application thereof) occurring after the Closing Date on the operation of such provision (or if the Administrative Agent notifies Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the compliance of Parent and its Subsidiaries with such provision shall be determined on the basis of GAAP as in effect (and as applied) immediately before the relevant change became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to Parent and the Required Lenders. Until such notice is withdrawn or the relevant provision is so amended, Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement setting forth a reconciliation between calculations made with respect to the relevant provision before and after giving effect to such change in GAAP. Notwithstanding any other provision of this agreement, in no event shall a lease obligation that does not constitute a Capitalized Lease Obligation under

GAAP as in effect on the date hereof be treated as a Capitalized Lease Obligation for any purpose hereof.

Section 1.04. Rounding. Any financial ratios required to be maintained by Parent pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a)references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents, and (b)references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07. Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08. Pro Forma and Other Calculations. (a)Notwithstanding anything to the contrary herein, financial ratios and tests, including the Ratios, shall be calculated in the manner prescribed by this Section 1.08; provided, that notwithstanding anything to the contrary in clauses (b), (c), or (d) of this Section 1.08, when calculating any Ratio for purposes of (i)the definition of “Applicable Rate” and (ii)Section 7.09 (other than for the purpose of determining Pro Forma Compliance with Section 7.09), the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b)       In the event that Parent or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, redeems, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock subsequent to the Test Period for which any Ratio is being calculated (or, prior to the delivery of financial statements pursuant to Section 6.01, subsequent to the Closing Date) but prior to or simultaneously with the event for which the calculation of the applicable Ratio is made (the “Ratio Calculation Date”), then the applicable Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred on the last day of the applicable Test Period; provided, however, that, for purposes of any pro forma calculation of the Consolidated Total Net Leverage Ratio on such determination date pursuant to the provisions described in Section 7.02(a), the pro forma calculation shall not give effect to any Indebtedness incurred on such determination date pursuant to the provisions described under Section 7.02(b).

(c)       For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations and consolidations (as determined in accordance with GAAP), in each case with respect to a business (as such term is used in Regulation S-X Rule 11-01 under the Securities Act), a company, a segment, an operating division or unit or line of business that Parent or any of its Restricted Subsidiaries has determined to make and/or made during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP (except as set forth in the last sentence of clause (d) below) assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations and consolidations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom (subject to any limitations set forth in clause (a)(I) of the definition thereof, to the extent applicable) had occurred on the first day of the Test Period. If since the beginning of such Test Period any Person that subsequently became a Restricted Subsidiary or was merged with or into Parent or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Investment, acquisition, disposition, merger, amalgamation or consolidation, in each case with respect to a business (as such term is used in Regulation S-X Rule 11-01 under the Securities Act), a company, a segment, an operating division or unit or line of business that would have required adjustment pursuant to this Section 1.08, then the applicable Ratio shall be calculated giving pro forma effect thereto for such Test Period as if such Investment, acquisition, disposition, merger, amalgamation or consolidation (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred at the beginning of the applicable Test Period.

(d)       For purposes of making the computation referred to above, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Parent. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Ratio Calculation Date had been the applicable rate for the entire Test Period (taking into account any Hedging Obligations applicable to such Indebtedness); provided that in the case of repayment of any Indebtedness to the extent actual interest related thereto was included during all or any portion of the applicable Test Period, the actual interest may be used for the applicable portion of such Test Period and to give pro forma effect to such repayment. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of Parent to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable Test Period except as set forth in clause (b) of this Section 1.08. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Parent may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of Parent as set forth in an officer’s certificate, to reflect reasonably identifiable and factually supportable operating expense reductions and other operating improvements or synergies reasonably expected to result from any action taken or expected to be taken within twelve (12) months after the date of any acquisition, amalgamation or merger (subject to any limitations set forth in clause (a)(I) of the definition of Consolidated EBITDA, to the extent applicable); provided, that no such amounts shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA with respect to such period.

(e)       For purposes of calculation of any Ratio, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve (12) month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the applicable Test Period.

(f)       At any time prior to the first applicable test date under Section 7.09, any provision requiring pro forma compliance with Section 7.09 shall be made assuming that compliance with the Consolidated Secured Net Leverage Ratio set forth in Section 7.09 for the first Test Period set forth in Section 7.09 is required with respect to the most recent Test Period prior to such time.

Section 1.09. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.10. Limited Condition Transaction.

(a)       Notwithstanding anything to the contrary herein (including in connection with any calculation made on a Pro Forma Basis), to the extent that the terms of this Agreement require (i) compliance with any financial ratio or financial test (including Section 7.09 hereof, any Consolidated Secured Leverage Ratio, any Consolidated Total Leverage Ratio and/or any Interest Coverage Ratio test) and/or any cap expressed as a percentage of Total Assets, Consolidated Net Income or Consolidated EBITDA, (ii) other than for purposes of the availability of extensions of credit under the Revolving Credit Facility, accuracy of any representation or warranty and/or the absence of a Default or Event of Default (or any type of default or event of default) or (iii) compliance with any basket or other condition, as a condition to (A) the consummation of any transaction (including in connection with any acquisition, consolidation, business combination or similar Investment or the assumption or incurrence of Indebtedness), (B) the making of any Restricted Payment pursuant to clauses (i) and (ii) of the definition thereof and/or (C) the making of any Restricted Payment pursuant to clauses (iii) of the definition thereof (a “Restricted Debt Payment”), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (1) in the case of any acquisition, consolidation, business combination or similar Investment, any Disposition and any incurrence of Indebtedness or any transaction relating thereto, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition, consolidation, business combination, similar Investment or Disposition (or, solely in connection with an acquisition, consolidation or business combination to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 Announcement” of a firm intention to make an offer is made) or the establishment of a commitment with respect to such Indebtedness or (y) the consummation of such acquisition, consolidation, business combination, Investment or Disposition or the incurrence of such Indebtedness, (2) in the case of any Restricted Payment (other than a Restricted Debt Payment), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment and (3) in the case of any Restricted Debt Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of notice with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment, in each case, after giving effect on a Pro Forma Basis to the relevant acquisition, consolidation, business combination or similar Investment, Restricted Payment and/or Restricted Debt Payment, incurrence of Indebtedness or other transaction (including the intended use of proceeds of any Indebtedness to be incurred in connection therewith) and any other acquisition, consolidation, business combination or similar Investment, Restricted Payment, Restricted Debt Payment, incurrence of Indebtedness or other transaction that has not been consummated but with respect to which the Borrower has elected to test any applicable condition prior to the date of consummation in accordance with this Section 1.11, and no Default or Event of Default shall be deemed to have occurred solely as a result of an adverse change in such test or condition occurring after the time such election is made (but any subsequent improvement in the applicable ratio, test or amount may be utilized by the Borrower or any Restricted Subsidiary). For the avoidance of doubt, if the Borrower shall have elected the option set forth in clause (x) of any of the preceding clauses (1), (2) or (3) in respect of any transaction, then the Borrower shall be permitted to consummate such transaction even if any applicable test or condition shall cease to be satisfied subsequent to the Borrower’s election of such option. The provisions of this paragraph (a) shall also apply in respect of the incurrence of any Incremental Term Loans.

(b)       Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including pro forma compliance with Section 7.09 hereof, and any Consolidated Secured Leverage Ratio and/or any Consolidated Total Leverage Ratio testRatio) (such amounts and any cap expressed as a percentage of Total Assets, Consolidated Net Income or Consolidated EBITDA, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence. Unless the Borrower elects otherwise, the Borrower shall be deemed to have used amounts under an Incurrence-Based Amount then available to the Borrower prior to utilization of any amount under a Fixed Amount then available to the Borrower. For the avoidance of doubt, all Indebtedness substantially contemporaneously incurred will be included for purposes of determining compliance with Incurrence-Based Amounts outside of Sections 7.01 and 7.02.

Section 1.11. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation, or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.12. Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

Article 2

The Commitments and Credit Extensions

Section 2.01. The Loans. (a) The Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make, on the Closing Date, Loans denominated in Dollars in an aggregate amount not to exceed such Term Lender’s Term Commitment; provided that, notwithstanding anything to the contrary herein, such Loans made by Windstream pursuant to its Term Commitment shall be deemed to have been funded by Windstream in exchange for the contribution by Windstream to Parent and its Subsidiaries of certain of its assets. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein. The Borrowers shall be jointly and severally liable for such Term Loans.

(a)       The Revolving Credit Borrowings.

(i)       On the Amendment No. 811 Effective Date, in accordance with, and upon the terms and conditions set forth in, Amendment No. 811, (x) the Existing Revolving Credit Commitment and, until purchased pursuant to clause (iii) below, any Existing

Revolving Credit Loans of each Non-Extended Revolving Credit Lender outstanding on such date shall continue hereunder and be reclassified as a Non-Extended Revolving Credit Commitment and Non-Extended Revolving Credit Loans, respectively, on such date and (y) the Existing Revolving Credit Commitment and, until purchased pursuant to clause (iii), any Existing Revolving Credit Loans of each Extended Revolving Credit Lender outstanding on such date shall continue hereunder as an Extended Revolving Credit Commitment and Extended Revolving Credit Loans, respectively, on such date.

(ii)       Subject to the terms and conditions set forth herein, (A) each Non-Extended Revolving Credit Lender severally agrees to make Revolving Credit Loans denominated in Dollars to the Borrowers from its applicable Lending Office (each such loan, a “Non-Extended Revolving Credit Loan”) from time to time, on any Business Day after the Closing Date until the Maturity Date with respect to the Non-Extended Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Non-Extended Revolving Credit Commitment and (B) each Extended Revolving Credit Lender severally agrees to make Revolving Credit Loans denominated in Dollars to the Borrowers from its applicable Lending Office (each such loan, an “Extended Revolving Credit Loan”) from time to time, on any Business Day after the Amendment No. 811 Effective Date until the Maturity Date with respect to the Extended Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Extended Revolving Credit Commitment; provided, in each case, that after giving effect to any such Revolving Credit Borrowing of a particular Class, the aggregate Outstanding Amount of the Revolving Credit Loans of such Class of any Lender, plus, such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations of such Class, plus, such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Revolving Credit Commitment of such Class. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow Revolving Credit Loans under this Section 2.01(b)(ii), prepay Revolving Credit Loans under Section 2.04 and reborrow Revolving Credit Loans under this Section 2.01(b)(ii). Revolving Credit Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein. The Borrowers shall be jointly and severally liable for such Revolving Credit Loans.

(iii) On the Amendment No. 8 Effective Date, each Extended Revolving Credit Lender shall purchase or sell at par such interests in the outstanding Revolving Credit Loans (including Non-Extended Revolving Credit Loans) as may be specified by the Administrative Agent to ensure that, immediately after giving effect to all such purchases and sales (x) all Revolving Credit Loans are held by Extended Revolving Credit Lenders and (y) each Extended Revolving Credit Lender holds its Applicable Percentage of the aggregate outstanding amount of Extended Revolving Credit Loans. Any purchase of a Non-Extended Revolving Credit Loan by any Extended Revolving Credit Lender shall result in the Non-Extended Revolving Credit Loan becoming an Extended Revolving Credit Loan effective as of the Amendment No. 8 Effective Date. For the avoidance of doubt, the Term SOFR and Interest Period applicable to the Revolving Credit Loans purchased pursuant to this clause shall be the same immediately after such purchases as those in effect immediately prior to such purchases.

Section 2.02. Borrowings, Conversions and Continuations of Loans. (a)Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon Parent’s irrevocable notice to the Administrative Agent, which may be given by (i) telephone or (ii) a Committed Loan Notice; provided, that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or any conversion of Term SOFR Loans to Base Rate Loans, and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans. Except as provided in Section 2.14(a) and Section 2.03(c), each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a minimum principal amount of $5 million, or a whole multiple of $1 million, in excess thereof; provided that a Borrowing of Term SOFR Loans that results from a combination of a continuation or one or more outstanding Borrowings of Term SOFR Loans may be in an aggregate amount equal to such Borrowing or Borrowings. Except as provided in Section 2.03(c), Section 2.04(c) or Section 2.14(a) or in the case of a conversion of the entire principal amount of any Borrowing, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $1 million or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether Parent is requesting a Term Borrowing, an Extended Revolving Credit Borrowing, a Non-Extended Revolving Credit Borrowing a conversion of Term Loans or Revolving Credit Loans of any Class from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Parent fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If Parent requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b)       Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by Parent, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrowers in like funds as received by the Administrative Agent either by (i)crediting the account of such Borrowers on the books of Bank of America with the amount of such funds or (ii)at the election of Parent, wire transfer of such funds, in each case in accordance with instructions provided to

(and reasonably acceptable to) the Administrative Agent by Parent; provided, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by Parent, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, second, to the payment in full of any such Swing Line Loans, and third, to the applicable Borrowers as provided above.

(c)       Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan unless the Borrowers pay the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Term SOFR Loans.

(d)       The Administrative Agent shall promptly notify Parent and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. The determination of the Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify Parent and the Lenders of any change in the Administrative Agent's prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)       After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect.

(f)       The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g)       Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrowers, the Administrative Agent and such Lender.

(h)       With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

Section 2.03. Letters of Credit. (a)The Letter of Credit Commitment. (i)Subject to Section 4.02 and all of the other terms and conditions set forth herein, (A)each L/C Issuer agrees, in reliance upon the agreements of the other Extended Revolving Credit Lenders set forth in this

Section 2.03, (1)from time to time on any Business Day during the period from the Closing Date to the date that is thirty (30) days prior to the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of a Borrower (provided, that any Letter of Credit may be for the benefit of Parent or any Subsidiary of Parent) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2)to honor drafts under the Letters of Credit and (B)the Extended Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided, that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Extended Revolving Credit Exposure of any Revolving Credit Lender would exceed such Lender’s Extended Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly each Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)       An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)       any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)       subject to clause (b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless (1)each Appropriate Lender has approved of such expiration date or (2)the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer;

(C)       the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1)each Appropriate Lender has approved of such expiration date or (2)the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer;

(D)       the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer;

(E)       except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a standby Letter of Credit;

(F)       the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(G)       the Letter of Credit is to be denominated in a currency other than Dollars;

(H)       any Extended Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with Parent or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(I)       after giving effect to such issuance, the aggregate face amount of Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment.

(iii)       An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A)such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B)the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv)       Each L/C Issuer shall act on behalf of the Extended Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A)provided to the Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included such L/C Issuer with respect to such acts or omissions, and (B)as additionally provided herein with respect to such L/C Issuer.

(b)       Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i)Subject to Section 4.02, each Letter of Credit shall be issued or amended, as the case may be, upon the request of Parent delivered to an L/C Issuer during the period specified in Section 2.03(a) (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Parent. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 2:00 p.m. at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; and (e) such other matters as the relevant L/C Issuer may reasonably request (which may include the form of the requested Letter of Credit). In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request. Additionally, Parent shall furnish to each L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.

(ii)       Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from Parent and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the relevant L/C Issuer has received written notice from any Extended Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 4 shall not then be satisfied, then, subject to the terms and conditions hereof, the relevant L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the relevant L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Extended Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to (regardless of whether the conditions set forth in Section 4.02 have been satisfied), purchase from the relevant L/C Issuer without recourse or warranty a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share of the Extended Revolving Credit Facility times the amount of such Letter of Credit.

(iii)       If Parent so requests in any applicable Letter of Credit Application, the relevant L/C Issuer may, in its discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a Business Day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Once an Auto-Extension Letter of Credit has been issued, unless otherwise directed by the relevant L/C Issuer, Parent shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, that the relevant L/C Issuer shall not permit any such extension if (A)the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of (a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or Parent that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv)       Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to Parent and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)       Drawings and Reimbursements; Funding of Participations. (i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly Parent and the Administrative Agent thereof. Not later than 2:00 p.m. on the Business Day immediately following receipt of such notice by Parent of a payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse, on a joint and several basis, such L/C Issuer through the Administrative Agent (or directly to such L/C Issuer with a written notice to the Administrative Agent) in an amount equal to the amount of such drawing in Dollars; provided that the Borrowers may request an Extended Revolving Credit Borrowing pursuant to Section 2.02 in lieu of such reimbursement. If the Borrowers fail to so reimburse such L/C Issuer by such time, the L/C Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify each Extended Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Extended Revolving Credit Lender’s Pro Rata Share thereof. In such event, Parent shall be deemed to have requested an Extended Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Extended Revolving Credit Commitments of the Extended Revolving Credit Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)       Each Extended Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available in Dollars (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the relevant L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Extended Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii)       With respect to any Unreimbursed Amount that is not fully refinanced by an Extended Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Extended Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)       Until a Extended Revolving Credit Lender funds its Extended Revolving Credit Loan or L/C Advance pursuant to this clause (c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v)       Each Extended Revolving Credit Lender’s obligation to make Extended Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section, shall be absolute and unconditional and shall not be affected by any circumstance, including (A)any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B)the occurrence or continuance of a Default; (C)the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; or (D)any other occurrence, event or condition, whether or not similar to any of the foregoing, including without limitation, any of the events specified in Section 2.03(e); provided, that each Extended Revolving Credit Lender’s obligation to make Extended Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by Parent of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse, on a joint and several basis, the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)       If any Extended Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the relevant L/C Issuer submitted to any Extended Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(iv) shall be conclusive absent manifest error.

(vii) On the Amendment No. 8 Effective Date, the participations in any outstanding Letters of Credit shall be reallocated so that after giving effect thereto the Extended Revolving Credit Lenders shall share ratably in the L/C Obligations in accordance with their respective Pro Rata Shares of the aggregate Extended Revolving Credit Commitments.

(d)       Repayment of Participations. (i)If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Extended Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(i)       If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Extended Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)       Obligations Absolute. The obligation of the Borrowers to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)       any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)       the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this

Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)       any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)       any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)       any amendment or waiver of or any consent to departure from all or any of the provisions of the Loan Documents;

(vi)       any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Parent, the Borrowers or any of their Subsidiaries; or

(vii)       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party.

Parent shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Parent’s instructions or other irregularity, Parent will immediately notify the applicable L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)       Role of L/C Issuers. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than all documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any of their respective correspondents, participants or assignees shall be liable to any Lender for (i)any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Extended Revolving Credit Commitments, as applicable; (ii)any action taken or omitted in the absence of bad faith, gross negligence or willful misconduct; or (iii)the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that this assumption is not intended to, and shall not, preclude any Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties, nor any of their respective correspondents, participants or assignees shall be liable or responsible for any of the matters described in Section 2.03(e); provided, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of all documents specified in the Letter of Credit strictly complying with the terms and conditions of a Letter of Credit, in each case, as determined in a final judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary. Notwithstanding anything to the contrary contained in this Section 2.03(f), the Borrowers shall retain any and all rights it may have against any L/C Issuer for any liability arising out of the bad faith, gross negligence or willful misconduct of such L/C Issuer, as determined by a final judgment of a court of competent jurisdiction.

(g)       Cash Collateral. (i)If an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that has not been repaid and the conditions set forth in Section 4.02 to a Extended Revolving Credit Borrowing cannot then be met, (ii)if, as of the Letter of Credit Expiration Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn (and arrangements that are reasonably satisfactory to the applicable L/C Issuer have not otherwise been made), (iii)if any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Revolving Credit Commitments, as applicable, require the Borrowers to Cash Collateralize, on a joint and several basis, the L/C Obligations pursuant to Section 8.02, (iv)if, after the issuance of any Letter of Credit, any Lender becomes a Defaulting Lender, (v)an Event of Default set forth under Section 8.01(f) occurs and is continuing , then the Borrowers shall Cash Collateralize the then Outstanding Amount of (A)the applicable L/C Borrowing, in the case of the preceding clause (i), (B)all L/C Obligations, in the case of the preceding clauses (ii), (iii) and (v), or (C)such L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender that has not been reallocated to Non-Defaulting Lenders in accordance with Section 2.17(a)(iv) in the case of the preceding clause (iv), and shall do so not later than 4:00 p.m., on (x) in the case of the immediately preceding clauses (i) through (iv), (1)the Business Day that Parent receives notice thereof, if such notice is received on such day prior to 12:00 Noon, or (2) if clause (1) above does not apply, the Business Day immediately following the day that Parent receives such notice and (y) in the case of the immediately preceding clause (v), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Extended Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuers and the Extended Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay, on a joint and several basis, to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Specified Event of Default has occurred and is continuing, the excess shall be refunded to the Borrowers.

(h)       Letter of Credit Fees. The Borrowers shall pay, on a joint and several basis, to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share of the Extended Revolving Credit Facility a Letter of Credit fee for each Letter of Credit outstanding pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Such Letter of Credit fees shall be (i)due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii)computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)       Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrowers shall pay, on a joint and several basis, directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it to the applicable Borrower or Subsidiary equal to 0.125% of the daily maximum amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Such fronting fees shall be due and payable in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrowers shall pay, on a joint and several basis, directly to each L/C

Issuer for its own account with respect to each Letter of Credit issued to a Borrower or a Subsidiary thereof the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j)       Conflict with Issuer Documents. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)       Addition of an L/C Issuer. An Extended Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrowers, the Administrative Agent and such Revolving Credit Lender, and such agreement shall specify such additional L/C Issuer’s L/C Commitment. The Administrative Agent shall notify the Extended Revolving Credit Lenders of any such additional L/C Issuer.

(l)       Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and Parent when a Letter of Credit is issued, the rules of the ISP and, as to all matters not covered thereby, the laws of the State of New York shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the applicable L/C Issuer shall not be responsible to any Borrower (or any other Person) for, and such L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(m)       Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Parent or a Subsidiary thereof other than the Borrowers, the Borrowers shall be obligated to reimburse, on a joint and several basis, the L/C Issuers hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Parent or any such Subsidiary inures to the benefit of each Borrower, and that each Borrower’s business derives substantial benefits from the businesses of Parent and such Subsidiaries.

(n)       Reporting of Letter of Credit Information. At any time that any Extended Revolving Credit Lender other than the Person serving as the Administrative Agent is an L/C Issuer, then (i)on the last Business Day of each calendar month, (ii)on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii)on each date that an L/C Credit Extension occurs with respect to any Letter of Credit, and (iv) upon the request of the Administrative Agent, each L/C Issuer (or, in the case of clause (ii), (iii) or (iv), the applicable L/C Issuer) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such L/C Issuer) with respect to each Letter of Credit issued by such L/C Issuer that is outstanding hereunder, including any auto-renewal or termination of auto-renewal provisions in such Letter of Credit. No failure on the part of any L/C Issuer to provide such information pursuant to this Section 2.03(n) shall limit the obligation of any Borrower or any Extended Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.03.

(o)       Deemed Issuance. Subject to the terms, conditions and limitations set forth in this Section 2.03, Parent may designate letters of credit not otherwise constituting Letters of Credit hereunder issued by any L/C Issuer to be Letters of Credit hereunder by written notice to the applicable L/C Issuer and the Administrative Agent. Following such designation, such letter of credit shall be deemed to be a Letter of Credit hereunder for all purposes and any fees relating to such letter of credit shall be payable as set forth herein (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit).

Section 2.04. Swing Line Loans.

(a)       The Swing Line. (i)Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Extended Revolving Credit Lenders set forth in this Section 2.03, may in its sole discretion, make loans to the Borrowers (each such loan, a “Swing Line Loan”) from time to time on any Business Day (other than the Closing Date) until the Maturity Date for the Extended Revolving Credit Facility in an aggregate amount not to exceed at any time the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Extended Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Swing Line Lender’s Extended Revolving Credit Commitment; provided, that, after giving effect to any Swing Line Loan, (x) the Extended Revolving Credit Exposure shall not exceed the aggregate Extended Revolving Credit Commitment and (y) the aggregate Outstanding Amount of the Extended Revolving Credit Loans of any Lender (other than the relevant Swing Line Lender), plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Extended Revolving Credit Commitment then in effect; provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan; provided, further, that the Swing Line Lender shall be under no obligation to make Swing Line Loans at any time if any Lender is at such time a Defaulting Lender hereunder, unless such Defaulting Lender’s participation in the Swing Line Loan would be reallocated, in full, to Non-Defaulting Lenders in accordance with Section 2.17(a)(iv). Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.03, prepay under Section 2.04, and reborrow under this Section 2.03. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Extended Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b)        On the Amendment No. 8 Effective Date, the participations in any outstanding Swing Line Loans shall be reallocated so that after giving effect thereto the Extended

Revolving Credit Lenders shall share ratably in the Swing Line Obligations in accordance with their respective Pro Rata Shares of the aggregate Extended Revolving Credit Commitments.[Reserved].

(b)       Borrowing Procedures. Each Swing Line Borrowing shall be made upon Parent’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (i) telephone or (ii) a Swing Line Loan Notice; provided, that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the relevant Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i)the amount to be borrowed, which shall be a minimum of $100,000 and (ii)the requested borrowing date, which shall be a Business Day. Promptly after receipt by the relevant Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), such Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the relevant Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Extended Revolving Credit Lender) prior to the funding of the proposed Swing Line Borrowing (A)directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of this Section 2.04(b), or (B)that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the relevant Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers.

(c)       Refinancing of Swing Line Loans. (i)The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize such Swing Line Lender to so request on its behalf), that each Extended Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Extended Revolving Credit Commitments and the conditions set forth in Section 4.02. The relevant Swing Line Lender shall furnish Parent with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Extended Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 4:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Extended Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan, as applicable, to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)       If for any reason any Swing Line Loan cannot be refinanced by such a Extended Revolving Credit Borrowing in accordance with this Section 2.04(c)(ii), the request for Base Rate Loans submitted by the relevant Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Extended Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Extended Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to this Section 2.04(c)(ii) shall be deemed payment in respect of such participation.

(iii)       If any Extended Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by the Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)       Each Extended Revolving Credit Lender’s obligation to make Extended Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A)any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B)the occurrence or continuance of a Default, or (C)any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that each Extended Revolving Credit Lender’s obligation to make Extended Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d)       Repayment of Participations. (i)At any time after any Extended Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the relevant Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender.

(ii)       If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Extended Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate. The Administrative Agent will make such demand upon the request of a Swing

Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)       Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Extended Revolving Credit Lender funds its Base Rate Loan, Term SOFR Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f)       Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.05. Prepayments. (a)Optional. (i)Borrowers may, upon notice to the Administrative Agent, at any time or from time to time elect to voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty (except as provided in clause (iii) below); provided, that (1)such notice must be received by the Administrative Agent not later than 2:00 p.m. (A) three (3) Business Days prior to any date of prepayment of Term SOFR Loans and (B) on the date of prepayment of Base Rate Loans; provided, that if such notice is submitted electronically through the CashPro Credit platform, such notice shall be submitted in the form provided through the CashPro Credit platform or otherwise in a form reasonably acceptable to the Administrative Agent for such purposes; (2) any prepayment of Term SOFR Loans shall be in a principal amount of $5 million or a whole multiple of $1 million in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class (or Classes) and Type (or Types) of Loans and the order of Borrowing (or Borrowings) to be prepaid; provided that after the Amendment No. 8 Effective Date until the Maturity Date with respect to the Non-Extended Revolving Credit Facility, all Revolving Credit Loans shall be prepaid on a pro rata basis between the Non-Extended Revolving Credit Facility and the Extended Revolving Credit Facility; provided, further that, at their discretion, Borrowers shall be permitted to permanently repay and terminate commitments under the Non-Extended Revolving Credit Facility on a better than a pro rata basis as compared to the Extended Revolving Credit Facility. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by Parent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, that Parent may rescind any notice of prepayment under this Section 2.05(a) if such prepayment would have resulted from a refinancing or other repayment of all of the Loans of the applicable Class or other transaction, which refinancing or transaction shall not be consummated or shall otherwise be delayed. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a)(i), Parent may in its sole discretion select the Borrowing or Borrowings to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(ii)       Parent may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, elect to voluntarily prepay Swing

Line Loans in whole or in part without premium or penalty; provided, that (1)such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the date of the prepayment, and (2)any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Parent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein unless such notice is rescinded in accordance with Section 2.05(a)(i).

(iii)       In the event that, on or prior to October 21, 2017, the Borrowers (x) make any prepayment of Term Loans in connection with any Repricing Transaction, or (y) effect any amendment of this Agreement resulting in a Repricing Transaction, the Borrowers shall pay, on a joint and several basis, to the Administrative Agent, for the ratable account of each Term Lender, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the Term Loans being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the Term Loans outstanding immediately prior to such amendment that have been repriced (in each case, the “Prepayment Premium”).

(b)       Mandatory. (i)If (1) Parent or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.04 (excluding dispositions permitted by Section 7.04(l), (t), (tu) and (v)) or (2) any Casualty Event occurs, in each case, that results in the realization or receipt by Parent or such Restricted Subsidiary of Net Proceeds in excess of $15 million, the Borrowers shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by Parent, such Borrower or Restricted Subsidiary of such Net Proceeds an aggregate amount of Term Loans in an amount equal to 100% of all Net Proceeds received; provided, that if at the time that any such prepayment would be required, the Borrowers (or any Restricted Subsidiary) are required to offer to repurchase Permitted Pari Passu Secured Refinancing Debt, the Senior Secured Notes or any Permitted Debt Offering incurred under Section 7.02(b)(xxiii) that is secured on a pari passu basis with the Obligations (or any Refinancing Indebtedness in respect of the foregoing that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Disposition or Casualty Event (such Permitted Pari Passu Secured Refinancing Debt, Senior Secured Notes or Permitted Debt Offering (or any Refinancing Indebtedness in respect of the foregoing) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrowers (or any Restricted Subsidiary) may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided, that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(i) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided, further, that, if Parent or any of its Restricted Subsidiaries intend to use any portion of such Net Proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of Parent or any of its Restricted Subsidiaries or to make Permitted Acquisitions or any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired), in each case within twelve (12) months of such receipt, the Borrowers shall not be required to apply such portion of such Net Proceeds to prepay the Term Loans pursuant to this Section 2.05(b)(i) (it being understood that if any portion of such Net Proceeds are not so used within such twelve (12) month period but within such twelve (12) month period are contractually committed to be used, then such twelve (12) month period shall be extended by six (6) months, and any such remaining portion shall be applied pursuant to this Section 2.05(b)(i) as of the end of such six (6) month extension, or, if such contract is terminated or expires after the end of the initial twelve (12) month period, on date of such termination or expiry without giving effect to this proviso).

(ii)       If any Loan Party or any Restricted Subsidiary of a Loan Party incurs or issues any Indebtedness after the Closing Date (other than, in the case of Parent or any Restricted Subsidiary, Indebtedness not prohibited under Section 7.02, but including Credit Agreement Refinancing Indebtedness), the Borrowers shall cause to be prepaid an aggregate amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by such Loan Party or Restricted Subsidiary of such Net Proceeds.

(iii)       If for any reason the aggregate Non-Extended Revolving Credit Exposures at any time exceeds the aggregate Non-Extended Revolving Credit Commitments then in effect, the Borrowers shall promptly prepay or cause to be promptly prepaid Non-Extended Revolving Credit Loans. If for any reason the aggregate Extended Revolving Credit Exposures at any time exceeds the aggregate Extended Revolving Credit Commitments then in effect, the Borrowers shall promptly prepay or cause to be promptly prepaid Extended Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

(iv)       Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans then outstanding and paid to the applicable Lenders in accordance with their respective Pro Rata Shares (provided, that any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class (or Classes) of Refinanced Debt), subject to clause (v) of this Section 2.05(b).

(v)       Parent shall notify the Administrative Agent in writing of any mandatory prepayment of Loans (and/or Cash Collateralization of L/C Obligations) required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) promptly, and in no event more than three (3) Business Days, following the event giving rise to such mandatory prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. In the event of a mandatory prepayment of Term Loans of any Class required to be made at a time when more than one Borrowing of Term Loans of such Class is outstanding, the Borrower may, in such notice, select the Borrowing or Borrowings of Term Loans of such Class to be prepaid and, if applicable, the order in which such Borrowing shall be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of the contents of Parent’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the pre-payment. Each Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i) and (ii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and Parent no later than 5:00 p.m. one (1) Business Day prior to the proposed date of such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds remaining thereafter may be retained by the Borrowers and/or applied for any purpose not otherwise prohibited by this Agreement.

(vi)       Funding Losses, Etc. All prepayments under this Section 2.04 shall be made together with, in the case of any such prepayment of a Term SOFR Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Term SOFR Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term SOFR Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, each Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from Parent or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

Section 2.06. Termination or Reduction of Commitments. (a)Optional. Parent may, upon notice to the Administrative Agent, elect to terminate the Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit or terminate or reduce any Term Commitments (including any commitments to make Incremental Term Loans); provided, that (i)any such notice shall be received by the Administrative Agent not later than 2:00 p.m. three (3) Business Days prior to the date of termination or reduction, (ii)any such partial reduction shall be in an aggregate amount of $5 million or any whole multiple of $1 million in excess thereof, and (iii) Parent shall not elect to terminate or reduce (A) any Revolving Credit Facility if, after giving effect thereto and to any concurrent pre-payments hereunder, the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations

thereunder would exceed the Revolving Credit Facility, (B)the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C)the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit.

(b)       Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 10.13). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

Section 2.07. Repayment of Loans.

(a)       Term Loans.

(i)       Subject to adjustment pursuant to Section 2.07(a)(ii), the Borrowers shall repay, on a joint and several basis, to the Administrative Agent for the ratable account of the Term Lenders (A) on the last Business Day of each fiscal quarter ending on or after March 31, 2017 and prior to the Maturity Date for the Term Loans, an amount equal to 0.25% of the aggregate principal amount of the Term Loans outstanding immediately after giving effect to the Amendment No. 2 Effective Date and (B) to the extent not previously paid, on the Maturity Date for the Term Loans, the aggregate principal amount of all Term Loans outstanding on such date.

(ii)       Any prepayment of Term Loans of any Class will be applied to reduce the subsequent scheduled repayments of the Term Loans of such Class made pursuant to this Section 2.07(a) (x) in the case of any optional prepayment pursuant to Section 2.05(a), in a manner determined at the discretion of Parent Borrower and specified in writing to the Administrative Agent (or, if not so specified, to the remaining principal installments in direct order of maturity) and (y) in the case of any mandatory prepayment made pursuant to Section 2.05(b), to the remaining principal installments in direct order of maturity, in each case including to the final scheduled payment on the Maturity Date for the Term Loans.

(b)       Revolving Credit Loans. The Borrowers shall repay, on a joint and several basis, to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the applicable Revolving Credit Facility the aggregate principal amount of all of the Borrowers’ Revolving Credit Loans under such Revolving Credit Facility outstanding on such date.

(c)       Swing Line Loans. The Borrowers shall repay, on a joint and several basis, the aggregate principal amount of its Swing Line Loans on the earlier to occur of (i)the date ten (10)

Business Days after such Loan is made and (ii)the Maturity Date for the Extended Revolving Credit Facility.

Section 2.08. Interest. (a)Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii)each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the relevant Applicable Rate for Extended Revolving Credit Loans.

(b)       (i)If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(i)       If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)       Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)       Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09. Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a)       Commitment Fee. The Borrowers agree to pay, on a joint and several basis, to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share of the Non-Extended Revolving Credit Facility or the Extended Revolving Credit Facility, as applicable, a commitment fee equal to the Applicable Rate for unused commitment fees multiplied by the actual daily amount by which (i) in the case of Non-Extended Revolving Credit Lenders, the aggregate Non-Extended Revolving Credit Commitment exceeds the sum of the Outstanding Amount of Non-Extended Revolving Credit Loans and (ii) in the case of Extended Revolving Credit Lenders, the aggregate Extended Revolving Credit Commitment exceeds the sum of (A) the Outstanding Amount of Extended Revolving Credit Loans and (B) the Outstanding Amount of Extended L/C Obligations; provided, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided, further, that no Defaulting Lender shall be entitled to receive any fee payable under this Section 2.09(a) for any period during which such Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to be paid to that Defaulting Lender). The commitment fee on each Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the applicable Revolving Credit Facility, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the applicable Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee.

(b)       Other Fees. The Borrowers shall pay, on a joint and several basis, to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between Parent and the applicable Agent).

Section 2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of three hundred and sixty five (365) or three hundred and sixty six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11. Evidence of Indebtedness. (a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)       In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.12. Payments Generally. (a)All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 3:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 3:00 p.m. may, in each case in the discretion of the Administrative Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)       If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, that, if such extension would cause payment of interest on or principal of Term SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)       Funding by Lenders; Presumption by Administrative Agent. (i)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to any Borrower to but excluding the date of payment to the Administrative Agent, at (A)in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B)in the case of a payment to be made by any Borrower, the interest rate applicable to Base Rate Loans. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to applicable Borrower the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim such

Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(i)       Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from any Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(ii)       A notice of the Administrative Agent to any Lender or Parent with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.

(d)       Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)       Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, purchase its participation or to make its payment under Section 10.04(c).

(f)       Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)       Insufficient Funds. Except as otherwise provided herein, whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan

Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13. Sharing of Payments. Subject to Section 2.05(b)(v), if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided, that:

(i)       if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)       the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrowers or any of their respective Subsidiaries that is made other than in accordance with Section 10.06(j) (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.14. Incremental Credit Extensions. (a)Parent may, at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (a) one or more additional tranches of term loans (the “Incremental Term Loans”) or (b) one or more increases in the amount of the Revolving Credit Commitments of any Class (each such increase, a “Revolving Commitment Increase”); provided, that upon the effectiveness of any Incremental Amendment referred to below and at the time that any such Incremental Term Loan is made (and after giving effect thereto), (i) no Event of Default shall exist; provided that, with respect to any Incremental Term Loans the proceeds of which are to be used primarily to fund a Permitted Acquisition or other acquisition not prohibited hereunder the consummation of which is not conditioned on the availability of third-party financing substantially concurrently upon the receipt thereof, the absence of an Event of Default (other than a Specified Event of Default with respect to any Borrower) shall not constitute a condition to the issuance or incurrence of such Incremental Term Loans, and (ii) Parent and its Restricted Subsidiaries shall be in Pro Forma Compliance with Section 7.09 for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01 or Section 6.01(b) (which, for the avoidance of doubt, shall be calculated after giving effect to any acquisition consummated concurrently therewith or to be consummated using the proceeds of such Incremental Term Loans or Revolving Commitment Increase, as applicable, and calculated assuming any Revolving Commitment Increase is fully drawn). Each tranche of Incremental Term Loans and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $50 million (provided, that such amount may be less than $50 million if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans and the Revolving Commitment Increases (other than, for the avoidance of doubt, those established in respect of Extended Term Loans or Extension Revolving Credit Commitments pursuant to Section 2.16) shall not exceed the Maximum Incremental Facilities Amount.

(b)       Any Revolving Commitment Increase shall be on the same terms and pursuant to the same documentation applicable to the applicable Revolving Credit Facility (including the maturity date in respect thereof but excluding upfront commitment or similar fees); provided, that the Applicable Rate with respect to the applicable Revolving Credit Facility may be increased if necessary to be consistent with that required by the lenders providing the Revolving Commitment Increase. The Incremental Term Loans (a) shall rank pari passu or junior in right of payment and of security with the then-existing Revolving Credit Loans, Other Revolving Credit Loans, Term Loans and Other Term Loans (and, if such Incremental Term Loans rank junior in right of security with the then-existing Revolving Credit Loans and the Term Loans, shall be subject to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent), (b) shall not mature earlier than the Latest Maturity Date with respect to the Term Loans, (c) shall not have a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of the then-existing Term Loans, (d) shall be entitled to share in mandatory and voluntary prepayments on a ratable (or less than ratable, but in no event greater than ratable) basis with the then-existing Term Loans, and (e) shall bear interest at rates and be entitled to upfront fees as shall be determined by Parent and the applicable new Lenders; provided, however, that if the All-In Yield for the Incremental Term Loans shall exceed the All-In Yield with respect to the Term Loans by more than 50 basis points, then the interest rate margins applicable to the Term Loans shall be increased so that such excess shall be only 50 basis points. The Incremental Term Loans shall otherwise be on terms and pursuant to documentation to be determined by Parent; provided, that, to the extent such terms and documentation are not consistent with the Term Loans (except to the extent permitted by clauses (a) through (e) above), they shall be reasonably satisfactory to the Administrative Agent (it being understood that (x) without the consent of the Administrative Agent, such documentation may contain additional or more restrictive covenants than any then-existing Term Loans if such covenants are applicable only after the Latest Maturity Date hereunder and (y) to the extent that any financial maintenance covenant is added for the benefit of any Incremental Term Loans that applies prior to the Latest Maturity Date hereunder, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of any corresponding existing Term Loans) and subject to clauses (b) and (c) above, the amortization schedule (if any) applicable to the Incremental Term Loans shall be determined by Parent and the lenders thereof.

(c)       Each notice from Parent pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Commitment Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender or by any other Eligible Assignee (any such other bank or other financial institution being called an “Additional Lender”); provided, that the Administrative Agent, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases if such consent would be required under Section 10.06(b)(iii)(B) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the applicable Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment shall, without the consent of the Agents or the Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Parent to effect the provisions of this Section 2.14, including without limitation to incorporate the applicable lenders in respect of Incremental Term Loans as “Lenders”, and the Incremental Term Loans as “Loans” and/or “Term Loans”, for all applicable purposes hereunder, including the definition of Required Lenders and to establish any tranche of Incremental Term Loans as an independent Class or Facility, as applicable. The effectiveness of any Incremental Amendment shall be subject to such further conditions as Parent and the applicable Lenders and Additional Lenders shall agree. The Borrowers may use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Revolving Commitment Increases, unless it so agrees.

(d)       Upon each increase in the Revolving Credit Commitments of any Class pursuant to this Section 2.14, (a) each Revolving Credit Lender of such Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed (in the case of an increase to the Revolving Credit Facility of any Class only), a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender of such Class (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders of such Class represented by such Revolving Credit Lender’s Revolving Credit Commitment of such Class and (b) if, on the date of such increase, there are any Revolving Credit Loans under the applicable Facility outstanding, such Revolving Credit Loans of such Class shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans under the applicable Facility made hereunder (reflecting such increase in Revolving Credit Commitments of such Class), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans of such Class being prepaid and any reasonable and documented out-of-pocket costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(e)       The effectiveness of any Incremental Amendment shall be subject to, if reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate, including to reflect any Incremental Term Loans provided on a “certain funds” basis) and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Incremental Term Loans or Revolving Commitment Increase is provided with the benefit of the applicable Loan Documents.

(f)       This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 4.15. Refinancing Amendments. (a)On one or more occasions after the Closing Date, the Borrowers may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans or the Revolving Credit Commitments of any Class (and any Revolving Credit Loans made pursuant thereto) then outstanding under this Agreement (including any then-existing Other Term Loans or Other Revolving Credit Commitments), in the form of Other Term Loans, Other Term Loan Commitments, Other Revolving Credit Loans or Other Revolving Credit Commitments, as applicable, pursuant to a Refinancing Amendment; provided that, notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Other Revolving Credit Commitments or any other tranche of Revolving Credit Commitments of any Class and (C) repayments made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Revolving Credit Loans of any Class with respect to Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments (subject to clauses (3) and (4) below), (2) all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments of such Class, (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any Class with an earlier Maturity Date on a better than a pro rata basis as compared to any other Class with a later Maturity Date than such Class and (4) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to other Revolving Credit Commitments and Revolving Credit Loans; provided, further, that the effectiveness of any Refinancing Amendment pursuant to this Section 2.15, together with the effectiveness of any Revolving Commitment Increase, shall not result in there being more than two (2) separate Maturity Dates in effect for all Revolving Credit Commitments. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 (which, for the avoidance of doubt, shall not require compliance with Section 7.09 for any incurrence of Other Term Loans) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(b)       Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (x) $50 million or (y) an integral multiple of $5 million in excess thereof, unless the Administrative Agent shall otherwise agree in its discretion.

(c)       Upon the effectiveness of each Refinancing Amendment pursuant to which any Revolving Credit Commitments are refinanced, each Revolving Credit Lender immediately prior to such increase (each a “Pre-Refinancing Revolving Credit Lender”) will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Other Revolving Credit Commitment (each a “Post-Refinancing Revolving Credit Lender”), and each such Post-Refinancing Revolving Credit Lender will automatically and without further act be deemed to have assumed, a portion of such Pre-Refinancing Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Post-Refinancing Revolving Credit Lender) will equal the percentage of the aggregate Revolving Credit

Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment.

(d)       Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto, including without limitation to incorporate the applicable lenders in respect of Other Term Loans and/or Other Revolving Credit Loans as “Lenders”, the Other Term Loans as “Loans” and/or “Term Loans” for all applicable purposes hereunder, the Other Revolving Credit Loans as “Loans” and/or “Revolving Credit Loans” for all applicable purposes hereunder and the Other Revolving Credit Commitments as “Commitments” and/or “Revolving Credit Commitments” for all applicable purposes hereunder, including the definition of Required Lenders and to establish any tranche of Other Term Loans an independent Class or Facility, as applicable, and (ii)effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Parent, to effect the provisions of this Section 2.15, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(e)       This Section 2.15 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 4.16. Extension Offers. (a)Pursuant to one or more offers made from time to time by Parent to all Term Lenders of a particular Class by notice to the Administrative Agent, on a pro rata basis (based on the aggregate outstanding Term Loans of such Class) and on the same terms (“Term Extension Offers”), the Borrowers are hereby permitted to consummate transactions with individual Term Lenders from time to time to extend the maturity date of such Lender’s Term Loans and to otherwise modify the terms of such Lender’s Term Loans pursuant to the terms of the relevant Term Extension Offer (including increasing the interest rate or fees payable in respect of such Lender’s Term Loans and/or modifying the amortization schedule (if any) in respect of such Lender’s Term Loans). Pursuant to one or more offers made from time to time by Parent to all Revolving Credit Lenders of a particular Class by notice to the Administrative Agent, on a pro rata basis (based on the aggregate outstanding Revolving Credit Commitments) and on the same terms (“Revolving Extension Offers” and, together with Term Extension Offers, “Extension Offers”), the Borrowers are hereby permitted to consummate transactions with individual Revolving Credit Lenders from time to time to extend the maturity date of such Lender’s Revolving Credit Commitments and to otherwise modify the terms of such Lender’s Revolving Credit Commitments pursuant to the terms of the relevant Revolving Extension Offer (including increasing the interest rate or fees payable in respect of such Lender’s Revolving Credit Commitments). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentences shall mean, (i)when comparing Term Extension Offers, that the Term Loans are offered to be extended by each Lender of such Class for the same amount of time and that the interest rate changes and fees payable in respect thereto are the same and (ii)when comparing Revolving Extension Offers, that the Revolving Credit Commitments are offered to be extended by each Lender of such Class for the same amount of time and that the interest rate changes and fees payable in respect thereto are the same. Any such extension (an “Extension”) agreed to between Parent and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Term Loan (provided, that, for the avoidance of doubt, the implementation of an Incremental Term Loan to establish an Extended Term Loan shall not count as an Incremental Term Loan for purposes of calculating the Maximum Incremental Facilities Amount) for such Lender (if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”)) or a Revolving Commitment Increase (provided, that, for the avoidance of doubt, such Revolving Commitment Increase shall not count for purposes of calculating the Maximum Incremental Facilities Amount) for such Lender (if such Lender is extending an existing Revolving Credit Commitment (such extended Revolving Credit Commitment, an “Extension Revolving Credit Commitment”)).

(b)       The Borrowers and each Extending Lender shall execute and deliver to the Administrative Agent a Loan Extension Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extension Revolving Credit Commitments of such Extending Lender. Each Loan Extension Agreement shall specify the terms of the applicable Extended Term Loans and/or Extension Revolving Credit Commitments; provided, that (i)except as to interest rates, fees, amortization, final maturity date, collateral arrangements and voluntary and mandatory prepayment arrangements (which shall, subject to clauses (b)(ii) and (iii) of this proviso, be determined by Parent and set forth in the Extension Offer), the Extended Term Loans shall have (x) the same terms as the Term Loans, or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii)the final maturity date of any Extended Term Loans shall be no earlier than the Maturity Date for the Term Loans, (iii)the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans and (iv)except as to interest rates, fees, final maturity, collateral arrangements and voluntary and mandatory prepayment arrangements, any Extension Revolving Credit Commitment shall be a Revolving Credit Commitment with the same terms as the Revolving Credit Loans. Upon the effectiveness of any Loan Extension Agreement, this Agreement shall be amended to the extent necessary to reflect the existence and terms of the Extended Term Loans and/or Extension Revolving Credit Commitments evidenced thereby and other changes necessary to preserve the intent of this Agreement without the consent of any other Lender and without regard to Section 10.01, including without limitation to incorporate the Extending Lenders as “Lenders”, and the Extended Term Loans and Extension Revolving Credit Commitments as “Loans” and/or “Term Loans” and/or Commitments, for all applicable purposes hereunder, including the definition of Required Lenders and to establish any tranche of Extended Term Loans or Extension Revolving Credit Commitments as an independent Class or Facility, as applicable. Any such deemed amendment may, at Parent or the Administrative Agent’s request, be memorialized in writing by the Administrative Agent and Parent and furnished to the other parties hereto.

(c)       Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Credit Commitment will be automatically designated an Extension Revolving Credit Commitment. For the avoidance of doubt, the commitments and obligations of any Swing Line Lender or L/C Issuer can only be extended pursuant to an Extension or otherwise with such Person’s consent.

(d)       Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including this Section 2.16), (i)no Extended Term Loan or Extension Revolving Credit Commitment is required to be in any minimum amount or any minimum increment; provided, that the aggregate amount of Extended Term Loans or Extension Revolving Credit Commitment for any new Class of Term Loans or Revolving Credit Commitments made in connection with any Extension Offer shall be at least $50 million, (ii)any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Credit Commitment pursuant to one or more Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extension Revolving Credit Commitment), (iii)there shall be no condition to any Extension of any Loan or Revolving Credit Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extension Revolving Credit Commitment implemented thereby, (iv)the interest rate limitations referred to in the proviso to clause (e) of Section 2.14(b) shall not be implicated by any Extension and (v)all Extended Term Loans, Extension Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents. No Lender shall be obligated to extend its Term Loans or Revolving Credit Commitments unless it so agrees in its sole discretion, and any failure by a Lender to respond to an Extension Offer shall be deemed to be a rejection of such Extension Offer.

(e)       Each extension shall be consummated pursuant to procedures set forth in the associated Extension Offer; provided, that the Borrowers shall cooperate with the Administrative Agent prior to making any Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including timing, rounding and other adjustments.

(f)       This Section 2.16 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 4.17. Defaulting Lenders. (a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)       Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of “Required Lenders”.

(ii)       Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.03(g); fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.03(g); sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or any Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, L/C Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)       Certain Fees. With respect to any fee otherwise payable under Section 2.09(a) but not required to be paid to any Defaulting Lender pursuant to the second proviso thereof, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.

(iv)       Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of a Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s

Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 11.14, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b)       Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in Section 2.17(a) cannot, or can only partially, be effected, the Borrowers shall, on a joint and several basis and without prejudice to any right or remedy available to them hereunder or under Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.03(g).

(c)       New Swing Line Loans/Letters of Credit. Notwithstanding anything in this Agreement to the contrary, so long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)       Defaulting Lender Cure. If the Borrowers, the Administrative Agent and each Swing Line Lender and L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Article 3

Taxes, Increased Costs Protection and Illegality

Section 3.01. Taxes. (a)Any and all payments by or on account of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as otherwise required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Taxes from or in respect of any such payment by a Withholding Agent, then (i) the applicable Withholding Agent shall be entitled to make such deductions or withholdings, (ii) the applicable

Withholding Agent shall timely pay the full amount so deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws and (iii) if the Tax in question is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section 3.01(a)), the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)       In addition, the Borrowers and Guarantors shall timely pay, or at the option of the Administrative Agent timely reimburse it for the payment of, any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding any such Taxes imposed as a result of an assignment by a Lender (other than an assignment made pursuant to Section 10.13) that are Other Connection Taxes (hereinafter referred to as “Other Taxes”).

(c)       Each Borrower and each Guarantor shall jointly and severally indemnify each Recipient, within ten (10) days after written demand therefor, for (i) the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)       Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)       Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such

Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)       Status of Lenders. Each Lender shall, at such times as are reasonably requested by Parent or the Administrative Agent, provide Parent and the Administrative Agent with such properly completed and executed documentation prescribed by any Laws or reasonably requested by Parent or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in the rate of, any applicable withholding Tax with respect to any payments to be made to such Lender under any Loan Document. In addition, any Lender, if reasonably requested by Parent or the Administrative Agent, shall deliver such other documentation prescribed by any Laws or reasonably requested by Parent or the Administrative Agent as will enable the Loan Parties or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever any such documentation (including any specific documentation required below in this Section 3.01(f)) becomes obsolete, expired or inaccurate in any respect, deliver promptly to Parent and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by Parent or the Administrative Agent) or promptly notify Parent and the Administrative Agent in writing of its legal ineligibility to do so.

Without limiting the generality of the foregoing:

(1)       Each U.S. Lender shall deliver to Parent and the Administrative Agent on or before the date on which it becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or the Administrative Agent) two (2) properly completed and duly executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;

(2)       Each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Parent and the Administrative Agent (in such number of copies as shall be requested by Parent or Administrative Agent) on or before the date on which it becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or the Administrative Agent) whichever of the following is applicable:

(A)       two (2) properly completed and duly executed originals of IRS Form W-8BEN (or any successor form) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,

(B)       two (2) properly completed and duly executed originals of IRS Form W-8ECI (or any successor form),

(C)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two (2) properly completed and duly executed certificates substantially in the form of Exhibit J-1 (any such certificate, a “United States Tax Compliance Certificate”) and (B) two (2) properly completed and duly executed originals of IRS Form W-8BEN (or any successor form), or

(D)       to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), two (2) properly completed and duly executed originals of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, United States Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, IRS Form W-8IMY (or any successor form) and/or any other required information, certification or documentation from each beneficial owner, as applicable (provided, that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a United States Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of such direct or indirect partner (or partners));

(3)       Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Parent and the Administrative Agent (in such number of copies as shall be requested by Parent or the Administrative Agent) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or the Administrative Agent), two (2) properly completed and duly executed originals of any other form prescribed by applicable Laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding Tax on any payments to such Lender under the Loan Documents, together with such supplementary documentation as may be prescribed by applicable Law (including the Treasury Regulations) to permit any Loan Party or the Administrative Agent to determine the withholding or deduction required to be made; and

(4)       If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Parent and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by Parent or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Parent or the Administrative Agent as may be necessary for any Loan Party and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any intergovernmental agreement or similar agreement intended to facilitate compliance with, or otherwise related to FATCA.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)       If any party determines, in its sole discretion exercised in good faith that it has received a refund in respect of any Taxes as to which indemnification or additional amounts have been paid to it pursuant to this Section 3.01, it shall promptly remit to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made or additional amounts paid under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such indemnified party (including any Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such indemnifying party, upon the request of such indemnified party, agrees to promptly repay to such indemnified party the amount paid over to it pursuant to the above provisions of this Section 3.01 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority), in the event such indemnified party is required to repay such refund to the relevant Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.01 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any indemnifying party or any other Person.

(h)       Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)       For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any Swing Line Lender and any L/C Issuer.

Section 6.02. Illegality. If any Lender determines in good faith in its reasonable discretion that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon the SOFR or Term SOFR, then, on notice thereof by such Lender to Parent through the Administrative Agent, (i) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and Parent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the

Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03. Inability to Determine Rates.

(a)       If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of the preceding sentence of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b)       Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)       adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)       CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

(c)       Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent,

such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

Section 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term SOFR Loans. (a)Increased Costs Generally. If any Change in Law shall:

(i)       impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer;

(ii)       subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)       impose on any Lender or any L/C Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining, continuing or converting to any Loan the interest on which is determined by reference to Term SOFR (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such L/C Issuer or such other Recipient hereunder (whether of principal, interest or any other amount) by an amount deemed by such Lender or L/C Issuer to be material then, upon request of such Lender, such L/C Issuer or such other Recipient, the Borrowers will pay, on a joint and several basis, to such Lender, such L/C Issuer or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such L/C Issuer or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that such amounts shall be proportionate to the amounts that such Lender or L/C Issuer charges other borrowers or account parties for such additional costs incurred or reductions suffered on loans or letters of credit, as the case may be, similarly situated to the Borrower in connection with substantially similar facilities.

(b)       Capital Requirements. If any Lender or any L/C Issuer determines in good faith in its reasonable discretion that any Change in Law affecting such Lender or any L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy or liquidity) by an amount deemed by such Lender or L/C Issuer to be material, then, to the extent such compensation is sought by such Lender or L/C Issuer from similarly situated borrowers, the Borrowers, upon request of such Lender or such L/C Issuer, as the case may be, will pay, on a joint and several basis, to such Lender or such L/C Issuer such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered, to the extent such compensation is sought from similarly situated borrowers.

(c)       Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in clauses (a) or (b) of this Section 3.04 and delivered to Parent shall be conclusive absent manifest error. The Borrowers shall pay, on a joint and several basis, such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 3.05. Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate, on a joint and several basis, such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a)       any continuation, conversion, payment or prepayment of any Term SOFR Loan of any Borrower on a day other than the last day of the Interest Period for such Loan;

(b)       any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term SOFR Loan of the Borrowers on the date or in the amount notified by Parent; or

(c)       any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor pursuant to Section 2.01(b)(iii) or as a result of a request by Parent pursuant to Section 10.13; including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay, on a joint and several basis, any customary administrative fees charged by such Lender in connection with the foregoing.

Section 3.06. Matters Applicable to All Requests for Compensation. (a)Except with respect to any requests for compensation or indemnification under Section 3.01 (requests for which shall be governed by Section 3.01(c)), any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to Parent setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)       Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to Section 3.01, 3.02, 3.03 or 3.04 shall not constitute a waiver of such Lender’s or any L/C Issuer’s right to demand such compensation; provided, that the Borrowers shall not be required to compensate such Lender for any amount incurred more than one hundred-eighty (180) days prior to the date that such Lender notifies Parent of the event that gives rise to such claim; provided, that, if the circumstance giving rise to such claim is retroactive, then such one hundred-eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrowers under Section 3.04, Parent may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Term SOFR Loans, or, if applicable, to convert Base Rate Loans into Term SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)       If the obligation of any Lender to make or continue any Term SOFR Loan, or to convert Base Rate Loans into Term SOFR Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Term SOFR Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day (or days) of the then current Interest Period (or Interest Periods) for such Term SOFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i)       to the extent that such Lender’s Term SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Term SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii)       all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Term SOFR Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Term SOFR Loans shall remain as Base Rate Loans.

(d)       If any Lender gives notice to Parent (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Term SOFR Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term SOFR Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day (or days) of the next succeeding Interest Period (or Interest Periods) for such outstanding Term SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Term SOFR Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

Section 3.07. Replacement of Lenders under Certain Circumstances. (a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or such L/C Issuer shall (at the reasonable request of the Borrowers), as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrowers hereby agree to pay, on a joint and several basis, all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b)       Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, Parent may replace such Lender in accordance with Section 10.13.

Section 6.08. Survival. All of the Borrowers’ obligations under this Article 3 shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and any assignment of rights by, or replacement of, a Lender or L/C Issuer.

Article 4

Conditions Precedent to Credit Extensions

Section 4.01. Conditions to the Initial Credit Extensions. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction or waiver of the following conditions precedent:

(a)       the Transactions shall have been consummated simultaneously (or substantially simultaneously or concurrently) with the funding of such Credit Extension in accordance in all material respects with applicable law and on the terms described in the documents describing such Transactions or otherwise communicated to the Administrative Agent and the Lenders;

(b)       the Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party (if applicable), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)       executed counterparts of this Agreement;

(ii)       an original Note executed by the Borrowers in favor of each Lender that requested a Note at least two (2) Business Days prior to the Closing Date;

(iii)       a security agreement, in substantially the form of Exhibit F hereto (together with each security agreement supplement delivered pursuant to Section 6.11, in each case as amended, amended and restated, supplemented or otherwise modified, the “Security Agreement”), duly executed by each Loan Party, together with:

(A)       to the extent required to be delivered to the Collateral Agent pursuant to the terms of the Security Agreement, certificates and instruments representing the applicable Collateral referred to therein accompanied by undated stock powers or instruments of transfer executed in blank,

(B)       financing statements in form appropriate for filing under the UCC of the jurisdiction of incorporation, formation or organization, as applicable, of each Loan Party, covering the Collateral described in the Security Agreement owned by each such Loan Party,

(C)       copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and, to the extent such searches indicate that there are Liens on the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens), the Administrative Agent shall be reasonably satisfied that arrangements have been made to discharge such Liens on or prior to the Closing Date,

(D)       a Perfection Certificate duly executed by each of the Loan Parties, and

(E)       [reserved];

(iv)       the Intercreditor Agreement, duly executed by each party thereto;

(v)       (x) certifications of resolutions or other action, (y) incumbency certificates of Responsible Officers of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party, and (z) certifications as to the organizational documents of such Loan Party;

(vi)       certificates of good standing (or the equivalent or similar concept to the extent not applicable) from the applicable public official in the jurisdiction of incorporation, formation or organization, as applicable, of each Loan Party;

(vii)       a certificate signed by a Responsible Officer of Parent certifying that the conditions specified in Sections 4.02(a) and (b) have been satisfied;

(viii)       a certificate attesting to the Solvency of Parent and its Subsidiaries on a consolidated basis after giving effect to the Closing Date Transactions, from Parent’s chief financial officer, substantially in the form of Exhibit K hereto; and

(ix)       at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities with respect to the Loan Parties reasonably requested by the Lenders in writing at least ten (10) days prior to such date under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(c)       the Administrative Agent’s receipt of:

(i)       a favorable opinion of (A)Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Loan Parties and (B)Shapiro Sher Guinot & Sandler, P.A., Maryland counsel of Parent, in each case addressed to the Administrative Agent and each Lender and reasonably satisfactory to the Administrative Agent;

(ii)       evidence that Windstream has declared the dividend constituting the Separation; and

(iii)       (A) the Audited Financial Statements and (B) the Projections;

(d)       each of the Original Master Lease and the Recognition Agreement (as defined in the Original Master Lease) shall be in full force and effect in accordance with its terms, and the Administrative Agent shall have received a certificate, dated the as of the Closing Date, signed by a Responsible Officer of CSL National to such effect and attaching executed copies thereof;[reserved];

(e)       (i) all fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid; (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid and (iii) all reasonable fees, charges and disbursements of counsel to the Administrative Agent required to be paid on or prior to the Closing Date pursuant to Section 10.04 shall have been paid, to the extent invoiced at least two (2) Business Days prior to the Closing Date (or such later date as Parent shall reasonably agree); provided such fees, charges and disbursements may be paid with the proceeds of the Loans made on the Closing Date;

(f)       the Administrative Agent shall be reasonably satisfied (i) that all necessary regulatory, governmental and corporate approvals and consents have been received and (ii) with the outstanding indebtedness of Parent and its subsidiaries, in each case, as of the Closing Date; and

(g)       the Facilities shall have received public ratings from each of S&P and Moody’s, and Parent shall have received a public corporate credit rating and a public corporate family rating in respect of Parent and its Subsidiaries from each of S&P and Moody’s, in each case after giving effect to the Closing Date Transactions.

Without limiting the generality of the provisions of Section 9.03(e), for purposes of determining compliance with the conditions specified in this Section 4.01, each of the Lenders and the Administrative Agent that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02. Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans) is subject to the following conditions precedent:

(a)       The representations and warranties of each Loan Party contained in Article 5 and in any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date); provided, that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they shall be true and correct in all respects; and provided, further, that, with respect to any Incremental Term Loans the proceeds of which are used primarily to fund a Permitted Acquisition or other acquisition not prohibited hereunder the consummation of which is not conditioned on the availability of third-party financing (including repayment of Indebtedness of the Person acquired, or that is secured by the assets acquired, in such Permitted Acquisition or other acquisition) substantially concurrently upon the receipt thereof, the only representations and warranties the accuracy of which shall be a condition to the making of such Incremental Term Loans shall be (x) the representations and warranties set forth in Sections 5.01(a), 5.01(b)(i), 5.01(b)(ii), 5.02(a), 5.02(b), 5.02(c)(i), 5.04, 5.12, 5.14, 5.16, 5.17 (but only as it relates to security interests that may be perfected solely through the filing of UCC financing statements, filing of intellectual property security agreements (collectively, the “Intellectual Property Security Agreements” and each, an “Intellectual Property Security Agreement”) with the United States Patent and Trademark Office and United States Copyright Office and delivery of certificated securities collateral representing Equity Interests in United States Persons) and 5.18 and (y) the representations and warranties contained in the acquisition agreement relating to such Permitted Acquisition or other acquisition as are material to the interests of the Lenders, but only to the extent that Parent or any of its Affiliates have the right to terminate its or their obligations under such acquisition agreement as a result of a breach of such representations and warranties in such acquisition agreement.

(b)       No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom (or, with respect to any Incremental Term Loans the proceeds of which are to be used primarily to fund a Permitted Acquisition or other acquisition not prohibited hereunder the consummation of which is not conditioned on the availability of third-party financing substantially concurrently upon the receipt thereof, no Specified Event of Default with respect to any Borrower shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom).

(c)       The Administrative Agent and, if applicable, the relevant L/C Issuer or the relevant Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans) submitted by Parent shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article 5

Representations and Warranties

Each Loan Party represents and warrants to the Agents and the Lenders as of the Closing Date and as of the date of each Credit Extension that:

Section 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (b)(i), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party (a) are within such Loan Party’s corporate or other powers, (b) have been duly authorized by all necessary corporate or other organizational action and (c) do not and will not (i)contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01) (x) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (y) any material agreement to which such Person is a party; or (iii) violate any material Law; except with respect to any conflict, breach, violation or contravention referred to in clauses (ii) or (iii), to the extent that such conflict, breach, violation or contravention could not reasonably be expected to have a Material Adverse Effect.

Section 5.03. Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof), except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (or, with respect to consummation of the Transactions, will be duly obtained, taken, given or made and will be in full force and effect, in each case within the time period required to be so obtained, taken, given or made) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (a)Debtor Relief Laws and by general principles of equity, (b)the need for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (c)the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

Section 5.05. Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements fairly present in all material respects (i) (x) the assets contributed and liabilities assumed as of December 31, 2014 and 2013 as of the dates thereof and (y) the revenues and direct expenses for the years ended December 31, 2014, 2013 and 2012 throughout the periods covered thereby, in each case, of the consumer Competitive Local Exchange Carrier business of Windstream Holdings and in accordance with GAAP consistently applied, except as otherwise noted therein and (ii) the balance sheet of the Distributions Systems of Windstream Holdings as of December 31, 2014 and 2013 as of the dates thereof in accordance with GAAP consistently applied, except as otherwise noted therein.

(b)       Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Parent or any of the Restricted Subsidiaries or against any of their properties or revenues (other than actions, suits, proceedings and claims in connection with the Transactions) that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07. Ownership of Property; Liens; Master Lease, Etc. Except where the failure to do so have could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Parent and each of the Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except (a) Liens permitted by Section 7.01 and (b) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes. As of the Closing

Date, neither Parent nor any Restricted Subsidiary owns any Material Real Property. Each of the Master Leases and the Recognition Agreements are in full force and effect and is the legal, valid and binding obligation of each Loan Party party thereto and, to the knowledge of the Borrowers, each other party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 5.08. Environmental Compliance. (a) There are no claims, actions, suits, or proceedings against Parent or any of its Subsidiaries alleging liability or responsibility for violation of, or otherwise relating to, any Environmental Law or Hazardous Material that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)       Except as set forth on Schedule 5.08(b) and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by Parent or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by Parent or any of its Subsidiaries or, to the knowledge of the Borrowers, on any property formerly owned or operated by Parent or any of its Subsidiaries; (iii) there is no asbestos or asbestos containing material on any property currently owned or operated by Parent or any of its Subsidiaries; (iv) Hazardous Materials have not been Released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by Parent or any of its Subsidiaries and Hazardous Materials have not otherwise been Released, discharged or disposed of by Parent or any of its Subsidiaries at any other location and (v) Parent and its Subsidiaries have been and are in compliance with all Environmental Laws and Environmental Permits.

(b)       The properties owned, leased or operated by Parent or any of its Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of; (ii) require remedial action under; or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(c)       All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by Parent or any of its Subsidiaries have been disposed of in a manner that could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(d)       Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, neither Parent nor any of its Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law or any Hazardous Material.

Section 5.09. Taxes. Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, Parent and each of the Restricted Subsidiaries has timely filed all Tax returns required to be filed, and has paid all Taxes required to be paid by it, including in its capacity as a withholding agent, that are due and payable, except those Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been made in accordance with GAAP.

Section 5.10. ERISA Compliance. (a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b)       (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c)       There exists no Unfunded Pension Liability with respect to any Plans that could reasonably be expected to result in a Material Adverse Effect.

(d)       The assets of the Borrowers do not constitute “plan assets” of any ERISA Plan.

Section 5.11. Subsidiaries; Equity Interests. As of the Closing Date (after giving effect to any part of the Transactions that is consummated on or prior to the Closing Date), no Loan Party has any material Subsidiaries other than those disclosed in Schedule 5.11, and all of the outstanding Equity Interests owned by the Loan Parties in such material Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party in such material Subsidiaries are owned free and clear of all Liens except (a)those created under the Collateral Documents; and (b)any Lien that is permitted under Section 7.01.

Section 5.12. Margin Regulations; Investment Company Act. (a) No Loan Party is engaged in, nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB (“Margin Stock”)), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for the purpose of purchasing or carrying Margin Stock in violation of Regulation U.

(b)       None of the Loan Parties or any of the Subsidiaries of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.13. Disclosure. To the best of Parent’s knowledge, the reports, financial statements, certificates and other written information (other than as set forth below and other than information of a general economic or industry nature) furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, when taken as a whole and giving effect to all supplements and updates thereto, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided, that, with respect to projected financial information and pro forma financial information, Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and at the time of delivery; it being understood that such financial information as it relates to future events is not to be viewed as fact and that such projections may vary from actual results and that such variances may be material.

Section 5.14. Anti-Corruption Laws and Sanctions. The Borrowers have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance by the Borrowers, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrowers, their respective Subsidiaries and their respective officers and employees and, to the knowledge of the Borrowers, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrowers, their respective Subsidiaries or, to the knowledge of the Borrowers or such Subsidiaries, any of their respective directors, officers or employees, is a Sanctioned Person, and no Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

Section 5.15. Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Subsidiaries owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are used or held for use in connection with and reasonably necessary for the operation of their respective businesses as currently conducted, except where the failure to so own, license or possess the right to use any such IP Rights could not reasonably be expected to have a Material Adverse Effect. No action, suit, proceeding or claim is pending or, to the Loan Parties’ knowledge, threatened in writing, to the effect that the material IP Rights used by Parent or the Restricted Subsidiaries and/or the operation of their respective businesses as currently conducted infringes upon or otherwise misappropriates any rights held by any other Person except for such actions, suits, proceedings and claims, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect.

Section 5.16. Solvency. On the Closing Date after giving effect to the Closing Date Transactions, Parent and its Subsidiaries, on a consolidated basis taken as a whole, are Solvent.

Section 5.17. Security Documents. (a) Security Agreement. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by the Security Agreement or the Intercreditor Agreement (if in effect)), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by recording mortgages, filing financing statements or taking possession or control, in each case subject to no Liens other than Liens permitted hereunder.

(b)       PTO Filing; Copyright Office Filing. In addition to the actions taken pursuant to Section 5.17(a)(i), when the Security Agreement or a short form thereof (including each Intellectual Property Security Agreement) is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such Security Agreement (or Intellectual Property Security Agreements) shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors (to the extent intended to be created thereby) in Patents (as defined in the Security Agreement) and Trademarks (as defined in the Security Agreement) registered, issued or applied for, as applicable, with the United States Patent and Trademark Office or Copyrights (as defined in such Security Agreement) registered with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted hereunder (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered or applied for Trademarks, Patents and Copyrights acquired by the grantors thereof after the Closing Date).

(c)       Notwithstanding anything herein (including this Section 5.17) or in any other Loan Document to the contrary, neither Parent nor any other Loan Party makes any representation or warranty as to the effects of perfection or nonperfection, the priority or the enforceability of any pledge of or security interest (other than with respect to those pledges and security interests made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary) in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law.

Section 5.18. Use of Proceeds. (a) The Borrowers will use the proceeds of the Term Loans solely for the following purposes: (i) for the Closing Date Transfers; (ii) for Parent to make the Purging Distributions; (iii) to make Investments, acquisitions and Restricted Payments, in each case, to the extent permitted hereunder; and/or (iv) to fund working capital and general corporate purposes of Parent and the Restricted Subsidiaries, including the Closing Date Transaction Expenses and other expenses relating to the Transactions and the Purging Distribution.

(b)       No proceeds of the Revolving Credit Loans shall be used for the Purging Distributions unless Parent and its Restricted Subsidiaries shall be in Pro Forma Compliance with the Liquidity Condition.

Section 5.19. Licenses and Approvals. Each Loan Party and its Subsidiaries has all necessary licenses, permits and governmental authorizations, including, without limitation, licenses, permits and authorizations arising under or relating to telecommunications laws, to lease or own and operate its properties and to carry on its business as now conducted, except where the failure to have such licenses, permits and governmental authorizations would not reasonably be expected to result in a Material Adverse Effect.

Section 5.20. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

Article 6

 Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable remains unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (and not Cash Collateralized or backstopped by a letter of credit reasonably acceptable to the applicable L/C Issuer), each of the Loan Parties shall, and shall cause each of their Restricted Subsidiaries to:

Section 6.01. Financial Statements. (a) Deliver to the Administrative Agent for prompt further distribution to each Lender within ninety (90) days after the end of each fiscal year of Parent beginning with the fiscal year ending December 31, 2015, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year to the extent available, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing (without a “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except for any such qualification pertaining to, or disclosure of an exception or qualification resulting from, the maturity (or impending maturity) of any Indebtedness within one year of the date of such opinion, any breach or anticipated breach of any financial covenant or the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (an “Accounting Opinion”).

(a)       Deliver to the Administrative Agent for prompt further distribution to each Lender within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended, and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (in the case of such financial statements for fiscal quarters ending prior to June 30, 2016, to the extent available), all in reasonable detail and certified by a Responsible Officer of Parent as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

To the extent Parent designates any of its Subsidiaries as an Unrestricted Subsidiary, and, in the aggregate, the Unrestricted Subsidiaries account for greater than two-and-a-half percent (2.5%) of the Consolidated EBITDA of Parent and its Subsidiaries on a consolidated basis for with respect to the fiscal quarter or fiscal year covered by such financial statements, the financial statements referred to in this Section 6.01 shall be accompanied by reconciliation statements eliminating the financial information with respect to such Unrestricted Subsidiary or Unrestricted Subsidiaries.

Notwithstanding the foregoing (but subject to the immediately preceding sentence), the obligations in clauses (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of Parent and its Subsidiaries by furnishing (A) the applicable financial statements of Holdings or any direct or indirect parent of Holdings or (B) the Form 10-K or 10-Q, as applicable, filed with the SEC of Parent (or any direct or indirect parent of Parent); provided, that, (i) to the extent such information relates to a parent of the Parent and such parent has material assets, operations or liabilities aside from its ownership of Parent, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Parent (or such parent), on the one hand, and the information relating to the Parent and the Subsidiaries on a stand-alone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by an Accounting Opinion or an Accounting Opinion is separately provided to the Administrative Agent.

Documents required to be delivered pursuant to this Section 6.01 and Section 6.02(b) and (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent (or any direct or indirect parent of Parent) posts such documents, or provides a link thereto, at the website address listed on Schedule 10.02 or such other website as may be identified in a written notice from Parent to the Administrative Agent; or (ii) on which such documents are posted on Parent’s behalf on IntraLinks or another relevant website (including without limitation the EDGAR website of the Securities and Exchange Commission), if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

Section 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)       no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Parent;

(b)       except for any Form 10-K or Form 10-Q filed with the SEC, promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Parent or any Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)       no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), (i)a report setting forth the information required by a Perfection Certificate Supplement to the extent there has been a change in such information since the Closing Date or the date of the last such report and/or confirming that there has been no change in the information not included in such report since the Closing Date or the date of the last such report and (ii)a list of the Unrestricted Subsidiaries as of the date of delivery of such Compliance Certificate; and

(d)       promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (acting through the Administrative Agent) may from time to time reasonably request.

The Loan Parties hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak, ClearPar or a substantially similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and market-related activities with respect to such Persons’ securities. The Loan Parties hereby agree that so long as Parent is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, Parent shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Parent, any Borrower or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, Parent shall be under no obligation to mark any Borrower Materials “PUBLIC”.

Section 6.03. Notices. (a) Promptly after a Responsible Officer of a Loan Party has obtained knowledge thereof, notify the Administrative Agent:

(i)       of the occurrence of any Default;

(ii)       of the occurrence of any ERISA Event; and

(iii)       of any matter (including in regard to any court suit or action) that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of Parent setting forth details of the occurrence referred to therein and stating what action the Loan Parties have taken and propose to take with respect thereto and shall be made available to the Lenders by the Administrative Agent.

(b)       Parent or another Borrower shall promptly (and in any event within forty-five (45) days) notify the Collateral Agent in writing of any change in (i)legal name of any Loan Party, (ii)the type of organization of any Loan Party or (iii)the jurisdiction of organization of any Loan Party and, upon request by the Collateral Agent, take all actions necessary to continue the perfection of the security interest created hereunder following any such change with the same priority as immediately prior to such change. Parent agrees promptly to provide the Collateral Agent after notification of any such change with certified Organization Documents reflecting any of the changes described in the first sentence of this Section 6.03(b).

Section 6.04. Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of Taxes imposed upon it (including in its capacity as withholding agent) or upon its income or profits or in respect of its property, except, in each case, (a)to the extent the failure to pay or discharge the same could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (b)which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been made in accordance with GAAP.

Section 6.05. Preservation of Existence, Etc. (a)Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its incorporation, formation or organization, as applicable and (b)take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business; provided, however, that nothing in this Section 6.05 shall prohibit (i) sales, pledges, conveyances, transfers or other dispositions of assets, consolidations or mergers by or involving Parent or any Subsidiary or any other transaction conducted in accordance with Section 7.03 or 7.04 (other than, in the case of Section 6.05(a), with respect to the legal existence of Parent or any other Borrower); (ii) the withdrawal by Parent or any Subsidiary of its qualification as a foreign corporation or organization (as applicable) in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by Parent or any Restricted Subsidiary of any rights, permits, authorizations, copyrights, trademarks, trade names, franchises, licenses and patents that Parent or such Subsidiary, as applicable, reasonably determines are not useful to its business.

Section 6.06. Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a)maintain, preserve and protect all of its material tangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b)make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice and in the normal conduct of its business; provided, however, that nothing in this Section 6.06 shall prohibit (i) sales, pledges, conveyances, transfers or other dispositions of assets, consolidations or mergers by or involving Parent or any Restricted Subsidiary or any other transaction conducted in accordance with Section 7.03 or 7.04; (ii) the withdrawal by Parent or any Restricted Subsidiary of its qualification as a foreign corporation or organization (as applicable) in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by Parent or any Restricted Subsidiary of any rights, permits, authorizations, copyrights, trademarks, trade names, franchises, licenses and patents that Parent or such Subsidiary, as applicable, reasonably determines are not useful to its business.

Section 6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Parent and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Subject to Section 6.13(a), the third-party liability (other than directors and officers liability insurance, insurance policies relating to employment practices liability, crime or fiduciary duties, kidnap and ransom insurance policies and insurance as to fraud, errors and omissions) and property insurance policies of the Loan Parties shall name the Collateral Agent as additional insured (solely in the case of liability insurance) or loss payee (solely in the case of property insurance), as applicable. If at any time the improvements on a Material Real Property are located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrowers shall, or shall cause the applicable Loan Party to maintain, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and deliver to the Administrative Agent evidence of such insurance in form and substance reasonably acceptable to the Administrative Agent.

Section 6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Borrowers will maintain policies and procedures reasonably designed to ensure compliance by the Borrowers, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 6.09. Books and Records. Maintain proper books of record and account, in which entries are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the business of the Loan Parties or a Restricted Subsidiary, as the case may be.

Section 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at reasonable times during normal business hours, upon reasonable advance notice to Parent; provided, however, (a)unless an Event of Default exists, only the Administrative Agent on behalf of the Lenders may exercise the rights under this Section 6.10 and the Administrative

Agent shall not exercise such rights more often than one (1) time during any calendar year, (b)if an Event of Default exists and an individual Lender elects to exercise rights under this Section 6.10, (x) such Lender shall coordinate with the Administrative Agent and any other Lender electing to exercise such rights and shall share the results of such inspection with the Administrative Agent on behalf of the Lenders and (y) the number of visits and expense associated with such individual Lender inspections must be reasonable, and (c)Parent shall have the opportunity to participate in any discussions with Parent’s independent public accountants. Notwithstanding anything to the contrary in this Agreement, neither Parent nor any of its Subsidiaries will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or proprietary information, (ii) in respect of which disclosure to Administrative Agent (or its designated representative or independent contractor) or any Lender is then prohibited by law or contract (not created in contemplation thereof) or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 6.11. Additional Collateral; Additional Guarantors. (a) Subject to this Section 6.11 and Section 6.14(b), with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Collateral Documents but is not so subject, the Parent shall promptly notify the Administrative Agent of such acquisition and within forty-five (45) days after the acquisition thereof (or, with respect to intellectual property, on a quarterly basis) (or such later date as the Administrative Agent may agree) the applicable Loan Party shall (i)execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Collateral Documents or such other documents as the Administrative Agent or the Collateral Agent shall reasonably request to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Liens permitted hereunder; and (ii) take all actions reasonably necessary or advisable to cause such Lien to be duly perfected within the United States to the extent required by such Collateral Document in accordance with all applicable Law, including the filing of financing statements in such jurisdictions within the United States as may be reasonably requested by the Administrative Agent. The Borrowers shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Collateral Documents on such after acquired properties. For the avoidance of doubt, the forty-five (45) day deadline cited above shall not apply to Material Real Property. Rather, with respect to any Material Real Property acquired after the Closing Date, the relevant Loan Party shall not be required to execute and deliver the relevant Collateral Documents and such other documents as have been reasonably requested by the Administrative Agent or the Collateral Agent until (y) at least forty-five days prior written notice has been provided to the Administrative Agent and (z) the Parent has received confirmation from the Administrative Agent that flood insurance due diligence and flood insurance compliance as required by Section 6.07 hereto has been completed. Subject to Section 6.11(c), as soon as practicable thereafter, but in any event within sixty (60) days (or such later date as the Administrative Agent may agree) of satisfaction of these requirements with respect to such Material Real Property, the relevant Loan Party shall execute and deliver to the Administrative Agent the relevant Collateral Documents and such other documents as have been reasonably requested by the Administrative Agent or the Collateral Agent.

(b)       With respect to any Person that is or becomes a Subsidiary of Parent after the Closing Date (other than any Excluded Subsidiary) or ceases to be an Excluded Subsidiary, promptly (and in any event within forty-five (45) days (or, in the case of clause (ii)(B) below, ninety (90) days) after (I) the date such Person becomes a Subsidiary or (II) the date Parent delivers to the Administrative Agent financial statements by which it is determined that such Person ceased to be an Excluded Subsidiary (or such later date as the Administrative Agent may agree)), (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary owned by such Loan Party, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder (or holders) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party (in each case, with respect to Foreign Subsidiaries, to the extent applicable and permitted under foreign laws, rules or regulations) to the extent required to be so delivered under the Security Agreement, if necessary to perfect a Lien under applicable Law, by means of an applicable Collateral Document, to create a Lien on such Equity Interests and intercompany notes in which such perfection is required under the terms of the Security Agreement in favor of the Collateral Agent on behalf of the Secured Parties and (ii) cause any such Subsidiary (A) to execute a joinder agreement reasonably acceptable to the Administrative Agent or such comparable documentation to become a Guarantor and a joinder agreement to the applicable Collateral Documents (including the Security Agreement), substantially in the form annexed thereto, (B) to deliver Mortgages of Material Real Property owned by such Subsidiary (and otherwise comply with the requirements set forth in Section 6.11(c)), and (C) to take all other actions reasonably requested by the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Collateral Documents (including the Security Agreement) to be duly perfected within the United States to the extent required by such agreement in accordance with all applicable Law, including the recording of Mortgages and filing of financing statements in such jurisdictions within the United States as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, (1)no Excluded Subsidiary shall be required to become a Guarantor or otherwise take the actions specified in clause (ii) of this Section 6.11(b), (2) no more than (A) 65% of the total voting power of all outstanding voting stock and (B) 100% of the Equity Interests not constituting voting stock of any CFC or CFC Holdco (except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as voting stock for purposes of this Section 6.11(b)) shall be required to be pledged, (3) no Equity Interests in any Person held by a Foreign Subsidiary shall be required to be pledged, and (4) no Lien or similar interest shall be required to be granted, directly or indirectly, in the assets of any CFC or Foreign Subsidiary or any “Excluded Assets” (as such term is defined in the Security Agreement) (including, for the avoidance of doubt Securitization Assets or Receivables Assets sold, contributed or otherwise transferred in connection with a PermittedQualified Securitization Financing or Receivables Facility).

(c)       Each Loan Party shall grant to the Collateral Agent, within ninety (90) days of the acquisition thereof (or such later date as the Administrative Agent may agree), a security interest in and mortgage in a form reasonably satisfactory to the Administrative Agent and Collateral Agent (a “Mortgage”) on any Material Real Property as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted hereunder and a junior lien mortgage is not permitted thereby)). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Liens permitted hereunder. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by Law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require, including to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after acquired Real Property (including, to the extent so required, a Title Policy, a Survey, local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) and a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination, together with a notice executed by such Loan Party about special flood hazard area status, if applicable, in respect of such Mortgage).

(d)       The foregoing clauses (a) through (c) shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as (i) in the reasonable judgment of the Administrative Agent and Parent in writing, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (ii) such asset constitutes an Excluded Asset (as such term is defined in the Security Agreement). In addition, the foregoing will not require actions under this Section 6.11 by a Person if and to the extent that such action would (a) go beyond the corporate or other powers of the Person concerned (and then only as such corporate or other power cannot be modified or excluded to allow such action); or (b) result in material issues of director’s personal liability, breach of fiduciary duty or criminal liability. The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with Parent, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

(e)       Notwithstanding the foregoing provisions of this Section 6.11 or anything in this Agreement or any other Loan Document to the contrary, Liens required to be granted from time to time pursuant to this Section 6.11 shall be subject to exceptions and limitations set forth herein, in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Collateral Agent and Parent. Notwithstanding the foregoing provisions of this Section 6.11 or anything in this Agreement or any other Loan Document to the contrary, any Subsidiary of Parent that Guarantees the Senior Secured Notes or the Senior Unsecured Notes shall be required to be a Guarantor hereunder for so long as it Guarantees such Indebtedness.

Section 6.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits, (b) obtain and renew all Environmental Permits necessary for its operations and properties, and (c) to the extent the Loan Parties or any Restricted Subsidiary are required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any affected property, in accordance with the requirements of all Environmental Laws.

Section 6.13. Post-Closing Conditions and Further Assurances. (a) Within ninety (90) days after the Closing Date (subject to extension by the Administrative Agent in its discretion), deliver each Collateral Document or other deliverable set forth on Schedule 6.13(a), duly executed, if applicable, by each Loan Party that is a party thereto, together with all documents and instruments required to perfect the security interest of the Administrative Agent in the Collateral (if any) free of any other pledges, security interests or mortgages, except Liens permitted hereunder.

(b)       Promptly upon request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, rerecord, file, refile, register and reregister any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents. If the Administrative Agent, the Collateral Agent or the Required Lenders reasonably determine that they are required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Parent shall cooperate with the Administrative Agent in providing or obtaining appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

Section 6.14. Designation of Subsidiaries. (a) Parent may designate any of its Subsidiaries (including any existing Subsidiary and any newly acquired or newly formed Subsidiary but excluding the Borrowers and CSL National) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Parent or any Subsidiary of Parent (other than solely any Subsidiary of the Subsidiary to be so designated); provided, that no Event of Default shall have occurred and be continuing and Parent and its Restricted Subsidiaries shall be in Pro Forma Compliance with Section 7.09 for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) and provided, further, that such designation complies with Section 7.06.

(b)       Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that, immediately before and after giving effect to such designation, no Event of Default shall have occurred and be continuing and Parent and its Restricted Subsidiaries shall be in Pro Forma Compliance with Section 7.09 for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b); provided, further, that any Indebtedness of the applicable Subsidiary and any Liens encumbering its property existing as of the time of such designation shall be deemed incurred or established, as applicable, at such time.

(c)       Any such designation by Parent shall be notified by Parent to the Administrative Agent by promptly delivering to the Administrative Agent a certificate of a Responsible Officer of Parent certifying that such designation complied with the applicable foregoing provision. Parent shall not be permitted to designate any Subsidiary as an Unrestricted Subsidiary if, after such designation, such Subsidiary would not be an “unrestricted subsidiary” (or equivalent term) in the documentation relating to any other Indebtedness of the Loan Parties having an outstanding principal amount in excess of the Threshold Amount (unless such Subsidiary is designated an “unrestricted subsidiary” substantially concurrently with its designation as an Unrestricted Subsidiary hereunder).

(d)       Notwithstanding anything to the contrary in this Section 6.14, no Subsidiary that holds or otherwise has an interest in any Material Intellectual Property may be designated as an Unrestricted Subsidiary except to the extent such Material Intellectual Property is related to the anticipated business activities to be conducted by such Unrestricted Subsidiary (as determined by the Borrower in good faith).

Section 6.15. Master Lease. So long as any Restricted Subsidiary is party to any Master Lease, deliver to the Administrative Agent (a) to the extent provided to CSL National or any other Loan Party pursuant to either Master Lease, quarterly or annual financial statements of Windstream Holdings or parent company of Windstream Holdings and (b) promptly after the effectiveness thereof (and in any event within five (5) Business Days or such longer period as the Administrative Agent shall agree in its sole discretion), copies of any amendment or modification to, or waiver of, any Master Lease or Recognition Agreement, or any notice of default delivered or received thereunder.[Reserved].

Section 6.16. Use of Proceeds. Use the proceeds of the Credit Extensions (including any issued Letters of Credit) not in contravention of any Law (including Sanctions) or of any Loan Document.

Section 6.17. Maintenance of Ratings. Use commercially reasonable efforts to (a) cause each Facility to be continuously rated (but not any specific rating) by at least two of three of S&P, Moody’s or Fitch and (b) maintain public corporate credit ratings and corporate family ratings (but not any specific rating) from two of three of Moody’s, S&P or Fitch, in each case for Parent.

Section 6.18. REIT Status. Beginning with its first taxable year in which the REIT Election is intended to be effective and ending with either (i) the taxable year that includes the WIN Merger Closing Date, or (ii) if Holdings reasonably determines that, by reason of the Merger, Holdings will cease to qualify as a REIT under the Code for the taxable year that includes the WIN Merger Closing Date (provided that Holdings shall promptly notify the Administrative Agent of such determination), the last taxable year ending before the year that includes the WIN Merger Closing Date, Parent shall (a) use its reasonable best efforts to operate so as to satisfy all requirements necessary to qualify and maintain its qualification as a REIT under the Code and (b) not engage in any “prohibited transaction” as defined for purposes of Section 857(b)(6) of the Code that could reasonably be expect to have a Material Adverse Effect; provided that so long as the REIT Election is effective, Parent may satisfy its obligation under Section 6.18(a) by use of its reasonable best efforts to ensure that the REIT Election remains effective and Parent maintains its status as a disregarded qualified REIT subsidiary, a disregarded entity or a partnership for U.S.

federal income tax purposes.” For the avoidance of doubt, if the WIN Merger Closing Date does not occur, then Parent’s obligations under clauses (a) and (b) of this Section 6.18 shall continue indefinitely.

Article 7
Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

Section 7.01. Liens. Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume or suffer to exist any Lien that secures any obligation or any related guarantee, on any asset or property of Parent or any of its Restricted Subsidiaries, other than the following (“Permitted Liens”):

(a)       pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation, or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return of money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;

(b)       Liens imposed by law or regulation, such as carriers’, warehousemen’s and mechanics’ Liens, in each case (i)for sums not yet overdue for a period of more than thirty (30) days or (ii)for sums being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, in either case if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(c)       Liens for Taxes, assessments or other governmental charges not yet overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(d)       Liens in favor of issuers of performance, surety bonds or bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(e)       survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which are not securing Indebtedness or other covenants, conditions, restrictions and minor defects or irregularities in title (“Other Encumbrances”), in each case which Liens and Other Encumbrances do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(f)       Liens securing Indebtedness permitted to be incurred pursuant to clause (iv) or (xi) of Section 7.02(b); provided, that such Liens extend only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions or accessions thereto and any income or profits therefrom;

(g)       Liens existing on the Closing Date listed on Schedule 7.01(g);

(h)       Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Parent or any of its Restricted Subsidiaries other than property that is affixed or incorporated into the property initially subject to such Lien and proceeds and products thereof;

(i)       Liens on property at the time Parent or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Parent or a Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided, further, however, that the Liens may not extend to any other property owned by Parent or any of its Restricted Subsidiaries other than property that is affixed or incorporated into the property initially subject to such Lien and proceeds and products thereof;

(j)       Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Parent, any Borrower or another Restricted Subsidiary permitted to be incurred under Section 7.02;

(k)       Liens securing Hedging Obligations so long as, in the case of Hedging Obligations related to interest, the related Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Obligations;

(l)       Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)       (i) the Master Lease and other leases, subleases licenses or sublicenses (including of real property and intellectual property) granted to others in the ordinary course of business; and (ii) with respect to any leasehold interest held by Parent or any of its Subsidiaries, the terms of the leases granting such leasehold interest and the rights of lessors thereunder, in the case of each of (i) and (ii) which do not materially interfere with the ordinary conduct of the business of Parent or any of its Restricted Subsidiaries and do not secure any Indebtedness; and (iii) the Recognition Agreements.

(n)       Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignment of goods entered into by Parent and its Restricted Subsidiaries in the ordinary course of business;

(o)       Liens in favor of the Loan Parties;

(p)       Liens on equipment of Parent or any of its Restricted Subsidiaries granted in the ordinary course of business;

(q)       [reserved];

(r)       Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h), (i) and this clause (r); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i)the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h), (i) and this clause (r) at the time the original Lien became a Permitted Lien under this Agreement, and (ii)an amount necessary to pay any fees and expenses, including premiums, and accrued and unpaid interest related to such refinancing, refunding, extension, renewal or replacement;

(s)       deposits made in the ordinary course of business to secure liability to insurance carriers;

(t)       subject to the sentence immediately following clause (ll) of this Section 7.01, other Liens securing obligations which do not exceed $200 million in aggregate principal amount at any one time outstanding;

(u)       Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(v)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(w)       Liens (i)of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii)attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii)in favor of banking or other financial institutions arising as a matter of law or pursuant to customary depositary terms encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(x)       Liens deemed to exist in connection with Investments in repurchase agreements permitted pursuant to Section 7.02; provided, that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(y)       Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(z)       banker’s liens, Liens that are statutory, common law or contractual rights of setoff and other similar Liens, in each case (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Parent or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Parent or any of its Restricted Subsidiaries in the ordinary course of business;

(aa) Liens on the Equity Interests of Unrestricted Subsidiaries;

(bb) subject to the sentence immediately following clause (ll) of this Section 7.01, Liens on assets of Non-Guarantor Subsidiaries securing Indebtedness of such Non-Guarantor Subsidiaries permitted pursuant to Section 7.02;

(cc) Liens pursuant to any Loan Document;

(dd) subject to the sentence immediately following clause (ll) of this Section 7.01, Liens on Collateral securing Indebtedness incurred pursuant to Section 7.02(b)(ii)(A) (or any Refinancing Indebtedness in respect thereof incurred pursuant to Section 7.02(b)(xii)), Section 7.02(b)(xxii) or Section 7.02(b)(xxiii), so long as such Indebtedness is subject to the Intercreditor Agreement (or Second Lien Intercreditor Agreement in the case of (i) Permitted Junior Secured Refinancing Debt and (ii) such other Indebtedness pursuant to such sections as shall be intended to be secured on a second lien basis);

(ee) any encumbrance or restriction (including put and call arrangements and restrictions on dispositions) with respect to Equity Interests of any non-Wholly-Owned Subsidiary or joint venture or similar arrangement pursuant to its organizational documents or any joint venture or similar agreement;

(ff) Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided, that such defeasance or satisfaction and discharge is not prohibited by this Agreement;

(gg) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(hh) Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(ii)       Liens solely on any cash earnest money deposits made by Parent or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted under this Agreement;

(jj) subject to the sentence immediately following clause (ll) of this Section 7.01, Liens securing Indebtedness of Parent and its Restricted Subsidiaries permitted pursuant to Section 7.02, so long as on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, the Consolidated Secured Net Leverage Ratio is less than or equal to 4.00 to 1.00 for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b); provided, that such Liens on the Collateral shall be subject to the Intercreditor Agreement or a Second Lien Intercreditor Agreement, as applicable; provided, further, that in the case of any Indebtedness in the form of syndicated term loans that is secured by such Liens on a pari passu basis with the Term Loans pursuant to the Intercreditor Agreement, if the All-In Yield for such term loans shall exceed the All-In Yield with respect to the Term Loans by more than 50 basis points, then the interest rate margins applicable to the Term Loans shall be increased so that such excess shall be only 50 basis points;

(kk) prior to the Separation, Liens securing Indebtedness of Windstream and its Subsidiaries;

(ll) (i) Liens arising in connection with sales, conveyances, contributions or other transfers of Securitization Assets without recourse to the Borrower or its Restricted Subsidiaries (other than Standard Securitization Undertakings) in connection with a Permitteda Qualified Securitization Financing or a Receivables Facility and (ii) other Liens on assets not constituting Collateral in an aggregate amount not to exceed the greater of $80156 million and 10% of Consolidated EBITDA; and

(mm) on or after the Permitted Reorganization Effective Date, Liens securing Indebtedness of Parent, the Borrower and/or any Subsidiary (including, for the avoidance of doubt, Windstream Holdings and/or any of its Restricted Subsidiaries (as such term is defined in the Windstream Credit Agreement)) that is Windstream Existing Debt (including any Windstream Existing Debt assumed by Parent, the Borrower or any Subsidiary) (provided that with respect to any Windstream Existing Debt incurred on or after the Amendment No. 10 Effective Date pursuant to a provision of the Windstream Existing Debt Agreements that was not in existence before the occurrence of the Amendment No. 10 Effective Date, such Windstream Existing Debt shall be permitted pursuant to this clause (x) of Section 7.01(mm) only if agreed to by the Required Lenders, provided further, that such Liens on the Collateral shall be subject to the Intercreditor Agreement or a Second Lien Intercreditor Agreement, as applicable);

Notwithstanding anything to the contrary, Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume or suffer to exist any Lien on (x) any Master Lease (or any right or interest therein (including any rent payable thereunder)) or (y) any assets that are leased to Tenant pursuant to the Master Lease (the assets described in clauses (x) and (y), the “Master Lease Collateral”) pursuant to Section 7.01(t) (other than Liens securing obligations which do not exceed $25 million in aggregate principal amount at any one time outstanding), (bb), (dd) or (jj) unless the Collateral Agent shall also hold a valid Lien on such Master Lease Collateral that is perfected to the same (or greater) extent than such Lien granted pursuant to Section 7.01(t) (other than Liens securing obligations which do not exceed $25 million in aggregate principal amount at any one time outstanding), (bb), (dd) or (jj), as applicable.

For purposes of this Section 7.01, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

For purposes of determining compliance with this Section 7.02, in the event that a Lien meets the criteria of more than one of the categories of permitted Liens, Disqualified Stock or Preferred Stock described in clauses (i) through (ll) above, Parent, in its sole discretion, will divide and/or classify on the date of incurrence and may later redivide and/or reclassify such Lien (or any portion thereof)(other than any Lien incurred pursuant to clause (cc) above) and will only be required to include the amount and type of such Lien in one of the above clauses or such paragraph.

Section 7.02. Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”), with respect to any Indebtedness (including Acquired Indebtedness) and Parent will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that Parent may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Consolidated Total Net Leverage Ratio of Parent and its Restricted Subsidiaries for the most recently ended Test Period for which internal financial statements are available preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would not have been greater than 6.50 to 1.00, determined on a Pro Forma Basis (including the pro forma application of the net proceeds therefrom); provided, further, that any such Indebtedness, Disqualified Stock or Preferred Stock (other than Acquired Indebtedness and Inside Maturity Debt) shall not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default), in each case prior to the Latest Maturity Date at the time such Indebtedness, Disqualified Stock or Preferred Stock is issued or incurred; provided, further, however, that Non-Guarantor Subsidiaries may not incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to this Section 7.02(a) if, after giving pro forma effect to such incurrence or issuance, more than the greater of (x) $300778 million and (y) 6.25% of Total Assets (determined at the time such Indebtedness or Disqualified Stock is incurred or issued), determined at the time of incurrence, of Indebtedness or Disqualified Stock or Preferred Stock of Non-Guarantor Subsidiaries is outstanding pursuant to this paragraph (or Section 7.02(b)(xii) in respect thereof) and Section 7.02(b)(xvii) in the aggregate.

(b)       The provisions of Section 7.02(a) hereof shall not apply to:

(i)       Indebtedness of any Loan Party under the Loan Documents;

(ii)       the incurrence by a Loan Party of Indebtedness represented by (A)the Senior Secured Notes (including any Guarantee or future Guarantee thereof by a Loan Party) and any Registered Equivalent Notes (and any Guarantees thereof by a Loan Party) issued in exchange therefor, and (B) the Senior Unsecured Notes (including any Guarantee or future Guarantee thereof by a Loan Party) and any Registered Equivalent Notes (and any Guarantees thereof by a Loan Party) issued in exchange therefor;

(iii)       Indebtedness of Parent or any of its Restricted Subsidiaries in existence, or any Preferred Stock of Parent or any of its Restricted Subsidiaries issued, on the Closing Date (other than Indebtedness described in clauses (i) and (ii)) listed on Schedule 7.02(b);

(iv)       Indebtedness (including Capitalized Lease Obligations, purchase money obligations and mortgage financings), Disqualified Stock and Preferred Stock incurred or issued by Parent or any of its Restricted Subsidiaries, to finance the purchase, lease, construction or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount of (A) all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding under this clause (iv) and (B) all Refinancing Indebtedness outstanding in respect thereof (other than any Increased Amount), does not exceed the greater of (x) $150389 million and (y) 3.0025% of Total AssetsConsolidated EBITDA (determined at the time such Indebtedness or Disqualified Stock is incurred or issued);

(v)       Indebtedness incurred by Parent or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities issued or entered into in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(vi)       Indebtedness arising from agreements of Parent or any of its Restricted Subsidiaries providing for indemnification, holdback, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(vii)       Indebtedness of Parent to a Restricted Subsidiary or a Restricted Subsidiary to Parent or another Restricted Subsidiary; provided, that (i) any such Indebtedness (other than such as may arise from ordinary course intercompany cash management obligations) owing by any Loan Party to a Person that is not a Loan Party is expressly subordinated in right of payment to the Obligations and (ii) any such Indebtedness (other than such as may arise from ordinary course intercompany cash management obligations) owing by any

Person that is not a Loan Party to any Loan Party shall not be evidenced by an intercompany note unless such intercompany note is pledged to the Administrative Agent pursuant to the terms of the Collateral Documents to the extent required thereby; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Parent or another Restricted Subsidiary, as applicable, or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vii);

(viii)       shares of Preferred Stock of a Restricted Subsidiary issued to Parent or another Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in such Preferred Stock being beneficially owned by a Person other than Parent or any Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Parent or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (viii);

(ix)       Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this Section 7.02, exchange rate risk, commodity pricing risk or any combination thereof;

(x)       obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by Parent or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xi)       Indebtedness or Disqualified Stock of Parent and Indebtedness, Disqualified Stock or Preferred Stock of any Borrower or Subsidiary Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the outstanding principal amount and liquidation preference of (A) all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (xi) and (B) all Refinancing Indebtedness outstanding in respect thereof (other than any Increased Amount), does not at any one time outstanding exceed the greater of (x) $350934 million and (y) 7.50% of Total Assets (determined at the time such Indebtedness or Disqualified Stock is incurred or issued);

(xii)       the incurrence by Parent or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued under clause (a) of this Section 7.02 and clauses (ii), (iii), (iv), (xi), this clause (xii), and clauses (xiii), (xvii) and (xxiii) of this Section 7.02(b), including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), accrued interest, defeasance costs and reasonable fees and expenses in connection therewith (any such additional Indebtedness, Disqualified Stock or Preferred

Stock, “Increased Amount”) (collectively, the “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:

(A)       has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(B)       to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Obligations, such Refinancing Indebtedness is subordinated or pari passu, as the case may be, to the Obligations at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(C)       shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Loan Party that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrowers, Parent or any other Loan Party.

(xiii)       Indebtedness, Disqualified Stock or Preferred Stock of (x) Parent or a Loan Party incurred to finance an acquisition or (y) Persons that are acquired by Parent or any Loan Party or merged into or consolidated with Parent or a Loan Party in accordance with the terms of this Agreement; provided, that, after giving effect to such acquisition, merger or consolidation, either (i) the Consolidated Total Net Leverage Ratio of Parent and its Restricted Subsidiaries for the most recently ended Test Period for which internal financial statements are available preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would not have been greater than 6.50 to 1.00, determined on a Pro Forma Basis (including the pro forma application of the net proceeds therefrom) or (ii) the Consolidated Total Net Leverage Ratio is the same as or no worse than the Consolidated Total Net Leverage Ratio immediately prior to such acquisition, merger or consolidation;

(xiv)       Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business, provided, that such Indebtedness is extinguished within ten (10) Business Days of notice of its incurrence;

(xv)       Indebtedness of Parent or any of its Restricted Subsidiaries supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit;

(xvi)       (A)any guarantee by Parent or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Agreement and, in the case of the guarantee by a Loan Party of Indebtedness of a Non-

Guarantor Subsidiary, only to the extent that the related Investment is permitted, or (B)any guarantee by a Restricted Subsidiary of Indebtedness of Parent;

(xvii)       Indebtedness of Non-Guarantor Subsidiaries in an aggregate principal amount, which when aggregated with the principal amount of (A) all other Indebtedness then outstanding and incurred pursuant to this clause (xvii) and Section 7.02(a) and (B) all Refinancing Indebtedness outstanding in respect thereof (other than any Increased Amount), does not exceed the greater of (x) $300778 million and (y) 6.25% of Total Assets (determined at the time such Indebtedness or Disqualified Stock is incurred or issued);

(xviii)       Indebtedness of Parent or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(xix)       Indebtedness of Parent or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business.

(xx)       Equity Interests (other than Disqualified Stock) of CSL National in connection with “UPREIT” acquisitions that do not constitute a Change of Control;

(xxi)       Indebtedness consisting of Indebtedness issued by Parent or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Parent permitted under Section 7.05(e);

(xxii)       Indebtedness (other than Indebtedness under the Loan Documents) constituting Credit Agreement Refinancing Indebtedness;

(xxiii)       Indebtedness incurred pursuant to a Permitted Debt Offering so long as, at the time of the incurrence thereof, after giving effect thereto, the aggregate principal amount of such Indebtedness does not exceed the Maximum Incremental Facilities Amount;

(xxiv)       Indebtedness of the Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100% of the aggregate amount of cash and the fair market value, as determined by the Parent in good faith, of marketable securities or other property contributed to the capital of Parent or in connection with “UPREIT” acquisitions (other than by a Restricted Subsidiary or Parent, in each case after the Amendment No. 7 Effective Date, except to the extent the relevant proceeds have otherwise been applied to make Investments or Restricted Payments using the Available Amount; and

(xxv)       to the extent constituting Indebtedness, Standard Securitization Undertakings in connection with a Permitted in respect of any Qualified Securitization Financing. or any Receivables Facility; and

(xxvi)       Indebtedness in respect of Management Advances.

(c)       For purposes of determining compliance with this Section 7.02, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (i) through (xxiii) of Section 7.02(b) above or is entitled to be incurred pursuant to Section 7.02(a) hereof, Parent, in its sole discretion, will divide and/or classify on the date of incurrence and may later redivide and/or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or such paragraph; provided that all Indebtedness outstanding under the Loan Documents and all Indebtedness outstanding under the Senior Notes Documents will be deemed to be outstanding only in reliance on Section 7.02(b)(i) or Section 7.02(b)(ii), respectively.

(d)       Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional indebtedness with the same terms, the payment of dividends in the form of additional shares of Disqualified Stock or Preferred Stock, as applicable, of the same class, and accretion of original issue discount or liquidation preference will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 7.02. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided, that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 7.02.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. For the avoidance of doubt and notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be incurred pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Notwithstanding anything to the contrary contained in this Section 7.02, Parent will not, and will not permit any Loan Party to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of such Loan Party, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Obligations or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the applicable Loan Party.

For the purposes of this Agreement, (a) Indebtedness that is unsecured is not deemed to be subordinated or junior to secured Indebtedness merely because it is unsecured, and (b)

Indebtedness is not deemed to be subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 7.03. Fundamental Changes. Neither Parent nor any of its Restricted Subsidiaries shall merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)       any Restricted Subsidiary may merge or consolidate with (i) Parent or any other Borrower (including a merger, the purpose of which is to reorganize such Borrower into a new jurisdiction or to form or collapse a holding company structure); provided, that Parent or such other Borrower shall be the continuing or surviving Person and shall continue to be organized under the laws of the United States or any state thereof; or (ii)one or more other Restricted Subsidiaries that is not a Borrower; provided, that when any Person that is a Loan Party is merging with a Restricted Subsidiary under this clause (a), a Loan Party shall be the continuing or surviving Person;

(b)       (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into (x) any other Subsidiary that is not a Loan Party or (y) any other Subsidiary that is a Loan Party; provided that the Loan Party shall be the continuing or surviving Person; and (ii) any Subsidiary may liquidate, wind-up or dissolve into its parent if Parent determines in good faith that such action is in the best interest of Parent and its Subsidiaries as a whole and is not materially disadvantageous to the Lenders;

(c)       Parent or any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Parent or any Restricted Subsidiary; provided, that if the transferor in such a transaction is a Borrower or a Guarantor, then the transferee must be Parent, a Borrower or a Guarantor and; provided, further, that at least one Borrower shall remain after such transaction;

(d)       so long as no Event of Default exists or would result therefrom, Parent or any other Borrower may merge or consolidate with any other Person; provided, that (i)Parent or such other Borrower, as applicable, shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation (any such Person, the “Successor Company”) is not Parent or such other Borrower, (A)the Successor Company shall be an entity organized or existing under the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of Parent or such other Borrower under this Agreement and the other Loan Documents to which such Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) in the case of a Successor Company for a Borrower, each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee and its pledges and other obligations under the Collateral Documents shall apply to the Successor Company’s obligations under the Loan Documents, including, to the extent reasonably requested by the Administrative Agent, by executing amendments or supplements to the Security Agreement, any Mortgage and any other Collateral Documents, and (D) Parent shall have delivered to the Administrative Agent such certificates and other documentation as reasonably requested by the Administrative Agent; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the applicable Borrower under this Agreement;

(e)       so long as no Event of Default exists or would result therefrom, a Guarantor may merge or consolidate with any other Person; provided, that (i) such Guarantor shall be the continuing or surviving corporation or (ii) if the Successor Company is not such Guarantor, (A) the Successor Company shall be an entity organized or existing under the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof and (B) the Successor Company shall expressly assume all the obligations of such Guarantor under this Agreement and the other Loan Documents to which such Guarantor is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, such Guarantor under this Agreement;

(f)       so long as no Event of Default exists or would result therefrom, any Restricted Subsidiary other than a Borrower may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.05; and

(g)       so long as no Event of Default exists or would result therefrom, any Restricted Subsidiary other than a Borrower may consummate a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.04.

Section 7.04. Dispositions. Parent shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Disposition, except:

(a)       any disposition of (i) cash or Cash Equivalents, (ii) damaged, obsolete or worn out equipment or other assets, or assets (including intellectual property) or lines of business no longer used or useful in the business of Parent and the Restricted Subsidiaries in the reasonable opinion of Parent, or (iii) any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b)       the disposition of all or substantially all of the assets of Parent or a Restricted Subsidiary in a manner permitted pursuant to Section 7.03 (other than clause (f) thereof);

(c)       the making of (i) any Restricted Payment that is permitted to be made under Section 7.05 or (ii) any Permitted Investment;

(d)       any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value (as determined in good faith by Parent) not to exceed the greater of (i) $3078 million and (ii) 5% of Consolidated EBITDA;

(e)       any disposition of property or assets or issuance of securities by a Restricted Subsidiary to Parent or by Parent or a Restricted Subsidiary to another Restricted Subsidiary; provided, that any transfer from a Loan Party shall be to another Loan Party;

(f)       to the extent qualifying for non-recognition under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)       the lease, assignment or sublease of any real or personal property that does not materially interfere with the business of Parent and its Restricted Subsidiaries, taken as a whole, as determined in good faith by Parent;

(h)       any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)       foreclosures on assets or Dispositions of asset required by Law, governmental regulation or any Governmental Authority;

(j)       to the extent constituting a Disposition, any deposit of cash payable to or belonging to the issuer thereofany disposition of Securitization Assets or Receivables Assets, or participations therein, in connection with any PermittedQualified Securitization DocumentFinancing or Receivables Facility permitted hereunder;

(k)       the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business (other than exclusive, worldwide licenses of material intellectual property owned by Parent or a Restricted Subsidiary that are longer than three (3) years);

(l)       sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m)       the lapse or abandonment of intellectual property rights in the ordinary course of business which, in the good faith determination of Parent, are not material to the conduct of the business of Parent and its Restricted Subsidiaries taken as a whole;

(n)       the granting of Liens not prohibited by this Agreement;

(o)       an issuance of Equity Interests pursuant to benefit plans, employment agreements, equity plans, stock subscription or shareholder agreements, stock ownership plans and other similar plans, policies, contracts or arrangements established in the ordinary course of business or approved by Parent in good faith;

(p)       any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(q)       dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(r)       dispositions of limited partnership or equivalent Equity Interests of CSL National for consideration at the time of any such disposition at least equal to the fair market value (as determined in good faith by Parent) of the interests disposed of, in each case in connection with “UPREIT” acquisitions that do not constitute a Change of Control;

(s)        any financing transaction (excluding by way of a Sale and Lease-Back Transaction) with respect to property built or acquired by Parent or any of its Restricted Subsidiaries after the Closing Date;

(t)       Dispositions of Investments in and the property of joint ventures (to the extent any such joint venture constitutes a Restricted Subsidiary) so long as the aggregate fair market value, as determined in good faith by Parent (determined, with respect to each such Disposition, as of the time of such Disposition), of all such Dispositions does not exceed $30 million;

(u)       Dispositions (including by way of any Sale and Lease-Back Transaction) with respect to which (1) Parent or any Restricted Subsidiary, as the case may be, receives consideration at the time of such Disposition at least equal to the fair market value (as determined in good faith by Parent) of the assets sold or otherwise disposed of; and (2) with respect to any Disposition or series of related Disposition (except in the case of a Permitted Asset Swap) with a purchase price in excess of the greater of $233.0 million and 15.0% of Consolidated EBITDA, at least 75% of the consideration therefor received by Parent or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, that immediately before and after giving effect to such Disposition, Parent and its Restricted Subsidiaries shall be in Pro Forma Compliance with Section 7.09 for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b); provided, further, that the amount of:

(i)       any liabilities (as shown on Parent’s most recent consolidated balance sheet or in the footnotes thereto or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on Parent’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by Parent) of Parent or such Restricted Subsidiary (other than contingent obligations and other liabilities that are by their terms subordinated to the Obligations), that are assumed by the transferee of any such assets (or are otherwise extinguished by the transferee in connection with the transactions relating to such Disposition) and for which Parent and all such Restricted Subsidiaries shall have no further obligation with respect thereto,

(ii)       any notes or other obligations or securities received by Parent or any such Restricted Subsidiary from such transferee that are converted by Parent or any such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within one hundred and eighty (180) days following the receipt thereof, and

(iii)       any Designated Non-Cash Consideration received by Parent or such Restricted Subsidiary in such Disposition having an aggregate fair market value (as determined in good faith by Parent), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding (but, to the extent that any such Designated Non-Cash Consideration is sold or otherwise liquidated for cash, minus the lesser of (a) the amount of the cash received (less the cost of disposition, if any) and (b) the initial amount of such Designated Non-Cash Consideration) not to exceed the greater of (x) $350934 million and (y) 7.50% of Total Assets (determined at the time of such Disposition) with the fair market value (as determined in good faith by Parent) of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose;

(v)       dispositions for at least fair market value (as determined in good faith by Parent) of any property the disposition of which is necessary for Parent to qualify, or maintain its qualification, as a REIT for U.S. federal income tax purposes, in each case, in Parent’s good faith determination; and

(w)       any sales, conveyances, leases, subleases, licenses, contributions or other dispositions pursuant to the Transaction Agreements (other than the Senior Notes Documents) as in effect on the Closing Date or otherwise in connection with the Transactions.

Notwithstanding the foregoing, the Borrower shall not directly or indirectly transfer sell, transfer and otherwise dispose of the Securitization Assets relating solely to the ILEC Master Lease to an Unrestricted Subsidiary.

Notwithstanding anything to the contrary in this Agreement, no Loan Party nor any Restricted Subsidiary shall, directly or indirectly, sell or otherwise transfer any Material Intellectual Property to any Unrestricted Subsidiary except to the extent such Material Intellectual Property is related to the anticipated business activities to be conducted by such Unrestricted Subsidiary (as determined by the Borrower in good faith).

Section 7.05. Restricted Payments. Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any payment or distribution on account of Parent’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Parent, or (y) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, Parent or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities; (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Parent, or to the extent held by a Person other than Parent or a Restricted Subsidiary, CSL National, including in connection with any merger or consolidation; or (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any (A) Subordinated Indebtedness or Restricted Indebtedness or (B) Indebtedness secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations (the Indebtedness described in the preceding clauses (A) and (B), “Junior Financing”) (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as “Restricted Payments”), except as follows:

(a)       so long as (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period for which internal financial statements are available, does not exceed 6.50 to 1.00, Restricted Payments in an aggregate amount not to exceed the Available Amount;

(b)       the payment of any dividend or distribution or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement;

(c)       the redemption, repurchase, retirement or other acquisition of any Equity Interests of Parent or CSL National, or of any Junior Financing, in exchange for, or out of the proceeds of the substantially concurrent issuance or sale (other than to a Restricted Subsidiary or to an employee stock ownership plan or any trust established by Parent) of, Equity Interests of Parent (other than Disqualified Stock) (collectively, the “Refunding Capital Stock”);

(d)       the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Junior Financing of a Borrower or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent issuance of, new Indebtedness of a Borrower or a Guarantor, as the case may be, which is incurred in compliance with Section 7.02 so long as:

(i)       the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Junior Financing being so purchased, redeemed, defeased, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Junior Financing being so purchased, redeemed, defeased, repurchased, acquired or retired and any fees and expenses incurred in connection with the issuance of such new Indebtedness;

(ii)       if such Junior Financing is Subordinated Indebtedness, such new Indebtedness is subordinated to the Loans or the applicable Guarantee at least to the same extent as such Junior Financing so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired for value;

(iii)       such new Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Junior Financing being so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired and (y) ninety-one (91) days after the Latest Maturity Date; and

(iv)       such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or unsecured Indebtedness being so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired;

(e)       a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of Parent held by any future, present or former member of management, employee, officer, director or consultant of Parent or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this Section

7.05(e) do not exceed in any calendar year $20 million (with unused amounts in any calendar year being carried over for one additional calendar year; it being understood that Restricted Payments made in any calendar year shall be deemed to have been made using any such carry-over first, subject to an overall cap on all such Restricted Payments in any calendar year of $40 million); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(i)       the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Parent to members of management, directors or consultants of Parent or any of its Subsidiaries that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments or to the making of Investments by virtue of the Available Amount; plus

(ii)       the cash proceeds of key man life insurance policies received by Parent or any Restricted Subsidiary after the Closing Date; less

(iii)       the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this Section 7.05(e);

and provided, further, that cancellation of Indebtedness owing to Parent or any Restricted Subsidiary from members of management of Parent or any of Parent’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of Parent will not be deemed to constitute a Restricted Payment for purposes of this Section 7.05 or any other provision of this Agreement;

(f)       repurchases of Equity Interests deemed to occur (i) upon exercise of stock options, stock appreciation rights or warrants if such Equity Interests represent a portion of the exercise price of such options, stock appreciation rights or warrants or (ii) for purposes of satisfying any required tax withholding obligation upon the exercise or vesting of a grant or award that was granted or awarded to an employee;

(g)       so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, Restricted Payments in an aggregate amount, taken together with all other Restricted Payments made pursuant to this Section 7.05(g), not to exceed the greater of (x) $100389 million and (y) 2.0025% of Total AssetsConsolidated EBITDA (determined at the time such Restricted Payment is made);

(h)       the payment, redemption, repurchase, defeasance, acquisition or retirement of Indebtedness permitted under Section 7.02(b)(vii);

(i)       the repurchase, redemption or other acquisition for value of Equity Interests of Parent deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of Parent or its Subsidiaries, in each case, permitted under this Agreement;

(j)       so long as no Default shall have occurred and be continuing or would occur as a consequence thereof, the distribution, by dividend or otherwise, of shares of Capital Stock of, or

Indebtedness owed to Parent or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(k)       on or prior to the date that is one year after the Closing Date, the Purging Distributions so long as Parent is pursuing the REIT Election in good faith; provided, that (i)no such dividend or distribution shall be permitted under this clause (k) to the extent that a Specified Event of Default has occurred and is continuing or the Obligations have been accelerated following any other Event of Default and (ii)the aggregate amount of the Purging Distributions to be paid in cash in reliance on this clause (k) shall not exceed 21% (or such greater percentage as may be required by law) of the aggregate value of all Purging Distributions;

(l)       the repurchase, redemption or other acquisition for value of Equity Interests pursuant to the Employee Matters Agreement as in effect on the date hereof;

(m)       the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Parent or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiaries issued or incurred in accordance with Section 7.02;

(n)       any Restricted Payment made on the Closing Date in connection with the Transactions as contemplated in the Transaction Agreements as in effect on the date hereof, including, without limitation, the Closing Date Transfers;

(o)       payments of cash, or dividends, distributions or advances by Parent or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(p)       mandatory redemptions or repurchases of Disqualified Stock the issuance of which itself constituted a Restricted Payment or Permitted Investment otherwise permissible hereunder;

(q)       the payment of any dividend or other distribution by a Restricted Subsidiaries to the holders of its Equity Interests on a pro rata basis; and

(r)       the purchase, repurchase or other acquisition of Junior Financing so long as (x) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (y) the Consolidated Secured Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) after giving effect to such purchase, repurchase or other acquisition, shall not exceed 4.00 to 1.00.; and

(s)       distributions or payments of Securitization Fees, sales, contributions and other transfers of Securitization Assets or Receivables Assets and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing or Receivables Facility.

Notwithstanding the foregoing, beginning with its first taxable year in which the REIT Election is effective, Parent may make any cash distribution on or in respect of Parent’s Capital Stock, in each case constituting a Restricted Payment, to holders of such Capital Stock to the extent that Parent believes in good faith that Holdings qualifies as a REIT and that the declaration or payment of a dividend or making of a distribution in such amount is necessary to maintain Holding’s status as a REIT for any taxable year or to avoid the imposition of any excise or income tax, with such distribution to be made as and when determined by Holdings, whether during or after the end of the relevant taxable year; provided, that (i) no cash distribution shall be permitted under this paragraph to the extent that a Specified Event of Default has occurred and is continuing or the Obligations have been accelerated following any other Event of Default, (ii) notwithstanding the foregoing, any distributions made pursuant to this sentence shall not exceed the amount of dividends or distributions that could have been paid or made by Parent at such time if it were a REIT (prior to giving effect to Amendment No. 1 (other than the substitution of New Operating Partnership as “Parent”)) and prior to or concurrent with paying or making any such dividend or distribution in reliance on this paragraph, Parent shall provide the Administrative Agent a certification in reasonable detail to such effect and (iii) dividends and distributions paid or made pursuant to this paragraph shall be permitted to Parent’s ultimate parent, only so long as Parent is a disregarded qualified REIT subsidiary, a disregarded entity or a partnership for U.S. federal income tax purposes.

Section 7.06. Investments. Parent shall not, nor shall Parent permit any of its Restricted Subsidiaries to, directly or indirectly make an Investment other than any Permitted Investment.

Parent will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary other than as permitted pursuant to Section 6.14. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Parent and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investment”. Such designation will be permitted only if an Investment in such amount would be permitted at such time, pursuant to the definition of “Permitted Investments”, and if such Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary”.

Section 7.07. Transactions with Affiliates. (a) Parent shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of the greater of (i) $50117 million and (ii) 7.5% of Consolidated EBITDA, unless: (i)(x) such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, as determined in good faith by Parent, to Parent or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Person with an unrelated Person on an arm’s length basis; and (ii)any(y) such Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of the greater of (A) $75156 million and (B) 10% of Consolidated EBITDA is approved by a majority of the board of directors (or equivalent body) of Parent.

(b)       The foregoing provisions will not apply to the following:

(i)       transactions between or among Parent or any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary as a result of, or in connection with, such transaction, so long as neither such Person nor the selling entity was an Affiliate of Parent or any Restricted Subsidiary prior to such transaction);

(ii)       Restricted Payments permitted to be made pursuant to Section 7.05 and Investments permitted to be made pursuant to Section 7.06;

(iii)       the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements and agreements provided on behalf of, or entered into with, current or former officers, directors, employees or consultants of Parent or any of its Restricted Subsidiaries;

(iv)       transactions pursuant to the Transaction Agreements (other than the Senior Notes Documents), the Master Leases or any agreement or arrangement set forth on Schedule 7.07, in each case as in effect as of the Closing Date or as amended (so long as any such amendment is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement, in the reasonable determination of the board of directors (or equivalent body) of Parent or the senior management thereof), and any transaction contemplated thereby;

(v)       the Transactions and the payment of all fees and expenses related to the Transactions;

(vi)       transactions with customers (excluding leases), clients, suppliers, or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to Parent and its Restricted Subsidiaries, in the reasonable determination of the board of directors (or equivalent body) of Parent or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(vii)       the issuance or transfer of Equity Interests (other than Disqualified Stock) of Parent;

(viii)       payments or loans (or cancellation of loans) to employees, officers, directors or consultants of Parent or any of its Restricted Subsidiaries and employment agreements, benefit plans, equity plans, stock option and stock ownership plans and other similar arrangements with such employees, officers, directors or consultants which, in each case, are approved by Parent in good faith;

(ix)       transactions with non-Wholly-Owned Subsidiaries and joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(x)       transactions with respect to which Parent or any Restricted Subsidiary, as the case may be, has obtained a letter from an Independent Financial Advisor stating that such transaction is fair to Parent or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 7.07(a)(i);

(xi)       the issuances of securities or other payments, loans (or cancellation of loans) awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, benefit plans, equity plans, stock option and stock ownership plans or similar employee benefit plans approved by the board of directors (or equivalent body) of Parent in good faith;

(xii)       any contribution to the capital of Parent (other than in consideration of Disqualified Stock);

(xiii)       the provision to Unrestricted Subsidiaries of cash management, accounting and other management or overhead services in the ordinary course of business undertaken in good faith and not for the purpose of circumventing any covenant set forth in this Agreement;

(xiv)       transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of Parent solely because Parent directly or indirectly owns Equity Interests in, or controls, such Person;

(xv)       transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests where such Affiliate receives the same consideration or is treated the same as non-Affiliates in such transaction; and

(xvi)       customary transactionsany transaction effected pursuant to a Permittedas part of a Qualified Securitization Financing with respect to the conveyance, contribution or other transfer of Securitization Assets and the managing or servicingor Receivables Facility, any disposition or acquisition of Securitization Assets, sold, conveyed, contributed, assigned, pledged or otherwise transferred pursuant to the applicable PermittedReceivables Assets or related assets in connection with any Qualified Securitization Documents.Financing or Receivables Facility; and

(xvii)       any Management Advances and any waiver or transaction with respect thereto.

Section 7.08. Burdensome Agreements. Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)       pay dividends or make any other distributions to Parent or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to Parent or any Restricted Subsidiary;

(b)       make loans or advances to Parent or any Restricted Subsidiary; or

(c)       sell, lease or transfer any of its properties or assets to Parent or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(i)       contractual encumbrances or restrictions (A)in effect on the Closing Date (including in the Senior Notes Documents and in the Transaction Agreements), (B)to the extent not in effect on the Closing Date, set forth on Schedule 7.08 hereto, (C) in the Master Leases[reserved] or (D) in any other agreement governing Indebtedness permitted hereunder (x) to the extent not materially more restrictive, taken as a whole, as determined in good faith by Parent, on Parent and its Restricted Subsidiaries than the Loan Documents (as in effect on the Closing Date) or (y) will not, in the good faith judgment of Parent affect the ability of Parent to make any payments required hereunder of principal, premium, interest or any other payments in respect of the Loans;

(ii)       the Loan Documents;

(iii)       purchase money obligations and Capitalized Lease Obligations that impose restrictions of the nature described in clause (c) above on the property so acquired or leased;

(iv)       applicable law or any applicable rule, regulation, license, permit or order;

(v)       any agreement or other instrument of a Person acquired by or merged or consolidated with or into Parent or any Restricted Subsidiary (including the acquisition of a minority interest of such Person) in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(vi)       contracts for the sale of assets that impose restrictions solely on the assets to be sold;

(vii)       secured Indebtedness otherwise permitted to be incurred under Section 7.01 and Section 7.02 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(viii)       restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(ix)       other Indebtedness, Disqualified Stock or Preferred Stock of Non-Guarantor Subsidiaries permitted to be incurred subsequent to the Closing Date under Section 7.02;

(x)       customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture;

(xi)       customary non-assignment provisions or other customary restrictive provisions contained in leases, sub-leases, licenses or sub-licenses and other agreements, so long as such provisions apply only to such agreements or to the property subject to such agreements;

(xii)       any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals,

increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Parent, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(xiii)       restrictions in agreements or instruments that prohibit the payment or making dividends other than on a pro rata basis.; and

(xiv)       restrictions created in connection with any Qualified Securitization Financing or Receivables Facility that, in the good faith determination of Parent, are customary terms for financings or facilities of such type, or are otherwise necessary or advisable to effect such Securitization Facility or Receivables Facility.

Section 7.09. Financial Covenant. As long as any Revolving Credit Commitment remains outstanding, Parent shall not permit the Consolidated Secured Net Leverage Ratio as of the last day of any Test Period (commencing with the Test Period ending June 30, 2015) to be greater than 5.00 to 1.00.

The provisions of this Section 7.09 are for the benefit of the Revolving Credit Lenders only and the Required Class Lenders for the Revolving Credit Facility may amend, waive or otherwise modify this Section 7.09 or the defined terms used for purposes of this Section 7.09 (but solely for such purposes) or waive any Default resulting from a breach of this Section 7.09 without the consent of any Lenders other than such Required Class Lenders in accordance with the provisions of clause (e) of the second proviso of Section 10.01.

Section 7.10. Accounting Changes. Parent shall not make any change in its fiscal year; provided, however, that Parent may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, Parent and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.11. Change in Nature of Business. Parent shall not, nor shall Parent permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by Parent and its Restricted Subsidiaries on the Closing Date or any Similar Business.

Section 7.12. Master Lease. Neither CSL National nor any other Loan Party shall:[Reserved].

(a) (i) enter into any amendment, modification or waiver of any term of either of the Master Leases, in each case (A) if after giving effect thereto the Consolidated Secured Leverage Ratio, determined on a Pro Forma Basis (including after giving effect to such amendment, modification or waiver) as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01 or 6.01(b), would exceed 5.00 to 1.00 or (B) that could reasonably be expected to result in a Material Adverse Effect, (ii) enter into or permit any amendment, modification or waiver of the Master Leases with respect to (A) any provision of the Master Leases that has the effect of shortening the term of either Master Lease to less than ten (10) years (including extension or renewal rights) at the time of and after giving effect to such modification of the term thereof (it being understood that any removal of a property from a Master Lease in accordance with its terms or clause (b) below shall not, by itself, constitute a shortening of the term of a Master Lease), (B) Article XXXVI of the Master Leases that is adverse to the Lenders in any material respect or (C) Section 1.2 of either of the Master Leases; provided, that amendments or modifications of a Master Lease (and corresponding rent reduction) pursuant to the terms of a Master Lease in connection with an asset sale made in accordance with Section 7.04 and pursuant to Article XVIII of a Master Lease shall not be deemed to result in, or reasonably be expected to result in, a Material Adverse Effect or (iii) enter into or permit any amendment, modification or waiver of the Recognition Agreement that is adverse to the Lenders in any material respect; or

(b) with respect to any Master Lease Property that is subject to the Master Leases, allow any such Master Lease Property and related property where such Master Lease Property is located to be sold, transferred or disposed of, or allow a Master Lease to terminate with respect to any such Master Lease Property and related property where such Master Lease Property is located (except as permitted in the proviso in clause (a) above), unless, after giving effect to such sale, transfer, disposition or termination (including the entering into of any new or replacement lease with respect thereto), the Consolidated Secured Leverage Ratio, determined on a Pro Forma Basis (including after giving effect to such sale, transfer, disposal or termination) as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01 or 6.01(b), would not exceed 5.00 to 1.00.

Section 7.13. New LLC. New LLC shall not engage in any material operating or business activities or hold any material assets or have any material Indebtedness (other than Indebtedness that is Guaranteed by the Parent or any Guaranty of Indebtedness of the Parent or any of its Restricted Subsidiaries); provided that the following shall be permitted in any event: (i) its ownership of the Equity Interests of Parent and other Subsidiaries and activities incidental or reasonably related thereto; (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance); (iii) participating in tax, accounting and other administrative matters as a member of any consolidated, combined, or other similar group of which Holdings, or a direct or indirect parent of Holdings, is the common parent; (iv) holding any cash or Cash Equivalents (but not operating any property) and (v) providing indemnification to officers, managers and directors.

Article 8

Events Of Default and Remedies

Section 8.01. Events of Default. Any of the following shall constitute an event of default (an “Event of Default”):

(a)       Non-Payment. Any Loan Party fails to pay (i)when and as required to be paid herein, any amount of principal of any Loan, (ii)within five (5) Business Days after the same becomes due, any interest on any Loan or (iii)within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)       Specific Covenants. Parent fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.03(a)(i) or 6.05(a) (solely with respect to a Borrower or CSL National), Section 6.16, or Article 7; provided, that a Default as a result of a breach of Section 7.09 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Term Loans, Incremental Term Loans or Extended Term Loans unless and until the Revolving Credit Lenders have declared all amounts outstanding under the Revolving Credit Facility to be immediately due and payable and all outstanding Revolving Credit Commitments to be immediately terminated, in each case in accordance with this Agreement (the “Term Loan Standstill Period”); or

(c)       Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days following the date a Responsible Officer of Parent becomes aware of such failure; or

(d)       Representations and Warranties. Any representation, warranty or certification made or deemed made by or on behalf of Parent or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made and such incorrect representation, warranty or certification (if curable) shall remain incorrect for a period of 30 days after notice from the Administrative Agent to the Borrower; or

(e)       Cross-Default. Parent, any Borrower, or any Restricted Subsidiary (i)fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (including any outstanding letters of credit thereunder, but other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (ii)fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs that would constitute a default under such Indebtedness (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made or require cash collateralization thereof, prior to its stated maturity; provided, that this clause (e)(ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness or (y) a Repurchase Right that arises with respect to any Indebtedness permitted under Section 7.02(b)(xiii)(y) as a result of the occurrence of any “change of control” (or similar event, however denominated) under any indenture or other agreement governing such Indebtedness, so long as, within 120 days following the date on which such Repurchase Right arises, the holders of such Indebtedness no longer have a Repurchase Right with respect to such Indebtedness (including as a result of the repayment, repurchase, redemption or defeasance of such Indebtedness or the satisfaction by the obligor in respect of such Indebtedness of its obligation to offer to prepay, repurchase, redeem or defease such Indebtedness

(and, if applicable, to actually prepay, repurchase, redeem or defease such Indebtedness) in accordance with the terms thereof); or

(f)       Insolvency Proceedings, Etc. Any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Loan Party or such Material Subsidiary and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any Loan Party or any Material Subsidiary or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or any Loan Party or any Material Subsidiary becomes unable or fails generally to pay its debts as they become due; or

(g)       Judgments; Attachments. (i)There is entered against any Loan Party or any Material Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not disputed coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) calendar days; or (ii)in respect of an obligation in excess of the Threshold Amount, any writ or warrant of attachment or execution or similar process is otherwise issued or levied against all or any material part of the property of the Loan Parties and the Material Subsidiaries, taken as a whole, and is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or

(h)       Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or Section 7.04) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations (other than contingent obligations with respect to which no claim for reimbursement has been made), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations (other than contingent obligations with respect to which no claim for reimbursement has been made) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(i)       Change of Control. There occurs any Change of Control; or

(j)       Collateral Documents. Any Collateral Document after delivery thereof shall cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral, subject to Liens permitted under Section

7.01, (i)except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and (ii)except for any failure due to foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries; or

(k)       ERISA. (i)An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which, when taken either alone or together with all such other ERISA Events, has resulted or could reasonably be expected to result in liability of a Loan Party, a Restricted Subsidiary or any ERISA Affiliate under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (ii)a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect or (iii)the assets of any Borrower constitute or become assets of an ERISA Plan, and, as a result, one or more of the transactions entered into pursuant to this Agreement constitutes or will constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; or.

(l) Master Lease. Other than in connection with any transaction not prohibited by Section 7.12, either of the Master Leases shall have terminated; provided, that such termination shall not constitute an Event of Default (and neither the Administrative Agent nor any Lender shall take any of the actions referred to in the following Section 8.02) if, within ninety (90) calendar days of such termination, (x) the Borrower has entered into one or more Permitted Replacement Leases, (y) in the case of a Permitted Replacement Lease, Parent and its Restricted Subsidiaries shall be in compliance with the financial covenant set forth in Section 7.09 on a Pro Forma Basis (including after giving effect to such Permitted Replacement Leases) as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01 or 6.01(b), and (z) a Responsible Officer of Parent shall have delivered an officer’s certificate to the Administrative Agent certifying that, in the case of a Permitted Replacement Lease, such Permitted Replacement Leases are in effect (and attaching executed copies thereof) and that the condition set forth in the preceding clause (y) is satisfied.

Section 8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions (or, to the extent such Event of Default solely comprises a Financial Covenant Event of Default, prior to the expiration of the Term Loan Standstill Period, at the request of the Required Class Lenders with respect to the Revolving Credit Facility only, and in such case only with respect to the Revolving Credit Loans, Revolving Credit Commitments, Swing Line Loans, and any Letters of Credit):

(a)       declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)       declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan

Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c)       require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)       exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, that upon the entry of an order for relief with respect to Parent or either Borrowers under the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrowers to Cash Collateralize, on a joint and several basis, the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender; provided, further, that neither the Administrative Agent nor, for the avoidance of doubt, any Lender, may exercise any remedies or otherwise take any other action with respect to any Default or Event of Default for which notice has been provided to the Administrative Agent in accordance with Section 6.03(a)(i) or otherwise reported publicly, more than two years prior to such exercise of remedies or other action; provided, further that such two year limitation shall not apply if the Administrative Agent has commenced any remedial action in respect of any such Event of Default.

Section 8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article 3) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Borrowers that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, as directed by Parent or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, as directed by Parent.

Article 9

Administrative Agent and Other Agents

Section 9.01. Appointment and Authority. (a)Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuers, and neither Parent nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions, except as set forth in Section 9.07 and 9.09. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)       The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral

Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 and Article 10 (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)       shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)       shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)       shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d)       The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02), in each case in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrowers, a Lender or an L/C Issuer.

(e)       The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i)any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii)the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii)the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv)the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v)the value or the sufficiency of any Collateral, or (vi)the satisfaction of any condition set forth in Article 4, Article 9 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(f)       The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

Section 9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution), including any representation or warranty made therein, reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or an L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.06. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.07. Resignation of Administrative Agent. (a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and Parent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with, unless a Specified Event of Default has occurred and is continuing, the consent (such consent not to be unreasonably withheld or delayed) of Parent, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers and with, unless a Specified Event of Default has occurred and is continuing, the consent (such consent not to be unreasonably withheld or delayed) of Parent, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall such successor Administrative Agent be a Defaulting Lender; provided, further, that if the Administrative Agent shall notify Parent and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.

(b)       If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, unless a Specified Event of Default has occurred and is continuing, with the consent of Parent (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)       With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i)the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and

(ii)except for any indemnity payments or other amounts owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuers directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section (with the consent of the Borrower if required). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.08 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.07). The fees payable by Parent to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Parent and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)       Any resignation by or removal of Bank of America as Administrative Agent pursuant to this Section 9.07 shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i)such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii)the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii)the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 9.08. Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)       to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)       to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.

The Lenders hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations owing to them (including accepting some or all of the Collateral in satisfaction of some or all of the Guaranteed Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided, that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required

Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (h) of Section 10.01 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 9.09. Collateral and Guaranty Matters. Each of the Lenders (including in its capacity as a potential Hedge Bank) and each L/C Issuer irrevocably authorize the Collateral Agent:

(a)       to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i)upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A)contingent indemnification obligations and (B)obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements, except as to amounts that are due and payable thereunder for which the Administrative Agent has received a written notice from the applicable Hedge Bank) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer), (ii)that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party (including sales, conveyances, contributions or other transfers of Securitization Assets in connection with a PermittedQualified Securitization Financing or Receivables Assets in connection with a Receivables Facility), (iii)that constitutes “Excluded Assets” (as such term is defined in the Security Agreement), (iv)if approved, authorized or ratified in writing in accordance with Section 10.01, (v)if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (b) below or (vi)upon the terms of the Collateral Documents or the Intercreditor Agreement (if in effect), Second Lien Intercreditor Agreement (if in effect), or any other intercreditor agreement entered into pursuant hereto.

(b)       to release any Guarantor that is a Subsidiary of Parent from its obligations under the Guaranty (i)if such Person ceases to be a Subsidiary of Parent as a result of a transaction permitted hereunder, or becomes an Excluded Subsidiary or an Unrestricted Subsidiary (provided, that in no event shall CSL Capital or CSL National be released from its obligations under the Guaranty pursuant to this clause (i)) or (ii)upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A)contingent indemnification obligations and (B)obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements, except as to amounts that are due and payable thereunder for which the Administrative Agent has received a written notice from the applicable Hedge Bank) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer); and

(c)       to (i)subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(f) (but solely in the case of Indebtedness incurred pursuant to clause (iv) of Section 7.02(b)), (ii)to grant to the tenants under the Master Leases non-disturbance protection (including to such tenants pursuant to the Subordination, Non-Disturbance and Attornment Agreement substantially in the form of Exhibit C to each of the Master Leases) and (iii)to acknowledge the rights of the Opco Administrative Agent pursuant to the Recognition Agreements..

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.09. The Administrative Agent or the Collateral Agent, as applicable, will, at the Borrowers’ expense, execute and deliver to Parent such documents as Parent may reasonably request to evidence the release of any item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release any Loan Party from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.09. Without limiting the foregoing, in the event that Securitization Assets become subject to a PermittedQualified Securitization Financing or Receivables Assets become subject to a Receivables Facility, whether by sale, conveyance, contribution or other transfer, including by placing a security interest, trust or other encumbrance required by a PermittedQualified Securitization Financing with respect to such Securitization Assets, the Liens under the Loan Documents on such Securitization Assets or Receivables Assets (including proceeds thereof and any deposit accounts holding exclusively such proceeds) shall be automatically released (or such Securitization Assets, Receivables Assets, proceeds or deposit accounts re-assigned).

Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Notwithstanding the foregoing, if, in compliance with the terms and provisions of Section 7.04 hereof, any portion of the Collateral is sold or otherwise transferred to a Person or Persons, none of which is a Loan Party, then (i) such portion of the Collateral shall, upon the consummation of such sale or transfer, be automatically released from the Lien of the Collateral Agent pursuant to any Collateral Document and (ii) if the aggregate fair market value (as determined in good faith by Parent) of the portion of the Collateral so sold or otherwise transferred in any transaction or series of related transactions exceeds $10 million, Parent will promptly deliver to the

Administrative Agent a notice of the consummation of such sale or other transfer, certifying that such sale was made in compliance with Section 7.04 hereof.

The Lenders hereby authorize the Administrative Agent and Collateral Agent, as applicable, to enter into any Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement and the Lenders acknowledge that any such intercreditor agreement shall be binding upon the Lenders. The Administrative Agent and Collateral Agent, as applicable, agree, upon the request of Parent and at the Borrowers’ expense, to negotiate in good faith and enter into any Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement.

Section 9.10. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the “syndication agent,” “documentation agents,” “joint bookrunners” or “joint lead arrangers” listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

Section 9.11. Treasury Services Agreements and Secured Hedge Agreements. No Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Services Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank.

Section 9.12. Withholding Tax. To the extent required by any applicable Laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within ten (10) days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 9.12, include any Swing Line Lender and any L/C Issuer.

Article 10

Miscellaneous

Section 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and such Loan Party, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no such amendment, waiver or consent shall:

(a)       extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b)       postpone any date scheduled for, or reduce or forgive the amount of, any scheduled payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest);

(c)       reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan or L/C Borrowing or to whom such fee or other amount is owed; provided, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d)       subject to the third paragraph of this Section 10.01, change any provision of (i)this Section 10.01, (ii)the definition of “Required Lenders” or “Pro Rata Share,” (iii)any other provision specifying the number of Lenders or portion of the Loans or Commitments (or of the Loans or Commitments of a Class) required to take any action under the Loan Documents or (iv)Section 2.06(b), 2.13, 8.03 or 10.06 (with respect to assignments by the Borrowers), without the written consent of each Lender (or, in the case of the parenthetical contained in the preceding clause (iii), each Lender of the applicable Class);

(e)       change the definition of “Required Class Lenders” without the written consent of each Lender in the affected Class;

(f)       release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(g)       release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender; or

(h)       without the written consent of the Required Class Lenders, adversely affect the rights of a Class in respect of payments or Collateral in a manner different to the effect of such amendment, waiver or consent on any other Class; or

(i)       subordinate, or have the effect of subordinating, the Obligations in right of payment to any other Indebtedness, or the Liens securing the Obligations to Liens securing any other Indebtedness, in each case, except (i) as expressly permitted under this Agreement as of the Amendment No. 11 Effective Date, (ii) any “debtor in possession” facility or similar financing incurred by the Borrower or any other Loan Party and (iii) to any Indebtedness so long as providing or exchanging into such Indebtedness is offered ratably to all Lenders on substantially the same terms and conditions (other than with respect to customary backstop fees or similar fees and reimbursement of counsel fees and other expenses) which offer shall remain open to each adversely affected Lender for a period of not less than five (5) Business Days, in each case, without the written consent of each adversely affected Lender;

and provided, further, that (i)no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii)no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii)no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (iv)Section 10.06(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (v)no amendment, waiver or consent shall be made to modify Section 7.09 or any definition related thereto (as any such definition is used for purposes of Section 7.09) or waive any Default or Event of Default resulting from a failure to perform or observe the requirements of Section 7.09 without the written consent of the Required Class Lenders under the Revolving Credit Facility; provided, however, that the amendments, waivers or consents described in this clause (v) shall not require the consent of any Lenders other than the Required Class Lenders under such Facility; and (vi) no amendment, waiver or consent shall be made to modify Section 4.02 as it relates to any Revolving Credit Borrowing, Swing Line Borrowing or L/C Credit Extension without the Required Class Lenders under the Revolving Credit Facility; and provided, further, that (A)the Borrowers and the Administrative Agent shall be permitted to enter into an amendment, supplement, modification, consent or waiver to cure any ambiguity, omission, defect, mistake or inconsistency in any Loan Document without the prior written consent of the Required Lenders and (B)guarantees and collateral security documents and related documents executed by the Loan Parties in connection with this Agreement may be amended, restated, amended and restated, supplemented or waived without the consent of any Lender if such amendment, restatement, amendment and restatement, supplement or waiver is delivered in order to (1)comply with local law or advice of local counsel, (2)cure ambiguities, omissions, mistakes, defects or inconsistencies or (3)cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (i) the Commitment of such Lender may not be increased or extended, (ii) the maturity date of any Loan held by such Lender may not be extended, (iii) the principal or interest in respect of any Loans held by such Lenders shall not be reduced or forgiven and (iv) no waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects such Lender disproportionately adversely relative to other affected Lenders may be effected, in each case without the consent of such Lender.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Parent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders. Notwithstanding the foregoing, this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the applicable Swing Line Lender (or Swing Line Lenders) and Parent so long as the Obligations of the Revolving Credit Lenders and, if applicable, any other Swing Line Lender are not affected thereby. Notwithstanding anything to the contrary herein, this Agreement and the other Loan Documents may be amended as set forth in Section 2.14, Section 2.15 and Section 2.16.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of such Lender and that has been approved by the Required Lenders, Parent may replace such non-consenting Lender in accordance with Section 10.13; provided, that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section 10.13 (together with all other such assignments required by Parent to be made pursuant to this paragraph).

Notwithstanding anything to the contrary herein, Administrative Agent and Collateral Agent shall (A) release any Lien granted to or held by Administrative Agent or Collateral Agent upon any Collateral (i) upon termination of the Aggregate Commitments and payment in full of the Obligations (other than (x) contingent obligations for which no claim has been made, (y) obligations under any Secured Hedge Agreements as to which acceptable arrangements have been made to the reasonable satisfaction of the relevant counterparties and (z) Treasury Service Agreements not yet due and payable), (ii) upon a Disposition of Collateral permitted hereunder to a person that is not a Loan Party, (iii) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guarantee pursuant to Section 11.09 or (iv) constituting Equity Interests in or property of an Unrestricted Subsidiary, and (B) with respect to any Material Real Property subject to a Mortgage, consent to and enter into (and execute documents permitting the filing and recording, where appropriate) the grant of easements and covenants and subordination rights with respect to real property, conditions, restrictions and declarations on customary terms, and subordination, non-disturbance and attornment agreements on customary terms reasonably requested by Parent with respect to leases entered into by Parent and its Restricted Subsidiaries, in each case, to the extent reasonably requested by Parent and not materially adverse to the interests of the Lenders and (C) consent to execution and delivery by Parent of the Recognition Agreement.

Notwithstanding anything to the contrary herein, any increase, extension or renewal of this Agreement shall be subject to flood insurance due diligence and flood insurance compliance in accordance with Section 6.07 hereto and otherwise reasonably satisfactory to the Administrative Agent.

At any time after the earlier of (i) the Maturity Date of the Non-Extended Revolving Credit Facility or (ii) the termination in full of the Non-Extended Revolving Credit Commitments, in connection with any determination as to whether the Required Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than (x) any Lender that is a Regulated Bank and (y) any Revolving Credit Lender or any Affiliate thereof) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities or bona fide hedging activities), has a net short position with respect to the Loans and/or Commitments on the date, if any, that such Lender consents to such amendment or waiver, otherwise acts, or directs or requires the Administrative Agent or any Lender to undertake any such action (or refrain from taking any such action) (each, a “Net Short Lender”), shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders (in each case unless otherwise agreed to by the Borrowers). For purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans, Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) notional amounts in other currencies shall be converted to the dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrowers or any other Loan Party or any instrument issued or guaranteed by any of the Borrower or any other Loan Party shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrowers and other Loan Parties and any instrument issued or guaranteed by the Borrower or any other Loan Party, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans and/or the Commitments of any of the Borrowers or any other Loan Party are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans and/or the Commitments of any of the Borrowers or any other Loan Party would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Borrowers or any other Loan Party (or any of their respective successors) is designated as a “Reference Entity” under the terms of such derivative transactions, (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans, the Commitments or as to the credit quality of any of the Borrowers or any other Loan Party (or any of their respective successors) other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrowers and other Loan Parties and any instrument issued or guaranteed by any of the Borrowers or any other Loan Party, collectively, shall represent less than 5% of the components of such index. In connection with any such determination, each Lender (other than (x) a Lender that is a Regulated Bank and (y) any Revolving Credit Lender) shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Parent and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Parent and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). Without the consent of any other Lender, in respect of any Incremental Term Loans, the Borrower may agree that the provisions set forth in this paragraph shall not be applicable to such Incremental Term Loans.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender is a Net Short Lender or (y) have any liability with respect to or arising out of the voting in any amendment or waiver to any Loan Documents by any Net Short Lender.

Section 10.02. Notices; Effectiveness; Electronic Communications.

(a)       (i)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing (including by electronic communication) and shall be delivered as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)       if to Parent, any other Loan Party or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)       if to any Lender or L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender or L/C Issuer on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b)       Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article 2 if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, each L/C Issuer or Parent, as applicable, may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i)notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii)notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that, for clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)       The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF

MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)       Change of Address, Etc. Each of the Loan Parties or the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto (which, in the case of the Loan Parties, shall be provided to the Administrative Agent for distribution to the other parties hereto). Each Lender and L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Parent and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i)an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii)accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Parent or its securities for purposes of United States Federal or state securities laws.

(e)       Reliance by the Agents, L/C Issuer and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of Parent even if (i)such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii)the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Collateral Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Parent in the absence of gross negligence or willful misconduct by such Person. All telephonic notices to and other telephonic communications with the Administrative Agent or the Collateral Agent, may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03. No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a)the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b)any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c)any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d)any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i)the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii)in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04. Expenses; Indemnity; Damage Waiver. (a)Costs and Expenses. The Borrowers shall pay, on a joint and several basis, (i)all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent; provided that reimbursement of fees, charges and disbursements of counsel shall be limited to one primary counsel for the Administrative Agent and, if reasonably required by the Administrative Agent, local or specialist counsel), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii)all reasonable and documented out-of-pocket expenses incurred by an L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (iii)after the occurrence and during the continuance of an Event of Default, all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer) in connection with the enforcement or protection of its rights in connection with this Agreement and the Loans made or Letters of Credit issued hereunder, including all out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that reimbursement of fees, charges and disbursements of counsel shall be limited to one primary counsel for the Administrative Agent and the Lenders and, if reasonably required by the Administrative Agent, local or specialist counsel (unless there is an actual or perceived conflict of interest that requires separate representation for any Lender, in which case those Lenders similarly affected shall, as a whole, be entitled to one separate counsel).

(b)       Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, each Arranger, each Agent and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee; provided that reimbursement of fees, charges and disbursements of counsel shall be limited to one primary counsel for all Indemnitees together and, if reasonably required by such Indemnitees, local or specialist counsel (unless there is an actual or perceived conflict of interest that requires separate representation for any Indemnitees, in which case those Indemnitees similarly affected shall, as a whole, be entitled to one separate counsel)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i)the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents; (ii)any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); (iii)any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries; or (iv)any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party or any of the Borrowers’ or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A)the gross negligence or willful misconduct of such Indemnitee or (B)any material breach of the obligations of such Indemnitee under the Loan Documents, or (y) any proceeding that does not involve an act or omission by Parent or any Restricted Subsidiary and that is brought by an Indemnitee against another Indemnitee (other than disputes involving claims against any Agent in its capacity as such).

(c)       Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), any L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(e).

(d)       Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and the parties hereto hereby waive, any claim against any Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Borrowers’ indemnity and reimbursement obligations to the extent set forth in this Section 10.04 (including the Borrowers’ indemnity and reimbursement obligations to indemnify the Indemnitees for indirect, special, punitive or consequential damage that are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder). No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than to the extent resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e)       Payments. All amounts due under this Section 10.04 and the indemnity provision of Section 10.02(e) shall be payable not later than ten (10) days after demand therefor.

(f)       Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.05. Payments Set Aside. To the extent that any payment by or on behalf of a Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred; and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.06. Successors and Assigns. (a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (I) except as permitted pursuant to Section 7.03, no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (it being understood that a merger or consolidation not prohibited by this Agreement shall not constitute an assignment or transfer), (II) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i)(x) to an Eligible Assignee in accordance with the provisions of Section 10.06(b) or (y) in the case of Term Loans only, to Parent or any of its Restricted Subsidiaries pursuant to Section 10.06(j); (ii)by way of participation in accordance with the provisions of Section 10.06(d); or (iii)by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) or (iv)to an SPC in accordance with the provisions of Section 10.06(g) (and any other attempted assignment or transfer (other than an assignment or transfer to a Disqualified Lender) by any party hereto shall be null and void); provided, that notwithstanding the foregoing, the Administrative Agent may assign Obligations hereunder to any other Person as contemplated by clause (iii) of the last sentence of Section 9.08. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than (i) the parties hereto, (ii) their respective successors and assigns permitted hereby, (iii) Participants to the extent provided in clause (d) of this Section and, (iv) to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)       Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees (or, in the case of any assignment made by the Administrative Agent pursuant to clause (iii) of the last sentence of Section 9.08, to any other Person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment (or Commitments) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided, that any such assignment shall be subject to the following conditions:

(i)       Minimum Amounts.

(A)       in the case of (1)an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility, (2)contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 10.06(b)(i)(B) in the aggregate or (3)an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)       in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date, shall not be less than $5 million, in the case of any assignment in respect of the Revolving Credit Facility, or $1 million, in the case of any assignment in respect of Term Loans, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a) or (f) has occurred and is continuing, Parent otherwise consents; provided that assignments pursuant to clause (iii) of the last sentence of Section 9.08 shall not be subject to the foregoing minimums;

(ii)       Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under each applicable Facility, except that this clause (ii) shall not (A)apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations under one Facility on a non-pro rata basis relative to its rights and obligations under another Facility;

(iii)       Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:

(A)       the consent of Parent (such consent not to be unreasonably withheld or delayed) shall be required unless (1)a Specified Event of Default has occurred and is continuing at the time of such assignment, (2)in the case of an assignment of Term Loans, such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (3) in the case of an assignment of a Revolving Credit Commitment (and associated Revolving Credit Loans and participations in L/C Obligations and in Swing Line Loans), such assignment is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund thereof; provided, that Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)       the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1)any Term Commitment or Revolving Credit Commitment (and associated Revolving Credit Loans and participations in L/C Obligations and in Swing Line Loans) if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2)any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)       the consent of the L/C Issuers and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender.

(iv)       Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided, further, that such processing and recordation fee shall not apply to any assignment made pursuant to clause (iii) of the last sentence of Section 9.08. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)       No Assignment to Certain Persons. (A) No such assignment shall be made (x) to Parent or any of Parent’s Affiliates or Subsidiaries, (y) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (y), or (z) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person). (B) No assignment or participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless Parent has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to the definition of “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by Parent of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this Section 10.06(b)(v) shall not be void, but the other provisions of this Section 10.06(b) shall apply. The Administrative Agent shall have the right, and Parent hereby expressly authorizes the Administrative Agent, to (x) post the list of Disqualified Lenders provided by Parent and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (y) provide the DQ List to each Lender requesting the same. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(vi)       Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Parent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 3.01, 3.04, 3.05 and 10.04 with respect to amounts payable thereunder and accruing for such Lender’s benefit but not paid prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)       Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Parent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)       Participations. Any Lender may at any time, without the consent of, or notice to, Parent, the Borrowers or, the Administrative Agent, the Swing Line Lender or the L/C Issuers, sell participations to any Eligible Assignee (each, a “Participant”) in all or a portion of such

Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided, that (i)such Lender’s obligations under this Agreement shall remain unchanged; (ii)such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii)the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to clause (e) of this Section 10.06, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections and Section 10.13 and the Participant’s compliance with Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and the Borrowers and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary; provided, that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any Loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that any Loans or other obligations under any Loan Document are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or, if different, under Section 871(h) or 881(c) of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)       Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results in a Change in Law that occurs after the Participant acquired the applicable participation.

(f)       Certain Pledges. Any Lender may at any time, without consent or notice, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)       Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Parent (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that (i)nothing herein shall constitute a commitment by any SPC to fund any Loan; (ii)any grant of such an option to any SPC shall not constitute a novation, if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, and in no event shall any Granting Lender be released from its obligations hereunder. Each party hereto hereby agrees that (i) each SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections and Section 10.13) to the same extent as if it were a Granting Lender and had acquired its interest by assignment pursuant to Section 10.06(b); provided, that an SPC shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Granting Lender would have been entitled to receive with respect to the SPC granted to such SPC, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable; and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of Parent and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the related Granting Lender; and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)       Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), such L/C Issuer may, (i) subject to the remainder of this paragraph, upon thirty (30) days’ notice to Parent and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, Parent shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder, subject to such Lender’s acceptance of such appointment; provided, however, that no failure by Parent to appoint any such successor shall affect the resignation of such L/C Issuer. If any L/C Issuer resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of such L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.

(i)       Resignation as Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), Bank of America may, (i) subject to the remainder of this paragraph, upon thirty (30) days’ notice to Parent and the Lenders, resign as Swing Line Lender. In the event of any such resignation as Swing Line Lender, Parent shall be entitled to appoint from among the Lenders a Swing Line Lender hereunder; provided, however, that no failure by Parent to appoint any such successor shall affect the resignation of Bank of America as Swing Line Lender. If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.

(j)       Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans to Parent or any of its Restricted Subsidiaries through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures set forth in Exhibit L hereto (as such procedures may be modified as agreed to by Parent and the Administrative Agent in their discretion) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchases on a non-pro rata basis; provided that:

(i)       in connection with assignments pursuant to clause (x) above, Parent or such Restricted Subsidiary shall make an offer to all Lenders to take Term Loans by assignment pursuant to procedures set forth in Exhibit L hereto;

(ii)       upon the effectiveness of any such assignment, such Term Loans shall be retired, and shall be deemed cancelled and not outstanding for all purposes under this Agreement;

(iii)       no Default or Event of Default shall exist and be continuing; and

(iv)       the proceeds of Revolving Credit Loans shall not be used by Parent or such Restricted Subsidiary to finance any such assignment.

Section 10.07. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a)to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and that the disclosing party shall be liable for the failure of any such Persons to adhere to the requirements of this Section 10.07); (b)to the extent requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c)to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (provided that, except in the case of any regulatory examination, written notice of such requirement or order shall be promptly furnished to Parent unless such notice is legally prohibited); (d)to any other party hereto; (e)in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f)subject to an agreement containing provisions substantially the same as those of this Section, to (i)any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement; or (ii)any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Borrowers and their obligations, (g)with the prior consent of Parent; (h)on a confidential basis to (i)any rating agency in connection with rating Parent or its Subsidiaries or the credit facilities provided hereunder or (ii)the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder; and (i)to the extent such Information (i)was or becomes publicly available other than as a result of a breach of this Section, (ii)was or becomes independently developed by the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates or (iii)was or becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a non-confidential basis from a source other than Parent or any Subsidiary that is not itself, to the knowledge of such Person, in breach of a confidentiality obligation to Parent or any Subsidiary in connection with the disclosure of such Information.

For purposes of this Section, “Information” means all information received from Parent or any Subsidiary relating to Parent or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a non-confidential basis prior to disclosure by Parent or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority (any such entity, a “Regulatory Authority”) without any notification to any person to the extent that any such prohibition on disclosure set forth in this Section 10.07 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning Parent or a Subsidiary, as the case may be; (b) it has developed compliance procedures regarding the use of material nonpublic information; and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws. In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

Section 10.08. Setoff. In addition to any rights and remedies of the Lenders provided by Law and subject to Section 10.19, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to Parent, any such notice being waived by Parent (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify Parent and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have.

Section 10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a)characterize any payment that is not principal as an expense, fee, or premium rather than interest; (b)exclude voluntary prepayments and the effects thereof; and (c)amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided, that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.12. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.13. Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.07, or if any Lender is a Defaulting Lender, or if any Lender shall fail to consent to any amendment or waiver requested by the Borrowers in accordance with the last paragraph of Section 10.01, or if any other circumstance exists hereunder that gives Parent the right to replace a Lender as a party hereto, then Parent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(a)       the Administrative Agent shall have received the assignment fee specified in Section 10.06(b);

(b)       such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances and, other than in the case of a Defaulting Lender, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents, any premium thereon (assuming for this purpose that the Loans of such Lender were being prepaid) from the assignee and any amounts payable by the Borrowers pursuant to Section 3.01, 3.04 or 3.05 from the Borrowers (it being understood that the Assignment and Assumption relating to such assignment shall provide that any interest and fees that accrued prior to the effective date of the assignment shall be for the account of the replaced Lender and such amounts that accrue on and after the effective date of the assignment shall be for the account of the replacement Lender);

(c)       in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)       such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Parent to require such assignment and delegation cease to apply. Each Lender agrees that, if Parent elects to replace such Lender in accordance with this Section 10.13, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided, that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

Notwithstanding the foregoing, if Parent elects to replace a Lender in connection with a Repricing Transaction, such Lender shall be entitled to the Prepayment Premium paid in accordance with Section 2.05(a)(iii).

Section 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a)the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby; and (b)the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Parent and the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15. GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND ANY CLAIM, CONTROVERSY, DISPUTE, PROCEEDING OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

ANY LEGAL ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR ANY APPELLATE COURT FROM ANY SUCH COURT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING (WHETHER IN TORT, LAW OR EQUITY) ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.16. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER AND WHETHER AT LAW OR IN EQUITY THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND

THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.17. Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties and the Administrative Agent shall have been notified by each Lender, the Swing Line Lenders and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.06 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.03.

Section 10.18. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers and the other Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i)the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders, are arm’s-length commercial transactions between the Borrowers, the other Loan Parties their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (ii)each of Parent and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii)each of Parent and each of the other Loan Parties are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i)the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, the other Loan Parties or any of their respective Affiliates, or any other Person; and (ii)neither the Administrative Agent, the Arrangers nor the Lenders have any obligation to the Borrowers, the other Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c)the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Parent, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arrangers nor the Lenders have any obligation to disclose any of such interests to the Borrowers, the other Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and each of the other Loan Parties hereby waive and release any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.19. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.20. USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”) and the Beneficial Ownership Regulation hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act and the Beneficial Ownership Regulation.

Section 10.21. Electronic Execution of Assignments and Certain Other Documents. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Section 10.22. Joint and Several Liability of the Borrowers. (a)Each Borrower agrees that it is jointly and severally liable for the obligations of the other Borrowers under the Loan

Documents, including with respect to the payment of principal of and interest on all Loans and the payment of fees and indemnities and reimbursement of costs and expenses. Each Borrower is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Administrative Agent, the Collateral Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them. Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the obligations under the Loan Documents, it being the intention of the parties hereto that all such obligations shall be the joint and several obligations of the Borrowers without preferences or distinction between them. If and to the extent that any Borrower shall fail to make any payment with respect to any of the obligations under the Loan Documents as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such obligations. Each Borrower hereby waives notice of acceptance of its joint and several liability, notice of the Loans made under this Agreement, notice of the occurrence of any Default or Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent, the Collateral Agent or the Lenders under or in respect of any of the obligations under the Loan Documents, any requirement of diligence or to mitigate damages and, generally, all demands, notices and other formalities of every kind in connection with this Agreement, except for any demands, notices and other formalities expressly required under the terms of this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the obligations under the Loan Documents, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent, the Collateral Agent or the Lenders at any time or times in respect of any default (including any Default or Event of Default) by the other Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent, the Collateral Agent or the Lenders in respect of any of the obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent, the Collateral Agent or the Lenders, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 10.22, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 10.22, it being the intention of each Borrower that, so long as any of the obligations under the Loan Documents remain unsatisfied, the obligations of such Borrower under this Section 10.22 shall not be discharged except by performance and then only to the extent of such performance. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of the other Borrowers. With respect to each Borrower’s obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the obligations under the Loan Documents shall have been paid in full in cash (other than contingent indemnification obligations that are not yet due and payable or as to which no claim has been asserted) and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Administrative Agent, the Collateral Agent and/or any Lender now has or may hereafter have against the other Borrowers, any endorser or any guarantor of all or any part of the obligations under the Loan Documents, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent and/or any Lender to secure payment of the obligations under the Loan Documents or any other liability of the Borrowers to the Administrative Agent, the Collateral Agent and/or any Lender.

(b)       Subject to the immediately preceding sentence, to the extent that any Borrower shall be required to pay a portion of the obligations under the Loan Documents which shall exceed the amount of Loans other extensions of credit received by such Borrower and all interest, costs, fees and expenses attributable to such Loans or other extensions of credit, then such Borrower shall be reimbursed by the other Borrowers for the amount of such excess. This paragraph is intended only to define the relative rights of Borrowers, and nothing set forth in this paragraph is intended or shall impair the obligations of each Borrower, jointly and severally, to pay to Administrative Agent, the Collateral Agent and Lenders the obligations under the Loan Documents as and when the same shall become due and payable in accordance with the terms hereof. Notwithstanding anything to the contrary set forth in this paragraph or any other provisions of this Agreement, it is the intent of the parties hereto that the liability incurred by each Borrower in respect of the obligations under the Loan Documents of the other Borrowers (and any Lien granted by each Borrower to secure such obligations), not constitute a fraudulent conveyance or fraudulent transfer under the provisions of any applicable law of any state or other governmental unit (“Fraudulent Conveyance”). Consequently, each Borrower, the Administrative Agent, the Collateral Agent and each Lender hereby agree that if a court of competent jurisdiction determines that the incurrence of liability by any Borrower in respect of the obligations under the Loan Documents of the other Borrowers (or any Liens granted by such Borrower to secure such obligations) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance, and this Agreement and the other Loan Documents shall automatically be deemed to have been amended accordingly, nunc pro tunc.

(c)       Each Borrower’s obligation to pay and perform the obligations under the Loan Documents shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i)any lack of validity or enforceability of this Agreement, or any term or provision therein, as to the other Borrowers, (ii)any amendment or waiver of or any consent to departure from this Agreement or any other Loan Document, in respect of the other Borrowers, (iii)the application of any Loan proceeds to, or the extension of any other credit for the benefit of, the other Borrowers, any other Loan Party, or any of their Subsidiaries or (iv)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 10.22, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder, in each case other than any payment in full of such obligations (other than contingent indemnification obligations not yet due or owing). Each of the Borrowers further agree that (i) its obligations under this Agreement and the other Loan Documents shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any such obligations is rescinded or must otherwise be returned by any Person upon the insolvency, bankruptcy or reorganization of, or the application of any Debtor Relief Laws to, the other Borrowers, all as though such payment had not been made and (ii) it hereby unconditionally and irrevocably waives any right to revoke its joint and several liability under the Loan Documents and acknowledges that such liability is continuing in nature and applies to all obligations of the Borrowers under the Loan Documents, whether existing now or in the future.

Article 11

Guarantee

Section 11.01. The Guarantee. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety, to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrowers (other than such Guarantor), and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof, excluding, with respect to any Guarantor at any time, Excluded Swap Obligations with respect to such Guarantor at such time (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Notwithstanding anything to the contrary, this Section 11.01 shall not require or result in the application of any amount received from any Loan Party to any Excluded Swap Obligation of such Loan Party.

Section 11.02. Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrowers under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)       at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)       any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)       the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)       any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected;

(e)       the release of any other Guarantor pursuant to Section 11.09; or

(f)       the expiration of any statute of limitations.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against any Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against any Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 11.03. Reinstatement. The obligations of the Guarantors under this Article 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 11.04. Subrogation; Subordination. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against any Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 11.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article 11 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 11.07. Continuing Guarantee. The guarantee in this Article 11 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.08. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 11.09. Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, any portion of the Equity Interests or all or substantially all property of any Guarantor that is a Subsidiary of Parent is sold or otherwise transferred to a person or persons, none of which is a Loan Party, or if any Guarantor that is a Subsidiary of Parent shall be designated an Unrestricted Subsidiary or otherwise not be required to remain a Guarantor hereunder, then such Guarantor shall, upon the consummation of such sale or transfer, designation or other circumstance, be automatically released from its obligations under this Agreement (including under Section 10.04 hereof) and its obligations to pledge and grant any Collateral owned by it (and all security interests actually granted in such Collateral) pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of such Guarantor or its designation as an Unrestricted Subsidiary, the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, so long as Parent shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary to effect each release described in this sentence (including the execution, as applicable, and delivery of appropriate UCC termination statements and such other instruments and releases as may be necessary and appropriate to evidence such release).

Section 11.10. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the L/C Issuers, the Swing Line Lenders and the Lenders, and each Guarantor shall remain liable to the Administrative Agent, the L/C Issuers, the Swing Line Lenders and the Lenders for the full amount guaranteed by such Guarantor hereunder.

Section 11.11. Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Administrative Agent pursuant to the Collateral Documents are expressly subject to the Intercreditor Agreement (if in effect), the Second Lien Intercreditor Agreement (if in effect) and any other intercreditor agreement entered into pursuant hereto and (ii) the exercise of any right or remedy by the Administrative Agent hereunder or under the Intercreditor Agreement (if in effect), the Second Lien Intercreditor Agreement (if in effect) and any other intercreditor agreement entered into pursuant hereto is subject to the limitations and provisions of the Intercreditor Agreement (if in effect), the Second Lien Intercreditor Agreement (if in effect) and such other intercreditor agreement entered into pursuant hereto. In the event of any conflict between the terms of the Intercreditor Agreement (if in effect), the Second Lien Intercreditor Agreement (if in effect) or any other such intercreditor and terms of this Agreement, the terms of the Intercreditor Agreement (if in effect), the Second Lien Intercreditor Agreement (if in effect) or such other intercreditor agreement, as applicable, shall govern.

Section 11.12. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.12, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.12 shall remain in full force and effect until the release of this Guaranty under Section 9.09(b)(ii). Each Qualified ECP Guarantor intends that this Section 11.12 constitute, and this Section 11.12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1 a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 11.13. Appointment of Parent as Representative of the Borrowers. Each Borrower (other than Parent) hereby designates Parent to act as its representative hereunder. Parent will be acting as agent on each of the Borrowers behalf for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Term Loans pursuant to Section 2.02 or similar notices, giving instructions with respect to the disbursement of the proceeds of the Term Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. Parent hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Parent shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 11.14. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 11.15. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit

Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.